UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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AETNA INC.

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aetna R
Quality health plans & benefits
Healthier living
Financial well-being
Intelligent solutions
Building a healthier world SM
2015 Notice of Annual Meeting and Proxy Statement
31.05.901.1-15 (4/15)

Fellow Shareholders:

Aetna Inc.’s 2015 Annual Meeting of Shareholders will be held on Friday, May 15, 2015, at 9:30 a.m. Eastern time at the JW Marriott Miami, in Miami, Florida. We hope you will attend.

This document includes the Notice of the Annual Meeting and Aetna’s 2015 Proxy Statement. The Proxy Statement provides information about Aetna and describes the business we will conduct at the meeting.

At the meeting, in addition to specific agenda items, we will discuss generally the operations of Aetna. We welcome any questions you have concerning Aetna and will provide time during the meeting for questions from shareholders.

We are pleased to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. These rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting. As a result, beginning on or about April 3, 2015, we are mailing a notice of Internet availability to many of our shareholders instead of paper copies of our Proxy Statement and our 2014 Annual Report, Financial Report to Shareholders. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how shareholders can receive a paper copy of our proxy materials, including the Proxy Statement, our 2014 Annual Report, Financial Report to Shareholders and Proxy Card.

If you plan to attend the meeting, please follow the advance registration instructions on page 71 of the Proxy Statement under “How Can I Obtain an Admission Ticket For the Annual Meeting?” and on page 66 of the Proxy Statement. Aetna’s Corporate Secretary must receive your written request for an admission ticket on or before May 8, 2015. An admission ticket, which is required for admission to the meeting, will be mailed to you prior to the meeting.

Your vote is very important to us. If you are unable to attend the Annual Meeting, it is still important that your shares be represented. Please vote your shares promptly.

Thank you for being an Aetna shareholder and for the trust you have in our Company.

Mark T. Bertolini

Chairman and Chief Executive Officer

April 3, 2015

Aetna Inc. 151 Farmington Avenue Hartford, Connecticut 06156	Judith H. Jones Vice President and Corporate Secretary

Notice of Annual Meeting of Shareholders of Aetna Inc.

FRIDAY, MAY 15, 2015

9:30 a.m. Eastern time

JW Marriott Miami, in Miami, Florida

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Aetna Inc. will be held at the JW Marriott Miami, in Miami, Florida on Friday, May 15, 2015, at 9:30 a.m. Eastern time for the following purposes:

1.	To elect as Directors of Aetna Inc. the 13 nominees named in this Proxy Statement;

2.	To approve the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015;

3.	To approve the Company’s executive compensation on a non-binding advisory basis;

4.	To consider and act on two shareholder proposals, if properly presented at the meeting; and

5.	To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 13, 2015, as the record date for determination of the shareholders entitled to vote at the Annual Meeting or any adjournment thereof.

The Annual Meeting is open to all shareholders as of the record date, the close of business on March 13, 2015, or their authorized representatives. Parking is available at the JW Marriott Miami, in Miami, Florida, and public parking is also available in the vicinity. See page B-1 for directions to the JW Marriott Miami, in Miami, Florida.

It is important that your shares be represented and voted at the Annual Meeting. We urge you to vote by using the Internet, by telephone or, if you received a proxy/voting instruction card, by marking, dating, signing and returning it by mail in the postage-paid envelope furnished for that purpose. If you attend the Annual Meeting, you may vote in person if you wish, even if you have voted previously.

This Notice of Annual Meeting and Proxy Statement and Aetna’s 2014 Annual Report, Financial Report to Shareholders are available on Aetna’s Internet website at www.aetna.com/proxymaterials.

The Annual Meeting will be audiocast live on the Internet at www.aetna.com/about-us/investor-information.html.

April 3, 2015	By order of the Board of Directors, Judith H. Jones Vice President and Corporate Secretary

IMPORTANT INFORMATION IF YOU PLAN TO ATTEND THE MEETING IN PERSON:

Don’t forget your ticket and government issued ID (for example, a driver’s license or passport).

You must request a ticket in advance by following the instructions on pages 66 and 71 of the attached Proxy Statement. Aetna’s Corporate Secretary must receive your written request for an admission ticket on or before May 8, 2015.

If you hold your Aetna common shares through a brokerage account (in “street name”), your request for an admission ticket must include a copy of a brokerage statement reflecting stock ownership as of the record date.

Please leave all weapons, cameras, audio and video recording devices and other electronic devices at home.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 15, 2015

This Proxy Statement and the related 2014 Annual Report, Financial Report to Shareholders are available at www.aetna.com/proxymaterials.

Among other things, the “QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING” section of this Proxy Statement, which begins on page 62, contains information regarding:

•	The date, time and location of the Annual Meeting;

•	A list of the matters being submitted to shareholders for vote and the recommendations of the Board of Directors of Aetna Inc., if any, regarding each of those matters; and

•	Information about attending the Annual Meeting and voting in person.

Any control/identification number that a shareholder needs to access his or her form of proxy is included with his or her proxy or voting instruction card or notice of Internet availability of proxy materials.

GOVERNANCE OF THE COMPANY

At Aetna Inc. (“Aetna”), we believe sound corporate governance principles are good for our business, our industry, the competitive marketplace and all of those who place their trust in us. We have embraced the principles behind the Sarbanes-Oxley Act of 2002, as well as the governance rules for companies listed on the New York Stock Exchange (“NYSE”). These principles are reflected in the structure and composition of our Board of Directors (our “Board”) and in the charters of our Board Committees, and are reinforced through Aetna’s Code of Conduct, which applies to every Aetna employee and every member of the Board.

Aetna’s Corporate Governance Guidelines

Aetna’s Corporate Governance Guidelines (the “Guidelines”) provide the framework for the governance of Aetna. The governance rules for companies listed on the NYSE and those contained in the Sarbanes-Oxley Act of 2002 are reflected in the Guidelines. The Guidelines address the role of the Board (including advising on key strategic, financial and business objectives); the composition of the Board and selection of Directors; the functioning of the Board (including its annual self-evaluation); the Committees of the Board; the compensation of Directors; and the conduct and ethics standards for Directors, including a prohibition against any nonmanagement Director having a direct or indirect material relationship with Aetna and its subsidiaries (collectively, the “Company”) except as authorized by the Board or the Nominating and Corporate Governance Committee (the “Nominating Committee”), and a prohibition against

Company loans to, or guarantees of obligations of, Directors and their family members. The Guidelines are available at www.aetna.com/governance.

As a complement to our annual Board and Committee self-evaluations and as part of the Board’s desire for continuous self-improvement, the Board has engaged an independent third-party facilitator to conduct individual director interviews during 2015. This interview process is designed to provide Directors an additional opportunity to share valuable feedback with each other with the goal of maximizing individual effectiveness.

The Board reviews the Company’s corporate governance practices annually. These reviews include a comparison of our current practices to those suggested by various groups or authorities active in corporate governance and to those of other public companies.

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Aetna’s Board of Directors

Aetna’s business and affairs are managed under the direction of the Board. Under Aetna’s By-Laws, the size of the Board may range from 3 to 21 members, with any change to the size of the Board to be designated from time to time by the Board. The Board currently consists of 13 individuals. The Board appoints Aetna’s officers, who serve at the discretion of the Board.

Under Aetna’s Articles of Incorporation, at each annual meeting of shareholders, all of the Directors are elected to hold office for a term of one year and until their successors are elected and qualified.

Director Elections — Majority Voting Standard

Aetna’s Articles of Incorporation provide for majority voting in uncontested elections of Directors. Under the Articles of Incorporation, a Director nominee will be elected if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. An abstention will not have any effect on the outcome of the election. In contested elections, those in which there are more candidates for election than the number of Directors to be elected and one or more candidates have been properly proposed by shareholders, the voting standard will be a plurality of votes cast. Under Pennsylvania law, if an incumbent Director nominee does not receive a majority of the votes cast in an uncontested election, the incumbent Director will continue to serve on the Board until his or her successor is elected and qualified. To address this situation, the Guidelines require any incumbent nominee for Director in an uncontested election who receives more “against” votes than “for” votes to promptly submit his or her resignation for consideration by the Nominating Committee. The Nominating Committee is then required to recommend to the Board the action to be taken with respect to the resignation, and the Board is required to act on the resignation, in each case within a reasonable period of time. Aetna will disclose promptly to the public each such resignation and decision by the Board. New nominees not already serving on the Board who fail to receive a majority of votes cast in an uncontested election will not be elected to the Board in the first instance.

Director Retirement Age

The Nominating Committee regularly assesses the appropriate size and composition of the Board and, among other matters, whether any vacancies on the Board are expected due to retirement or otherwise. The current

Director retirement age is 76. Each year, the Nominating Committee considers the characteristics and performance of each individual Director candidate as part of its nomination process, regardless of the candidate’s age.

Executive Sessions

Aetna’s nonmanagement Directors meet in regularly scheduled executive sessions without management present at every regular Aetna Board meeting. During 2014, the nonmanagement Directors, each of whom is independent other than Dr. Coye, met eight times to discuss certain Board policies, processes and practices, the performance and proposed performance-based compensation of the Chairman and Chief Executive Officer, management succession and other matters relating to the Company and the functioning of the Board. In addition, Aetna’s independent Directors met once in executive session during 2014 without management present. Dr. Coye was an independent Director until September 2010, when she joined UCLA Health System; UCLA Health System provides hospital services to our members as explained on page 5.

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Board Leadership Structure and the Lead Director

The Board, assisted by the Nominating Committee, regularly reviews the leadership structure of the Company, including whether the position of Chairman should be held by an independent Director. The Board believes that the decision to combine or separate the positions of Chairman and Chief Executive Officer is highly dependent on the strengths and personalities of the personnel involved and must take into account current business conditions and the environment in which the Company operates. The Board also strongly believes Mr. Bertolini, who continues to serve as Chief Executive Officer, is a successful leader of the Board and an effective bridge between the Directors and Company management. While the Board has decided to keep the roles of Chairman and Chief Executive Officer combined at this time, the Board also has taken steps to ensure that it effectively carries out its responsibility for independent oversight of management. These steps include the election of a Lead Director (with comprehensive and clearly delineated duties); the scheduling at every regular Board meeting of an executive session of the nonmanagement Directors (without Mr. Bertolini or other management attendees present); and assuring that substantially all of the nonmanagement Directors are independent. In addition, each Board Committee meets regularly in executive session without management attendees.

The duties of the Lead Director include the following:

•     presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the nonmanagement Directors;

•     approving meeting agendas and schedules to assure there is sufficient time for discussion of all agenda items;

•     approving information sent to the Board;

•     calling special meetings of the Board (including meetings of the nonmanagement or independent Directors); and

•     making himself or herself available as appropriate for consultation and direct communication upon the reasonable request of a major shareholder.

Edward J. Ludwig, an independent Director, has served as the Lead Director since February 24, 2012. The Lead Director is elected annually.

Communications with the Board

To contact Aetna’s Chairman or its Lead Director or to send a communication to the entire Board you may contact:

Mark T. Bertolini Chairman and Chief Executive Officer Aetna Inc. 151 Farmington Avenue Hartford, CT 06156	or	Edward J. Ludwig Lead Director P.O. Box 370205 West Hartford, CT 06137-0205

Communications sent to Aetna’s Chairman will be delivered directly to him. All communications to the Lead Director or addressed to the nonmanagement Directors will be kept confidential and forwarded directly to the Lead Director.

Items that are unrelated to a Director’s duties and responsibilities as a Board member, such as junk mail, may be excluded by the Corporate Secretary.

Director Independence

The Board has established guidelines (“Director Independence Standards”) to assist it in determining Director independence. In accordance with the Director

Independence Standards, the Board must determine that each independent Director has no material relationship with the Company other than as a Director and/or a shareholder

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of the Company. Consistent with the NYSE listing standards, the Director Independence Standards specify the criteria by which the independence of our Directors will be determined, including guidelines for Directors and their immediate family members with respect to past employment or affiliation with the Company or its external auditor. The Director Independence Standards are available at www.aetna.com/about-us/corporate-governance.html.

Pursuant to the Director Independence Standards, the Board undertook its annual review of Director independence in February 2015. The purpose of this review was to determine whether any nonmanagement Director’s relationships or transactions are inconsistent with a determination that the Director is independent. During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family (or any entity of which a Director or an immediate family member is a partner, major shareholder or officer) and the Company. The Board also considered whether there were any transactions or relationships between Directors or any member of their immediate family with members of the Company’s senior management or their affiliates.

As a result of this review, the Board affirmatively determined in its business judgment that each of Fernando Aguirre, Frank M. Clark, Betsy Z. Cohen, Roger N. Farah, Barbara Hackman Franklin, Jeffrey E. Garten, Ellen M. Hancock, Richard J. Harrington, Edward J. Ludwig, Joseph P. Newhouse and Olympia J. Snowe, each of whom also is standing for election at the Annual Meeting, is independent as defined in the NYSE listing standards and under Aetna’s

Director Independence Standards and that any relationship with the Company (either directly or as a partner, major shareholder or officer of any organization that has a relationship with the Company) is not material under the independence thresholds contained in the NYSE listing standards and under Aetna’s Director Independence Standards. The Board has determined that Molly J. Coye, M.D., is not independent under the NYSE listing standards and under Aetna’s Director Independence Standards due to the Company’s business relationship with her employer. Dr. Coye is not involved in that relationship.

In determining that each of the nonmanagement Directors other than Dr. Coye is independent, the Board considered that the Company in the ordinary course of business sells products and services to, purchases products and services from, and/or makes charitable contributions to companies and other entities at which some of our Directors or their immediate family members are or have been officers and/or significant equity holders or have certain other relationships. Specifically, the Board considered the existence of and approved the transactions described below, all of which were made in the ordinary course of business, on terms and conditions substantially similar to those with unrelated third parties, and which the Board believes were in, or not inconsistent with, the best interests of the Company. The aggregate amounts paid to or received from these companies or other entities in each of the last three years did not exceed the threshold in the Director Independence Standards (i.e., the greater of $1 million or 2% of the other company’s consolidated gross revenues) for 2014, except in the case of Dr. Coye.

2014 SALES AND OTHER AMOUNTS RECEIVED BY THE COMPANY

Director	Organization	Type of Organization	Relationship to Organization	Type of Transaction, Relationship or Agreement(a)	2014 Amount(b)
Roger N. Farah	Ralph Lauren Corporation	Lifestyle Products	Former Executive Officer	Health Care Benefits (Dental)	<1% <$500,000
Jeffrey E. Garten	Yale University	Educational Institution	Employee	Health Care Benefits (Medical/Life)	≈0.07% >$1 million
Olympia J. Snowe	McKernan Enterprises, Inc.	Consulting/Investment	Spouse is Executive Officer	Health Care Benefits (Medical)(c)	<1% <$500,000
(a)	All premiums and fees were determined on the same terms and conditions as premiums and fees for our other customers.

(b)	Percentages are determined by dividing (1) calendar year 2014 payments due and owing to the Company by (2) the applicable entity’s most recently available annual consolidated gross revenues.

(c)	Olympia J. Snowe’s husband is an executive officer of McKernan Enterprises, Inc.

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2014 PURCHASES BY THE COMPANY

Director	Organization	Type of Organization	Relationship to Organization	Type of, Transaction, Relationship or Agreement(A)	2014 Amount(B)
Molly J. Coye, M.D.	UCLA Health System	Provider of Hospital/ Physician Services	Chief Innovation Officer	Contract with Provider for Hospital/ Physician Services for Members(C)	≈5.41% >$1 million
Joseph P. Newhouse	Harvard University	Educational Institution	Employee	Medical Content for InteliHealth/Active Health(D)	≈0.01% <$1 million

(A)	None of the transactions or relationships included consulting services provided to the Company.

(B)	Percentages are determined by dividing (1) calendar year 2014 purchases by the Company by (2) the applicable entity’s most recently available annual consolidated gross revenues.

(C)

Dr. Coye is Chief Innovation Officer of the UCLA Health System, which includes health institutions and other health care providers. These providers are part of the Company’s broad national network of hospitals and physicians and other health care providers. Dr. Coye has no interest in or involvement with the UCLA Health System’s relationship with the Company.

(D)	Aetna does not use Harvard for any consulting or advisory services; Harvard provides the medical content for Aetna InteliHealth and reviews Care Considerations for Active Health.

In addition to the transactions in the table above on this page, the Company also may, in the ordinary course of its business, hold as investments equity and/or debt securities in corporations or organizations with which Directors are or were affiliated. The amount of each such holding is below the 5% threshold amount in the Director Independence Standards. Further, in 2014, the Company donated $500,000 to the U.S. Chamber of Commerce Foundation, a tax-exempt 501(c)(3) organization. The spouse of Senator Snowe formerly was the President of the U.S. Chamber of

Commerce Foundation. The Board determined that none of these relationships or contributions was material or impaired the independence of any Director.

All members of the Audit Committee, the Committee on Compensation and Talent Management (the “Compensation Committee”) and the Nominating Committee are, in the business judgment of the Board, independent Directors as defined in the NYSE listing standards and in Aetna’s Director Independence Standards.

Compensation Committee Interlocks and Insider Participation

As of March 13, 2015, the members of the Compensation Committee are Roger N. Farah (Chair), Frank M. Clark, Barbara Hackman Franklin, Jeffrey E. Garten and Edward J. Ludwig. None of the members of the Compensation Committee has ever been an officer or employee of the Company. There are no interlocking relationships between any of our executive officers or Compensation Committee members.

Meeting Attendance

The Board and its Committees meet throughout the year on a set schedule and also hold special meetings from time to time, as appropriate. During 2014, the Board met eleven times. The average attendance of Directors at all meetings during the year was 92.8%, and no Director attended fewer than 75% of the aggregate number of Board and

Committee meetings that he or she was eligible to attend. It is the policy of the Board that all Directors should be present at Aetna’s Annual Meeting of Shareholders. Eleven of the twelve Directors then in office and standing for election attended Aetna’s 2014 Annual Meeting of Shareholders.

Aetna’s Code of Conduct

Aetna’s Code of Conduct applies to every Aetna employee and to every member of the Board and is available at www.aetna.com/governance. The Code of Conduct is designed to ensure that Aetna’s business is conducted in a consistently legal and ethical manner. The Code of Conduct includes policies on employee conduct, conflicts of interest and the protection of confidential information and requires compliance with all applicable laws and regulations. Aetna will disclose any amendments to the Code of Conduct or waivers of the Code of Conduct relating to Aetna’s Directors, executive officers and principal financial and accounting officers or persons performing similar functions on its website at www.aetna.com/governance within four business days following the date of any such amendment or waiver. To date, no such waivers have been requested or granted.

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Related Party Transaction Policy

Under Aetna’s Code of Conduct, the Board or an independent Committee reviews any potential conflicts between the Company and any Director. In addition, the Board has adopted a written Related Party Transaction Policy (the “Policy”) which applies to Directors, executive officers, significant shareholders and their immediate family members (each a “Related Person”). Under the Policy, all transactions involving the Company in which a Related Person has a direct or indirect material interest must be reviewed and approved (1) by the Board or the Nominating Committee if involving a Director, (2) by the Board or the Audit Committee if involving an executive officer or (3) by the Board if involving a significant shareholder. The Board or appropriate Committee considers relevant facts and circumstances, which may include, without limitation, the commercial reasonableness of the terms, the benefit to the Company, opportunity costs of alternate transactions, the materiality and character of the Related Person’s direct or indirect interest, and the actual or apparent conflict of interest of the Related Person. A transaction may be approved if it is determined, in the Board’s or appropriate Committee’s reasonable business judgment, that the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders, and considering the interests of other relevant constituents, when deemed appropriate. Determinations of materiality are made by the Board or appropriate Committee, as applicable.

BOARD’S ROLE IN THE OVERSIGHT OF RISK

The Company relies on its comprehensive enterprise risk management (“ERM”) process to aggregate, monitor, measure and manage risk. The ERM process is dynamic and ongoing. It is designed to identify the most important risks facing the Company as well as to prioritize those risks in the context of the Company’s overall strategy. The Company’s ERM team is led by the Company’s Chief Enterprise Risk Officer, who is also the Company’s Chief Financial Officer. In collaboration with the Audit Committee and the Board, the ERM team annually conducts a risk assessment of the Company’s businesses. All of our key business leaders are involved in the risk assessment process. The risk assessment is presented to, and reviewed by, the Audit Committee and, after reflecting the Audit Committee’s views, the list of enterprise risks is then reviewed and approved by the Board. As part of their reviews, the Audit Committee and the Board consider the internal governance structure for managing risks, and the Board assigns responsibility for ongoing oversight of each identified risk to a specific Committee of the Board or to the Board. Discussions of assigned risks are then incorporated into the agenda for each Committee (or the Board) throughout the year. Risk management is ongoing, and the importance assigned to identified risks can change and new risks can emerge during the year as the Company develops and implements its strategy. Consequently, our Chief Enterprise Risk Officer, in consultation with the Chairman and Chief Executive Officer, monitors risk management and mitigation activities across the organization throughout the year and reports periodically to the Audit Committee and the Board concerning the Company’s risk management profile and activities. As a result, we believe having the same individual serve as both Chairman and Chief Executive Officer assists the Board in performing its risk oversight function because the Chairman and Chief Executive Officer is directly involved in the Company’s ERM process. The Audit Committee also meets regularly in private sessions with the Company’s Chief Enterprise Risk Officer.

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Board and Committee Membership; Committee Descriptions

Aetna’s Board oversees and guides the Company’s management and its business. Committees support the role of the Board on issues that are better addressed by smaller, more focused subsets of Directors.

The following table presents, as of March 13, 2015, the key standing Committees of the Board, the membership of such

Committees and the number of times each such Committee met in 2014. Charters adopted by the Board for each of the six Committees listed below are available at www.aetna.com/investors-aetna/governance/committees.html.

Board Committee
Nominee/Director	Audit	Compensation and Talent Management	Executive	Investment and Finance	Medical Affairs	Nominating and Corporate Governance

Fernando Aguirre	X					X

Mark T. Bertolini			*	X

Frank M. Clark		X				X

Betsy Z. Cohen				X		X

Molly J. Coye, M.D.			X	X	*

Roger N. Farah		*	X	X

Barbara Hackman Franklin		X				X

Jeffrey E. Garten		X			X

Ellen M. Hancock	X		X			*

Richard J. Harrington	*		X	X	X

Edward J. Ludwig		X	X	*		X

Joseph P. Newhouse	X				X

Olympia J. Snowe	X				X
Number of Meetings in 2014	8	8	0	6	6	5

*	Committee Chair.

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Committee Functions and Responsibilities

Functions and responsibilities of the key standing Committees of Aetna’s Board are described below and on the following pages.

Audit Committee

Richard J. Harrington

Chair

The Board has determined in its business judgment that all members of the Audit Committee meet the independence, financial literacy and expertise requirements for audit committee members set forth in the NYSE listing standards. Additionally, the Board has determined in its business judgment that Messrs. Aguirre, Harrington and Newhouse and Ms. Hancock, based on his or her background and experience (including that described in this Proxy Statement), has the requisite attributes of an “audit committee financial expert” as defined by the United States Securities and Exchange Commission (the “SEC”). The Audit Committee assists the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the qualifications and independence of the Company’s independent registered public accounting firm (the “Independent Accountants”), (3) the performance of the Company’s internal audit function and the Independent Accountants, and (4) compliance by the Company with legal and regulatory requirements. The Audit Committee periodically discusses management’s policies with respect to risk assessment and risk management, and periodically discusses with the Independent Accountants, management and the Internal Audit department significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Accountants and any other accounting firm engaged to perform audit, review or attest services (including the resolution of any disagreements between management and any auditor regarding financial reporting). The Independent Accountants and any other such accounting firm report directly to the Audit Committee. The Company’s Chief Compliance Officer is authorized to communicate promptly and personally to the Audit Committee on all matters he or she deems appropriate, including, without limitation, any matter involving criminal conduct or potential criminal conduct. The Audit Committee is empowered, to the extent it deems necessary or appropriate, to retain outside legal, accounting or other advisers having special competence as necessary to assist it in fulfilling its responsibilities and duties. The Audit Committee has available from the Company such funding as the Audit Committee determines for compensation to the Independent Accountants and any other accounting firm or other advisers engaged by the Audit Committee, and for the Audit Committee’s ordinary administrative expenses. The Audit Committee conducts an annual evaluation of its performance. For more information regarding the role, responsibilities and limitations of the Audit Committee, please refer to the Report of the Audit Committee beginning on page 55.

The Audit Committee can be confidentially contacted by employees and others wishing to raise concerns or complaints about the Company’s accounting, internal accounting controls or auditing matters by calling AlertLine®, an independent toll-free service, at 1-888-891-8910 (available seven days a week, 24 hours a day), or by writing to: Aetna Inc. Audit Committee, c/o Corporate Compliance, P.O. Box 370205, West Hartford, CT 06137-0205.

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Committee on Compensation and Talent Management

Roger N. Farah

Chair

The Board has determined in its business judgment that all members of the Compensation Committee meet the independence requirements set forth in the NYSE listing standards and in Aetna’s Director Independence Standards. The Compensation Committee is directly responsible for reviewing and approving the corporate goals and objectives relevant to Chief Executive Officer and other executive officer compensation; evaluating the Chief Executive Officer’s and other executive officers’ performance in light of those goals and objectives; and establishing the Chief Executive Officer’s and other executive officers’ compensation levels based on this evaluation. The Chief Executive Officer’s compensation is determined after reviewing the Chief Executive Officer’s performance and consulting with the nonmanagement Directors of the Board. The Compensation Committee also evaluates and determines the compensation of the Company’s executive officers and oversees the compensation and benefit plans, policies and programs of the Company. The Compensation Committee consults with the Chief Executive Officer regarding the compensation of all executive officers other than the Chief Executive Officer, but the Compensation Committee does not delegate its authority with regard to these executive compensation decisions. The Compensation Committee reviews and approves executive compensation philosophy and strategy, including peer group and target compensation positioning. The Compensation Committee also administers Aetna’s equity-based incentive plans and Aetna’s 2001 Annual Incentive Plan (the “Annual Incentive Plan”). The Compensation Committee reviews and makes recommendations, as appropriate, to the Board as to the development and succession plans for the senior management of the Company. The Compensation Committee also reviews the Company’s talent management and diversity strategies and conducts an annual evaluation of its performance.

The Compensation Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. The Compensation Committee has the sole authority to select, retain and terminate any consultant used to assist the Compensation Committee and has the sole authority to approve each consultant’s fees and other retention terms. When selecting a compensation consultant, legal or other advisor, the Committee considers (i) the provision of other services to the Company; (ii) the amount of fees paid to the advisor as a percentage of the advisor’s total revenue; (iii) the policies and procedures of the advisor’s employer that are designed to prevent conflicts of interest; (iv) any business or personal relationship between the advisor and a member of the Committee; (v) any Company stock owned by the advisor; (vi) any business or personal relationship of the advisor and an executive officer of the Company; and (vii) any other factor deemed relevant to the advisor’s independence from management. In accordance with this authority, the Compensation Committee engaged Meridian Compensation Partners (“Meridian”) as independent outside compensation consultants to advise the Compensation Committee on all matters related to Chief Executive Officer and other executive compensation. The Company may not engage Meridian for any services other than in support of the Compensation Committee without the prior approval of the Chair of the Compensation Committee. Meridian also advises the Nominating Committee regarding Director compensation. The Company does not engage Meridian for any services other than in support of these Committees. A representative of Meridian attended five of the Compensation Committee’s meetings in 2014.

Executive Committee

Mark T. Bertolini

Chair

This Committee is authorized to act on behalf of the Board between regularly scheduled Board meetings, usually when timing is critical. The Executive Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate.

AETNA INC. - 2015 Proxy Statement	9

GOVERNANCE OF THE COMPANY

Investment and Finance Committee

Edward J. Ludwig

Chair

This Committee assists the Board in reviewing the Company’s investment policies, strategies, transactions and performance and in overseeing the Company’s capital and financial resources. The Investment and Finance Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. The Investment and Finance Committee conducts an annual evaluation of its performance.

Medical Affairs Committee

Molly J. Coye, M.D.

Chair

This Committee provides general oversight of the Company’s medical-related strategies, policies and practices that relate to promoting member health, enhancing access to cost-effective quality health care, and advancing safety and efficacy of care. The Medical Affairs Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. The Medical Affairs

Committee conducts an annual evaluation of its performance.

Nominating and Corporate Governance Committee

Ellen M. Hancock

Chair

The Board has determined in its business judgment that all members of the Nominating Committee meet the independence requirements set forth in the NYSE listing standards and in Aetna’s Director Independence Standards. The Nominating Committee assists the Board in identifying individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends to the Board corporate governance principles. Other specific duties and responsibilities of the Nominating Committee include: annually assessing the size and composition of the Board; annually reviewing and recommending Directors for continued service; reviewing the compensation of, and benefits for, Directors; recommending the retirement policy for Directors; coordinating and assisting the Board in recruiting new members to the Board; reviewing potential conflicts of interest or other issues arising out of other positions held or proposed to be held by, or any changes in circumstances of, a Director; recommending Board Committee assignments; overseeing the annual evaluation of the Board; conducting an annual performance evaluation of the Nominating Committee; conducting a preliminary review of Director independence and the financial literacy and expertise of Audit Committee members; and interpreting, as well as reviewing any proposed waiver of, Aetna’s Code of Conduct, the code of business conduct and ethics applicable to Directors. The Nominating Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. The Nominating Committee has the sole authority to select, retain and terminate any search firm used to identify Director candidates and has the sole authority to approve any such search firm’s fees and other retention terms.

The Board makes all Director compensation determinations after considering the recommendations of the Nominating Committee. In setting Director compensation, both the Nominating Committee and the Board reviewed Director compensation data obtained from Meridian. Meridian advises the Nominating Committee regarding Director compensation, but neither the Nominating Committee nor the Board delegates any Director compensation decision-making authority.

10	AETNA INC. - 2015 Proxy Statement

GOVERNANCE OF THE COMPANY

Consideration of Director Nominees

•

Shareholder Nominees. The Nominating Committee will consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Director Qualifications” and “Identifying and Evaluating Nominees for Director.” Any shareholder nominations of candidates proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership, and otherwise comply with applicable rules and regulations, and should be addressed to:

Corporate Secretary

Aetna Inc.

151 Farmington Avenue, RW61

Hartford, CT 06156

In addition, Aetna’s By-Laws permit shareholders to nominate Directors for consideration at a meeting of shareholders at which one or more Directors are to be elected. For a description of the process for nominating Directors in accordance with Aetna’s By-Laws, see “Can I Propose Actions for Consideration at Next Year’s Annual Meeting of Shareholders or Nominate Individuals to Serve as Directors?” on page 69.

•

Director Qualifications. The Nominating Committee Charter sets out the criteria weighed by the Nominating Committee in considering all Director candidates, including shareholder-identified candidates. The criteria are re-evaluated periodically and currently include: the relevance of the candidate’s experience to the business of the Company; enhancing the diversity of the Board; the candidate’s independence from conflict or direct economic relationship with the Company; and the candidate’s ability to attend Board meetings regularly and devote an appropriate amount of effort in preparation for those meetings. It also is expected that nonmanagement Directors nominated by the Board are individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company, and are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community.

•

Diversity. The Nominating Committee believes that, in addition to the traditional concepts of diversity (e.g., gender, race and ethnicity), it also is important to achieve a diversity of knowledge, experience and capabilities on the Board that supports the Company’s strategic direction. The Nominating Committee and the Board believe that having a Board of Directors with a broad background of skills, perspectives and experiences is crucial to enhancing the quality of Board decision making and governance. As a result, identifying Director candidates with diverse experiences, qualifications and skills that complement those already present on the Board has been and will continue to be central to the Nominating Committee’s Director nomination process. Although the Board does not have a formal diversity policy, our Directors come from many different fields, including academia, technology, manufacturing, retail, service, consumer products, not-for-profit, public service and regulatory. Our Director Nominees for 2015 include five women, one Latino male and one African American male.

The specific experiences, qualifications, attributes and skills that the Nominating Committee and the Board believe each Nominee possesses are set forth below each Nominee’s biography beginning on page 12.

•

Identifying and Evaluating Nominees for Director. The Nominating Committee uses a variety of methods to identify and evaluate nominees for Director. In recommending Director nominees to the Board, the Nominating Committee solicits candidate recommendations from its own members, other Directors and management. It also may engage the services and pay the fees of a professional search firm to assist it in identifying potential Director nominees. The Nominating Committee also reviews materials provided by professional search firms or other parties in connection with its consideration of nominees. The Nominating Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Nominating Committee considers whether to fill those vacancies and, if applicable, considers various potential Director candidates. These candidates are evaluated against the current Director criteria at regular or special meetings of the Nominating Committee and may be considered at any point during the year. As described above, the Nominating Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of the person(s) proposing a candidate, a shareholder nominee will be considered by the Nominating Committee at a meeting of the Nominating Committee. If any materials are provided by a shareholder in connection with the nomination of a Director candidate, such materials are forwarded to the Nominating Committee.

The Board and the Nominating Committee each considered the characteristics and performance of the individual Directors standing for election to the Board at the Annual Meeting against the foregoing criteria, and, to the extent applicable, reviewed the impact of any change in the principal occupations of all Directors during the last year. Upon completion of its review process, the Nominating Committee reported to the Board its conclusions and recommendations for nominations to the Board, and the Board nominated the 13 Director nominees named in this Proxy Statement based on those recommendations.

In 2014, the Nominating Committee engaged and paid the fees of a professional search firm to assist the Nominating Committee in identifying and evaluating potential nominees.

AETNA INC. - 2015 Proxy Statement	11

I.	ELECTION OF DIRECTORS

This year, Aetna will nominate 13 individuals for election as Directors at the Annual Meeting (the “Nominees”) to replace the current Board. The terms of office for the Directors elected at the Annual Meeting will run until the next annual meeting and until their successors are duly elected and qualified. The Nominating Committee recommended the 13 Nominees for nomination by the Board. Based on that recommendation, the Board nominated each of the Nominees for election at the Annual Meeting.

All Nominees are currently Directors of Aetna. The following pages list the names and ages of the Nominees as of the date of the Annual Meeting, the year each first became a Director of Aetna or one of its predecessors, the principal occupation of each Nominee as of March 13, 2015, the publicly traded company directorships and certain other directorships held by each Nominee for the past five years, a brief description of the business experience of each Nominee for at least the last five years, and the specific experience, qualifications, attributes and skills that each Nominee possesses. The specific experience, qualifications, attributes and skills listed below for each Nominee are in addition to the individual qualifications required for all nominees as outlined under “Consideration of Director Nominees-Director Qualifications” on page 11.

Each of the 13 individuals listed below (or such lesser number if the Board has reduced the number of Directors to be elected at the Annual Meeting as described on page 68 under “What If a Director Nominee Is Unwilling or Unable to Serve?”) who receives more “for” votes than “against” votes cast at the Annual Meeting will be elected a Director. In addition, as described in more detail on page 2 under “Director Elections — Majority Voting Standard,” Aetna’s Corporate Governance Guidelines require any incumbent nominee for Director in an uncontested election who receives more “against” votes than “for” votes to promptly submit his or her resignation for consideration by the Nominating Committee. The Nominating Committee and the Board are then required to act on the resignation, in each case within a reasonable period of time.

The Board recommends a vote FOR each of the 13 Nominees. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR the election of all 13 Nominees.

Nominees for Directorships

Fernando Aguirre

Independent Director

Age: 57

Director of Aetna Since: 2011

Committees Served: Audit; Nominating & Corporate Governance

Other Public Directorship: Barry Callebaut AG (manufacturer of high-quality chocolate and cocoa products)

Mr. Aguirre served as President and Chief Executive Officer from January 2004 to October 2012 and Chairman from May 2004 to October 2012 of Chiquita Brands International, Inc. (global distributor of consumer products). Prior to joining Chiquita, Mr. Aguirre worked for more than 23 years in brand management, general management and turnarounds at The Procter & Gamble Company (“P&G”) (manufacturer and distributor of consumer products). Mr. Aguirre began his P&G career in 1980, serving in various capacities including President and General Manager of P&G Brazil, President of P&G Mexico, Vice President of P&G’s global snacks and U.S. food products, and President of global feminine care. In July 2002, Mr. Aguirre was named President, special projects, reporting to P&G’s Chairman and CEO, working on strategy. Mr. Aguirre serves as a director of Coveris S.A. (international manufacturing company) and served as a director of Levi Strauss & Co. from 2010 until August 2014 and Coca-Cola Enterprises, Inc. from 2005 until 2010.

Experience, Qualifications, Attributes and Skills

Mr. Aguirre brings to the Board extensive consumer products, global business and executive leadership experience. As a former Chairman and CEO of a large public company that produces and distributes consumer products worldwide, he has significant brand management and international experience that is valuable to the Board’s strategic and operational understanding of global markets. He possesses significant experience as a director, as demonstrated by his current and prior service on other public company boards.

12	AETNA INC. - 2015 Proxy Statement

I. ELECTION OF DIRECTORS

Mark T. Bertolini

Management Director

Age: 58

Director of Aetna Since: 2010

Committees Served: Executive; Investment & Finance

Other Public Directorship: Verizon Communications Inc. (communications, information and entertainment products and services)

Mr. Bertolini is Chairman and Chief Executive Officer of Aetna. He assumed the role of Chairman on April 8, 2011 and Chief Executive Officer on November 29, 2010. From July 2007 to December 2014, he served as president, responsible for all of Aetna’s businesses and operations. Mr. Bertolini joined Aetna in 2003 as head of Aetna’s Specialty Products, and subsequently served as executive vice president and head of Aetna’s regional businesses. Before joining Aetna, Mr. Bertolini held executive positions at Cigna, NYLCare Health Plans, and SelectCare, Inc., where he was president and chief executive officer. Mr. Bertolini also serves as a director of Massachusetts Mutual Life Insurance Company (insurance and investment products), The Hole in the Wall Gang Camp, a non-profit organization founded by Paul Newman that serves children with cancer and other serious illnesses, and the Fidelco Guide Dog Foundation, a non-profit organization that breeds, trains and places German Shepherd guide dogs with people who have visual disabilities.

Experience, Qualifications, Attributes and Skills

Mr. Bertolini brings to his position as Chairman and Chief Executive Officer extensive health care industry expertise, with over 25 years in the health care business. He has strong leadership skills and business experience, as he has demonstrated as President and then as Chairman and Chief Executive Officer of Aetna and in several prior executive-level positions. He is a well-recognized leader in the health care industry and possesses deep insights into health care issues as well as broad knowledge and appreciation of public policy issues affecting the Company.

Frank M. Clark

Independent Director

Age: 69

Director of Aetna Since: 2006

Committees Served: Compensation & Talent Management; Nominating & Corporate Governance

Other Public Directorship: Waste Management, Inc. (waste disposal services)

Mr. Clark retired in February 2012 as the Chairman and Chief Executive Officer of Commonwealth Edison Company (“ComEd”) (an electric energy distribution subsidiary of Exelon Corporation), having served in this position since November 2005. Mr. Clark served as President of ComEd from October 2001 to 2005 and served as Executive Vice President and Chief of Staff to the Exelon Corporation Chairman from 2004 to 2005. After joining ComEd in 1966, Mr. Clark held key leadership positions in operational and policy-related responsibilities, including regulatory and governmental affairs, customer service operations, marketing and sales, information technology, human resources and labor relations, and distribution support services. Mr. Clark is non-executive chairman of BMO Financial Corp. (financial services).

Experience, Qualifications, Attributes and Skills

Mr. Clark brings to the Board a broad background of senior leadership experience, gained from his over 45 years of service with ComEd and Exelon Corporation. He possesses significant management ability and business acumen which gives Mr. Clark critical insights into the operational issues facing a large public company. Mr. Clark is an experienced manager in a business that is intensely customer service oriented, whose knowledge of customer relations, marketing and human resources offers the Board important perspectives on similar issues affecting the Company. Mr. Clark also possesses significant public company board experience.

AETNA INC. - 2015 Proxy Statement	13

I. ELECTION OF DIRECTORS

Betsy Z. Cohen Independent Director Age: 73 Director of Aetna or its predecessors since: 1994 Committees Served: Investment & Finance; Nominating & Corporate Governance

Mrs. Cohen served as Chief Executive Officer of The Bancorp, Inc. and its subsidiary, The Bancorp Bank (internet banking and financial services), from September 2000 to December 2014, having previously served as Chairman of The Bancorp Bank from November 2003 to February 2004. She currently serves as a Strategic Advisor of The Bancorp, Inc. From August 1997 to December 2010, Mrs. Cohen served as Chairman and a trustee of RAIT Financial Trust (real estate investment trust) and until December 2006, she also held the position of Chief Executive Officer. From 1999 to 2000, Mrs. Cohen served as a director of Hudson United Bancorp (holding company), the successor to JeffBanks, Inc., where she had been Chairman and Chief Executive Officer since its inception in 1981 and also served as Chairman and Chief Executive Officer of its subsidiaries, Jefferson Bank (which she founded in 1974) and Jefferson Bank New Jersey (which she founded in 1987) prior to JeffBanks’ merger with Hudson United Bancorp in December 1999. From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia (bank holding company) and its predecessor, Dominion Bankshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a senior partner until 1984.

Experience, Qualifications, Attributes and Skills

Mrs. Cohen brings to the Board a broad and diverse background in the financial services industry, having founded and successfully led financial institutions both in the U.S. and abroad. She possesses extensive leadership and business management expertise focused on the financial industry, an important knowledge base for the Board. Mrs. Cohen has extensive legal, financial and real estate investment expertise and has been recognized both nationally and internationally for her business acumen and leadership skills, which contribute important expertise to the Board

Molly J. Coye, M.D. Outside Director Age: 68 Director of Aetna Since: 2005 Committees Served: Medical Affairs; Executive; Investment & Finance

Dr. Coye is Chief Innovation Officer of the UCLA Health System (comprehensive health care organization), a position she has held since September 2010. Before assuming her current position, Dr. Coye served as President and Chief Executive Officer of CalRHIO (non-profit California health information exchange organization) and Chief Executive Officer of the Health Technology Center (non-profit education and research organization), which she founded in December 2000. She also served as a Senior Advisor to the Public Health Institute until August 2010. Previously, Dr. Coye served in both the public and private sectors as Senior Vice President of the West Coast Office of The Lewin Group (consulting) from 1997 to December 2000; Executive Vice President, Strategic Development, of HealthDesk Corporation from 1996 to 1997; Senior Vice President, Clinical Operations, Good Samaritan Health Hospital from 1993 to 1996; Director of the California Department of Health Services from 1991 to 1993; Head of the Division of Public Health, Department of Health Policy and Management, Johns Hopkins School of Hygiene and Public Health from 1990 to 1991; Commissioner of Health of the New Jersey State Department of Health from 1986 to 1989; Special Advisor for Health and the Environment, State of New Jersey Office of the Governor from 1985 to 1986; and National Institute for Occupational Safety and Health Medical Investigative Officer from 1980 to 1985. She formerly served as chair of PATH (non-profit organization developing technologies for international health) and serves on the board of directors of Prosetta Biosciences, Inc. (biotechnology firm developing assays and therapeutics) and as chair of the board of Big White Wall, Ltd. (online behavioral health company providing a collaborative platform for well-being services).

Experience, Qualifications, Attributes and Skills

Dr. Coye brings to the Board significant clinical, health policy and health-related technology expertise. She has developed this expertise through over 30 years of service in the public and private health care sectors, where she has managed major research studies, led health technology initiatives and held several senior advisory roles. Her in-depth knowledge of innovative health information technology and global health issues provides the Board with valuable insights into an area of growing importance to the Company.

14	AETNA INC. - 2015 Proxy Statement

I. ELECTION OF DIRECTORS

Roger N. Farah

Independent Director

Age: 62

Director of Aetna Since: 2007

Committees Served: Compensation & Talent Management; Executive; Investment & Finance

Other Public Directorship: The Progressive Corporation (auto insurance)

Mr. Farah is Co-Chief Executive Officer and Director of Tory Burch LLC (lifestyle brand), a position he has held since September 2014. He is former Executive Vice Chairman of Ralph Lauren Corporation (lifestyle products) having served in that position from November 2013 to May 2014. He previously served as President and Chief Operating Officer from April 2000 to October 2013 and Director from April 2000 to August 2014. Prior to that, he served as Chairman of the Board of Venator Group, Inc. (now Foot Locker, Inc.) from December 1994 to April 2000, and as its Chief Executive Officer from December 1994 to August 1999. Mr. Farah served as President and Chief Operating Officer of R.H. Macy & Co., Inc. (retailing) from July 1994 to October 1994. From June 1991 to July 1994, he was Chairman and Chief Executive Officer of Federated Merchandising Services (retailing), the central buying and product development arm of Federated Department Stores, Inc. (retailing). From 1988 to 1991, Mr. Farah served as Chairman and Chief Executive Officer of Rich’s/Goldsmith’s Department Stores (retailing) and President of Rich’s/Goldsmith’s Department Stores from 1987 to 1988. He held a number of positions of increasing responsibility at Saks Fifth Avenue, Inc. (retailing) from 1975 to 1987. Mr. Farah is a non-executive director of Metro Bank PLC (an independent U.K. bank).

Experience, Qualifications, Attributes and Skills

Mr. Farah brings to the Board extensive business and leadership experience. He has strong marketing, brand management and consumer insights developed in his over 35 years of experience in the retail industry. His former position as Executive Vice Chairman of Ralph Lauren Corporation and current position as Co-Chief Executive Officer of Tory Burch LLC give Mr. Farah an important perspective on the complex financial and operational issues facing the Company. He also possesses significant public company experience as demonstrated by his past and current service on a number of public company boards.

AETNA INC. - 2015 Proxy Statement	15

I. ELECTION OF DIRECTORS

Barbara Hackman Franklin

Independent Director

Age: 75

Director of Aetna or its predecessors: from 1979 to 1992; and since 1993

Committees Served: Compensation & Talent Management; Nominating & Corporate Governance

Other Public Directorships: three American Funds mutual funds

Ms. Franklin is President and Chief Executive Officer of Barbara Franklin Enterprises (private international consulting firm). From 1992 to 1993, she served as the 29th U.S. Secretary of Commerce. Prior to that appointment, Ms. Franklin was President and Chief Executive Officer of Franklin Associates (management consulting firm), which she founded in 1984. She has received the John J. McCloy Award for contributions to audit excellence, the Director of the Year Award from the National Association of Corporate Directors (“NACD”), an Outstanding Director Award from the Outstanding Director Exchange, and was named by Directorship as one of the 100 most influential people in governance. In 2014, she was inducted into the NACD Directorship 100 Hall of Fame. Ms. Franklin was Senior Fellow of The Wharton School of Business from 1979 to 1988, an original Commissioner and Vice Chair of the U.S. Consumer Product Safety Commission from 1973 to 1979, and a Staff Assistant to the President of the United States from 1971 to 1973. Earlier, she was an executive at Citibank and the Singer Company. Ms. Franklin serves on the international advisory board of LaFarge, Paris, France (building materials). She is former Chairman of the National Association of Corporate Directors, Chairman Emerita of the Economic Club of New York, a director of the US-China Business Council, the National Committee on US-China Relations, the Committee for Economic Development and the Atlantic Council. Ms. Franklin served as a director of The Dow Chemical Company from 1980 to 1992 and from April 1993 to May 2012 and of the JP Morgan Value Opportunities Fund from 2007 to 2014.

Experience, Qualifications, Attributes and Skills

Ms. Franklin brings to the Board a wealth of business and leadership experience from her private and public sector accomplishments over more than 40 years. She is a recognized expert on corporate governance, auditing and financial reporting matters whose expertise has helped the Board navigate the changing governance landscape. Her extensive senior-level government service (Cabinet, regulatory commission, White House) provides the Board with unique perspectives into the political, regulatory, and international environment affecting the Company. Ms. Franklin has extensive international business expertise, demonstrated by her service as Secretary of Commerce, her private sector business experience and her past service on the President’s Advisory Committee for Trade Policy and Negotiations. Ms. Franklin also possesses significant public company experience as demonstrated by her past service on fourteen public company boards. She has served as a presiding director and the chair of audit, ethics and governance committees.

16	AETNA INC. - 2015 Proxy Statement

I. ELECTION OF DIRECTORS

Jeffrey E. Garten

Independent Director

Age: 68

Director of Aetna or its predecessors since: 2000

Committees Served: Compensation & Talent Management; Medical Affairs

Other Public Directorships: CarMax, Inc. (automotive retailer) and nine Credit Suisse mutual funds

Mr. Garten has been the Juan Trippe Professor in the Practice of International Trade, Finance and Business at Yale University since July 1, 2005, having served previously as the Dean of the Yale School of Management since 1995. He also is Chairman of Garten Rothkopf (global consulting firm), a position he assumed in October 2005. Mr. Garten held senior posts on the White House staff and at the U.S. Department of State from 1973 to 1979. He joined Shearson Lehman Brothers (investment banking) in 1979 and served as Managing Director from 1984 to 1987. In 1987, Mr. Garten founded Eliot Group, Inc. (investment banking) and served as President until 1990, when he became Managing Director of The Blackstone Group (private merchant bank). From 1992 to 1993, Mr. Garten was Professor of Finance and Economics at Columbia University’s Graduate School of Business. He was appointed U.S. Under Secretary of Commerce for International Trade in 1993 and served in that position until 1995. He is the author of A Cold Peace: America, Japan, Germany and the Struggle for Supremacy; The Big Ten: Big Emerging Markets and How They Will Change Our Lives; The Mind of the CEO; and The Politics of Fortune: A New Agenda for Business Leaders. Mr. Garten is a trustee of the International Rescue Committee.

Experience, Qualifications, Attributes and Skills

Mr. Garten brings to the Board extensive experience in global investment banking and many years of government service during which he held senior policy positions that focused on trade and investment. His background includes work with corporations in the United States and abroad, Congress, regulatory agencies and foreign governments. He possesses significant business and leadership experience as the former Dean of the Yale School of Management and as a current principal of Garten Rothkopf, an international consulting firm. Mr. Garten is a recognized expert on finance and international trade, and has written extensively on leadership, the relationship between business and government and the challenges of operating in a global marketplace. His experience leading a national working group on accounting standards and as a former advisor to the Public Company Accounting Oversight Board provides him with a thorough understanding of accounting issues. Mr. Garten also possesses significant public company board experience.

AETNA INC. - 2015 Proxy Statement	17

I. ELECTION OF DIRECTORS

Ellen M. Hancock

Independent Director

Age: 72

Director of Aetna or its predecessors since: 1995

Committees Served: Nominating & Corporate Governance; Audit; Executive

Other Public Directorship: Colgate-Palmolive Company (consumer products)

Mrs. Hancock served as the President of Jazz Technologies, Inc. and President and Chief Operating Officer of its predecessor, Acquicor Technology Inc., from August 2005 to June 2007. Prior to its merger with Jazz Semiconductor, Inc., a wafer foundry, in February 2007, Jazz Technologies (then known as Acquicor) was a blank check company formed for the purpose of acquiring businesses in the technology, multimedia and networking sector. Mrs. Hancock previously served as Chairman of the Board and Chief Executive Officer of Exodus Communications, Inc. (Internet system and network management services). She joined Exodus in March 1998 and served as Chairman from June 2000 to September 2001, Chief Executive Officer from September 1998 to September 2001, and President from March 1998 to June 2000. Mrs. Hancock held various staff, managerial and executive positions at International Business Machines Corporation (information-handling systems, equipment and services) from 1966 to 1995. She became a Vice President of IBM in 1985 and served as President, Communication Products Division, from 1986 to 1988, when she was named General Manager, Networking Systems. Mrs. Hancock was elected an IBM Senior Vice President in November 1992, and in 1993 was appointed Senior Vice President and Group Executive, which position she held until February 1995. Mrs. Hancock served as an Executive Vice President and Chief Operating Officer of National Semiconductor Corporation (semiconductors) from September 1995 to May 1996, and served as Executive Vice President for Research and Development and Chief Technology Officer of Apple Computer, Inc. (personal computers) from July 1996 to July 1997.

Experience, Qualifications, Attributes and Skills

Mrs. Hancock brings to the Board highly relevant experience in the field of information technology and consumer products, where she has held senior leadership positions and also led a start-up company. Her technology background provides the Board with an important perspective on the health technology challenges and opportunities of the Company. Mrs. Hancock also has significant public company board experience. Her experience positions her well as Chair of the Nominating and Corporate Governance Committee.

Richard J. Harrington

Independent Director

Age: 68

Director of Aetna Since: 2008

Committees Served: Audit; Executive; Investment & Finance; Medical Affairs

Other Public Directorship: Xerox Corporation (document management, technology and service enterprise)

Mr. Harrington served as President and Chief Executive Officer of The Thomson Corporation (business technology and integrated information solutions) prior to its acquisition of Reuters Group PLC in April 2008. From April 2008 to October 2009, he served as Chairman of the Thomson Reuters Foundation. He currently serves as Chairman of The Cue Ball Group (a venture capital firm). Mr. Harrington held a number of senior leadership positions within Thomson since 1982, including CEO of Thomson Newspapers, and CEO of Thomson Professional Publishing. Mr. Harrington began his professional career with Arthur Young & Co. (public accounting firm) in 1972, where he became a licensed certified public accountant. In 2002, he was presented an Honorary Doctorate of Laws from University of Rhode Island. In 2007, he received the “Legend in Leadership” award from the Yale University Chief Executive Leadership Institute; the “CEO of the Year” award from the Executive Council, and the “Man of the Year” award from the National Executive Council for his many philanthropic activities. Mr. Harrington serves on the board of directors of Redline Trading Solutions (designs and deploys stock market data and order execution systems).

Experience, Qualifications, Attributes and Skills

Mr. Harrington brings to the Board the skills and insights of a seasoned business leader with over 25 years’ experience in the business technology and information solutions area. He has strategic vision and leadership expertise, and led The Thomson Corporation at the time of its acquisition by Reuters Group PLC. Mr. Harrington’s experience in change management and strategic differentiation gives the Board a unique perspective on these important issues. Mr. Harrington, who has worked as a certified public accountant, also chairs the audit committee of Xerox Corporation. These experiences position him well to serve as Chair of our Audit Committee.

18	AETNA INC. - 2015 Proxy Statement

I. ELECTION OF DIRECTORS

Edward J. Ludwig

Independent Director

Age: 63

Director of Aetna Since: 2003

Committees Served: Investment & Finance; Compensation & Talent Management; Executive; Nominating & Corporate Governance

Other Public Directorships: Xylem Inc. (water technology company) and Boston Scientific Corporation (medical devices)

Mr. Ludwig is former Chairman of the Board of Becton, Dickinson and Company (“BD”) (global medical technology company) having served in this position from February 2002 through June 2012. He also served as Chief Executive Officer from January 2000 to September 2011 and as President from May 1999 to December 2008. Mr. Ludwig joined BD as a Senior Financial Analyst in 1979. Prior to joining BD, Mr. Ludwig served as a senior auditor with Coopers and Lybrand (now PricewaterhouseCoopers) where he earned his CPA and as a financial and strategic analyst at Kidde, Inc. He serves on the board of directors of POCARED Diagnostics Ltd (diagnostics technology manufacturer), and he is the Vice Chairman of the Hackensack (NJ) University Medical Center Network Board of Trustees.

Experience, Qualifications, Attributes and Skills

Mr. Ludwig brings to the Board significant executive-level leadership experience and business expertise. His more than 30 years of experience in the field of medical technology give Mr. Ludwig a unique perspective on the Company’s strategy. As former Chairman of BD, Mr. Ludwig brings a thorough appreciation of the strategic and operational issues facing a large public company in the health care industry. Mr. Ludwig served as chief financial officer of a Fortune 500 company and has worked as a certified public accountant. He offers the Board a deep understanding of financial, accounting and audit-related issues. These experiences position Mr. Ludwig well to serve as our Lead Director and Chair of our Investment & Finance Committee.

Joseph P. Newhouse Independent Director Age: 73 Director of Aetna Since: 2001 Committees Served: Audit; Medical Affairs

Dr. Newhouse is the John D. MacArthur Professor of Health Policy and Management at Harvard University, a position he assumed in 1988. At Harvard, he also is the Director of the Division of Health Policy Research and Education, the Director of the Interfaculty Initiative on Health Policy, Chair of the Committee on Higher Degrees in Health Policy and a member of the faculties of the John F. Kennedy School of Government, the Harvard Medical School, the Harvard School of Public Health and the Faculty of Arts and Sciences. Prior to joining Harvard, Dr. Newhouse held various positions at The RAND Corporation from 1968 to 1988, serving as a faculty member of the RAND Graduate School from 1972 to 1988, as Deputy Program Manager for Health Sciences Research from 1971 to 1988, Senior Staff Economist from 1972 to 1981, Head of the Economics Department from 1981 to 1985 and as a Senior Corporate Fellow from 1985 to 1988. Dr. Newhouse was the Founding Editor of the Journal of Health Economics, which he edited for 30 years. He is a Faculty Research Associate of the National Bureau of Economic Research, a member of the Institute of Medicine of the National Academy of Sciences, a member of the New England Journal of Medicine Editorial Board, a fellow of the American Academy of Arts and Sciences, and a director of the National Committee for Quality Assurance. Dr. Newhouse is the author of Free for All: Lessons from the RAND Health Insurance Experiment and Pricing the Priceless: A Health Care Conundrum.

Experience, Qualifications, Attributes and Skills

Dr. Newhouse’s experience of over 40 years in the health policy arena significantly enhances the Board’s understanding of health policy issues, which is particularly important in the current public policy reform environment. He has written extensively on U.S. health policy matters, and he is a highly-regarded expert in economics and business. Dr. Newhouse’s expertise in health policy and health care financing has enhanced the Board’s understanding of these issues.

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I. ELECTION OF DIRECTORS

Olympia J. Snowe Independent Director Age: 68 Director of Aetna Since: 2014 Committees Served: Audit; Medical Affairs Other Public Directorship: T. Rowe Price Group, Inc. (investment management)

Senator Snowe served in the U.S. Senate from 1995-2013, and as a member of the U.S. House of Representatives from 1979-1995. She is currently chairman and CEO of Olympia Snowe, LLC, a policy and communications consulting firm, and a senior fellow at the Bipartisan Policy Center. During her career in the Senate she served as chair and then ranking member of the Senate Committee on Small Business and Entrepreneurship, and as a member of the Senate Finance, Commerce, and Intelligence Committees. She also currently serves on the National Advisory Board of the National Institute for Civil Discourse, and on the board of the Bipartisan Policy Center.

Experience, Qualifications, Attributes and Skills

Senator Snowe’s more than 30 years of experience as an elected member of the U.S. Congress provides the Company with an important perspective on the Company’s strategy in the evolving health care marketplace and the political and regulatory environment in which the Company operates. Her past leadership positions in both the U.S. Senate and the U.S. House of Representatives have given her broad and extensive experience with complex issues relevant to the Company, including health care policy, budget and fiscal responsibility, foreign affairs and national security. She also brings to the Board experience as a director of T. Rowe Price Group, Inc. which operates in the consumer marketplace, an area of strategic focus for the Company.

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Director Compensation Philosophy and Elements

Each year, the Nominating Committee reviews compensation for nonmanagement Directors and makes recommendations regarding the prospective level and composition of Director compensation to the Board for its approval.

The Nominating Committee’s goal is to develop a compensation program that:

•	Attracts and retains qualified Directors;

•	Recognizes Directors’ critical contributions; and

•	Aligns, through the offering of stock-based compensation, the interests of Aetna’s Directors with the long-term interests of our shareholders.

As part of their review, the Nominating Committee and the Board consider, among other factors, the Director compensation practices at a comparative group of public companies (the “comparative group”), based on market comparison studies prepared by Meridian, an outside consultant.

The primary elements of Aetna’s Director compensation program are annual cash retainer fees and annual restricted stock unit (“RSU”) awards. Directors also receive certain benefits. Directors who are officers of Aetna receive no additional compensation for membership on the Board or any of its Committees.

Director Stock Ownership Guidelines

The Board has established Director Stock Ownership Guidelines under which each nonmanagement Director is required to own, within five years of joining the Board, a specified dollar value of Aetna common shares, par value $.01 per share (“Common Stock”), or stock units. In September 2014, the Board reviewed the Director Stock Ownership Guidelines and revised the ownership requirement to $500,000 from $400,000 effective

January 1, 2015. At March 13, 2015, all of Aetna’s nonmanagement Directors were in compliance with these guidelines.

Aetna’s Code of Conduct prohibits Directors from engaging in hedging strategies using puts, calls or other types of derivative securities based on the value of the Common Stock.

2014 Nonmanagement Director Compensation

On September 26, 2013, the Nominating Committee and Frederic W. Cook & Co., Inc. (“Cook”), the compensation consultant engaged at that time) reviewed a director compensation study prepared by Cook, and on December 6, 2013, the Board voted to approve the Director compensation package for nonmanagement Directors for 2014. The Board set the total value of target compensation for 2014 at approximately $266,664 consisting of stock-based compensation, cash and benefits and excluding the estimated cost of the Charitable Award Program. The annual Board retainer was increased from $75,000 to $85,000 for 2014. In addition, for 2014, the retainer for the Chair of the Audit Committee was increased from $15,000 to $20,000, and the retainer for each Audit Committee member was raised from $7,500 to $10,000 in light of the demands of service on this Committee. Chair retainers remain at $15,000 for the Compensation Committee, $8,000 for the Investment and Finance Committee, $8,000 for the Medical Affairs Committee and $10,000 for the Nominating Committee. Committee member retainers remain at $4,000 for the Executive Committee, the Investment and Finance Committee and the Medical Affairs Committee; $5,000 for the Nominating Committee; and

$7,500 for the Compensation Committee. The annual retainer for the Lead Director also was increased from $15,000 to $25,000.

In addition, Cook utilized a nationally recognized survey source to gauge competitive levels for non-employee director compensation, the NACD 2012/2013 Director Compensation Report for companies with revenues greater than $10 billion. NACD data indicates that on a per director basis, compared to all industries, Aetna’s total Director compensation was positioned between the median and the 75th percentile of the top 200 companies and above the median of the twelve health-industry specific companies.

Details regarding retainer fees for Board and Committee service are set forth in footnote 2 to the 2014 Director Compensation table.

The 2014 Director Compensation table sets forth for 2014 the total compensation of each of the nonmanagement Directors. Actual compensation for any Director, and amounts shown in the 2014 Director Compensation table, may vary by Director due to the Committees on which a Director serves and other factors described in footnote 4 to the 2014 Director Compensation table.

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I. ELECTION OF DIRECTORS

2014 Director Compensation

Name	Fees Earned or Paid in Cash(2)	Stock Awards(3)	All Other Compensation(4)	Total(5)
Fernando Aguirre	$100,000	$160,063	$15,776	$275,839
Frank M. Clark	96,833	160,063	49,106	306,002
Betsy Z. Cohen	94,000	160,063	50,528	304,591
Molly J. Coye, M.D.	101,000	160,063	49,106	310,169
Roger N. Farah	108,000	160,063	48,008	316,071
Barbara Hackman Franklin	97,500	160,063	50,528	308,091
Jeffrey E. Garten	96,500	160,063	34,106	290,669
Ellen M. Hancock	109,000	160,063	50,528	319,591
Richard J. Harrington	117,000	160,063	17,288	294,351
Edward J. Ludwig	134,500	160,063	48,008	342,571
Joseph P. Newhouse	99,000	160,063	35,528	294,591
Olympia J. Snowe(1)	49,500	0	15,955	65,455
(1)	Senator Snowe was appointed to the Board on July 24, 2014.

(2)

The amounts shown in this column include any cash compensation that was deferred by Directors during 2014 under the Aetna Inc. Non-Employee Director Compensation Plan (the “Director Plan”). See “Additional Director Compensation Information” beginning on page 23 for a discussion of Director compensation deferrals. Amounts in this column consist of one or more of the following:

Activity	Fees Earned or Paid in Cash
Annual Retainer Fee	$85,000
Lead Director	25,000
Chair of the Audit Committee	20,000
Membership on the Audit Committee	10,000
Chair of the Compensation Committee	15,000
Membership on the Compensation Committee	7,500
Chair of the Nominating Committee	10,000
Membership on the Nominating Committee	5,000
Chair of the Investment and Finance Committee	8,000
Chair of the Medical Affairs Committee	8,000
Committee Membership (except as set forth above) (other than the Chairs)	4,000
(3)

Amounts shown in this column represent the full grant date fair value for RSUs granted in 2014 computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates. Refer to pages 117-121 of Aetna’s 2014 Annual Report, Financial Report to Shareholders for all relevant valuation assumptions used to determine the grant date fair value of the stock awards included in this column. On May 30, 2014, Aetna granted each nonmanagement Director then in office 2,064 RSUs. The full grant date fair value is calculated by multiplying the number of units granted times the closing price of Aetna’s Common Stock on the date of grant. See “Additional Director Compensation Information” beginning on page 23 for a discussion of stock unit awards and related deferrals.

At December 31, 2014, the number of outstanding stock awards held by each Director other than Senator Snowe was 2,064. Senator Snowe had no outstanding stock awards at December 31, 2014. Refer to the Beneficial Ownership Table and related footnotes beginning on page 26 for more information on Director holdings of Common Stock.

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(4)

All Other Compensation consists of the items in the following table. See “Additional Director Compensation Information” beginning below for a discussion of certain components of All Other Compensation.

	Group Life Insurance and Business Travel Accident Insurance Premiums	Charitable Award Program(a)	Matching Charitable Contributions(b)	Total
Fernando Aguirre	$ 776	$ 0	$15,000	$15,776
Frank M. Clark	2,288	31,818	15,000	49,106
Betsy Z. Cohen	3,710	31,818	15,000	50,528
Molly J. Coye, M.D.	2,288	31,818	15,000	49,106
Roger N. Farah	1,190	31,818	15,000	48,008
Barbara Hackman Franklin	3,710	31,818	15,000	50,528
Jeffrey E. Garten	2,288	31,818	0	34,106
Ellen M. Hancock	3,710	31,818	15,000	50,528
Richard J. Harrington	2,288	0	15,000	17,288
Edward J. Ludwig	1,190	31,818	15,000	48,008
Joseph P. Newhouse	3,710	31,818	0	35,528
Olympia J. Snowe	955	0	15,000	15,955
(a)

Refer to “Director Charitable Award Program” on page 24 for information about the Charitable Award Program, which was discontinued for any new Director joining the Board after January 25, 2008. Amounts shown are pre-tax and do not reflect the anticipated tax benefit to the Company from the charitable contributions under the Charitable Award Program. Directors derive no personal financial or tax benefit from this program.

(b)

These amounts represent matching contributions made by Aetna Foundation, Inc. pursuant to Aetna’s charitable giving programs, which encourage contributions by eligible persons to charitable organizations. Through the 2014 Aetna Foundation Matching Grants Program for Directors, up to $15,000 in eligible contributions per Director per program year are matched at 100% by Aetna Foundation, Inc. Amounts shown are pre-tax. Directors derive no personal financial or tax benefit from this program.

(5)

The Company has not granted stock appreciation rights (“SARs”) or stock options to nonmanagement Directors since 2004. Therefore, no amount associated with SARs or stock options is included in this column. As of December 31, 2014, there were no outstanding SARs or stock options held by nonmanagement Directors.

Additional Director Compensation Information

Director Deferrals

The amounts shown in the “Fees Earned or Paid in Cash” and “Stock Awards” columns of the 2014 Director Compensation table include amounts that were deferred by Directors during 2014 under the Director Plan. Under the Director Plan, nonmanagement Directors may defer payment of some or all of their annual retainer fees, vested RSUs and dividend equivalents paid on stock units to an unfunded stock unit account or unfunded interest account until after they have resigned or retired (as defined in the Director Plan) from the Board or elect to diversify their stock unit holdings as described below.

During the period of deferral, amounts deferred to the stock unit account track the value of the Common Stock and earn dividend equivalents. During the period of deferral, amounts deferred to the interest account accrue interest pursuant to a formula equal to the rate of interest paid from time to time under the fixed interest rate fund option of the Aetna 401(k) Plan, which was 1.90% for the period January to March 2014; 1.95% for the period April to June 2014; and 2.05% for the period July to September 2014 and for the period October to December 2014.

Under the Director Plan, beginning at age 68, Directors are allowed to make an annual election to diversify up to 100% of their voluntary deferrals into the stock unit account out of stock units and into an interest account. During 2014, no Director made such a diversification election. Directors who make a diversification election remain subject to the Board’s Director Stock Ownership Guidelines.

Stock Unit and Restricted Stock Unit Awards

On May 30, 2014, Aetna granted each nonmanagement Director then in office 2,064 RSUs under the Director Plan. The full grant date fair value of the RSUs granted to each nonmanagement Director was $160,063. The RSUs vest in quarterly increments over a one-year period beginning May 30, 2014, and are payable at the end of the one-year period in shares of Common Stock or can be deferred under the Director Plan to a stock unit account or an interest account as described above. The RSUs granted to a nonmanagement Director will vest immediately if the Director ceases to be a Director because of death, disability, retirement or acceptance of a position in government service. All RSUs granted to nonmanagement Directors also will vest upon a change in control of Aetna (as defined in the Director Plan). The unvested RSUs granted to nonmanagement Directors do not earn dividend equivalents, have no voting rights and are not transferable.

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I. ELECTION OF DIRECTORS

Prior to 2012, nonmanagement Directors, upon their initial election to the Board, received a one-time grant of Initial Units convertible upon retirement from Board service into 6,000 shares of Common Stock. Generally, to become fully vested in the Initial Units, a Director had to complete three years of service following the grant. If service was terminated sooner by reason of death, disability, retirement or acceptance of a position in government service, a Director was entitled to receive the full grant if the Director had completed a minimum of six consecutive months of service as a Director from the date of grant.

A Director’s right with respect to unvested Initial Units also would have vested upon a change in control of Aetna (as defined in the Director Plan). If a Director terminated Board service prior to completion of three years of service from the grant date of any Initial Units that had not otherwise vested under the terms of the Director Plan, the Director would have been entitled to receive a pro rata portion of the award. Although Directors received dividend equivalents on the Initial Units, they had no voting rights with respect to the Initial Units granted. The Initial Units granted were not transferable. All of the current nonmanagement Directors other than Senator Snowe received Initial Units.

Director Charitable Award Program

Prior to January 26, 2008, Aetna maintained a Director Charitable Award Program (the “Program”) for nonmanagement Directors serving on the Board. After a review of the Program and competitive practices, the Board decided to close the Program, and any Director who first joins the Board after January 25, 2008 will not be eligible to participate. However, to recognize pre-existing commitments, the Program remains in place for Directors serving prior to that date. Under the Program, Aetna will make a charitable contribution of $1 million in ten equal annual installments allocated among up to five charitable organizations recommended by a participating Director once he or she reaches age 72. For Mr. Farah, who joined the Board in 2007, contributions would occur once he reaches age 75. The Program may be funded indirectly by life insurance on the lives of the participating Directors. Messrs. Harrington and Aguirre and Senator Snowe are not eligible to participate in the Program because they joined the Board after the Program closed to new Directors.

Beneficiary organizations recommended by Directors must be, among other things, tax exempt under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the

“Code”). Donations Aetna ultimately makes are expected to be deductible from Aetna’s taxable income for purposes of U.S. federal and other income taxes. Directors derive no personal financial or tax benefit from the Program, since all insurance proceeds and charitable deductions accrue solely to Aetna.

The Program values included in footnote 4 to the 2014 Director Compensation table represent an estimate of the present value of the total annual economic net cost of the Program, pre-tax, for current and former Directors, allocated equally among the Directors still participating in the Program. The present value calculation considers estimates of (a) premiums paid on whole life insurance policies purchased with respect to certain of the Directors to fund part of the Program; (b) the expected future charitable contributions to be paid by Aetna on behalf of current and former Directors; (c) expenses associated with administering the Program; and (d) the expected future proceeds from such whole life insurance policies which are, in turn, based on expected mortality, as well as assumptions related to future investment returns of the policies.

Other Benefits

Aetna provides $150,000 of group life insurance and $100,000 of business travel accident insurance (which includes accidental death and dismemberment coverage) for its nonmanagement Directors. Optional medical, dental and long-term care coverage for nonmanagement Directors and their eligible dependents also is available to Directors at a cost similar to that charged to Aetna employees and may be continued into retirement by eligible Directors.

Aetna also reimburses nonmanagement Directors for the out-of-pocket expenses they incur that pertain to Board membership, including travel expenses incurred in connection with attending Board, Committee and shareholder meetings, and for other Aetna business-related expenses (including the business-related travel expenses of spouses if they are specifically invited to attend an event).

From time to time, Aetna also may transport Directors to and from Board meetings or Directors and their guests to and from other Aetna business functions on Company aircraft.

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I. ELECTION OF DIRECTORS

2015 Nonmanagement Director Compensation

On September 18, 2014, the Nominating Committee and Meridian reviewed a director compensation study prepared by Meridian, and on November 20, 2014, the Board voted to approve the Director compensation package for nonmanagement Directors for 2015. The Board set the total value of target compensation for 2015 at approximately

$267,110, consisting of stock-based compensation, cash and benefits and excluding the estimated cost of the Charitable Award Program. The annual Board retainer and Lead Director, Chair and Committee retainers for 2015 were set at 2014 levels.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, our executive officers and certain other persons to file reports of holdings and transactions in our Common Stock with the SEC. Based on our records and other information, we believe that during our fiscal year ended December 31, 2014, our Directors and executive officers timely met all applicable SEC filing requirements.

Security Ownership of Certain Beneficial Owners, Directors, Nominees and Executive Officers

The following table presents, as of December 31, 2014, the names of the only persons known to Aetna to be the beneficial owners of more than 5% of the outstanding shares of our Common Stock. The information set forth in the table below and in the related footnotes was furnished by the identified persons to the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent(1)
BlackRock, Inc.	30,044,613	(2)	8.59%
55 East 52nd Street
New York, NY 10022
State Street Corporation	23,726,520	(3)	6.78%
State Street Financial Center
One Lincoln Street
Boston, MA 02111
The Vanguard Group	18,641,684	(4)	5.33%
100 Vanguard Boulevard
Malvern, PA 19355
Wellington Management Group LLP	18,257,550	(5)	5.22%
c/o Wellington Management Company, LLP
280 Congress Street
Boston, MA 02210
(1)	Based on the number of outstanding shares of Common Stock at December 31, 2014: 349,769,038.

(2)

Of the reported shares of Common Stock, BlackRock, Inc. reports that it has sole voting power with respect to 24,998,950 shares, shared voting power with respect to no shares and sole dispositive power with respect to all 30,044,613 shares.

(3)

Of the reported shares of Common Stock, State Street Corporation reports that it has shared voting and shared dispositive power with respect to all 23,726,520 shares. Of the reported shares of Common Stock, 8,296,578 shares are held by State Street Corporation in its capacity as the trustee of the Aetna 401(k) Plan and 5,784 shares are held by State Street Corporation in its capacity as the trustee of the Aetna Affiliate 401(k) Plan.

(4)

Of the reported shares of Common Stock, The Vanguard Group reports that it has sole voting power with respect to 612,271 shares, shared voting power with respect to no shares, sole dispositive power with respect to 18,065,589 shares and shared dispositive power with respect to 576,095 shares.

(5)

Of the reported shares of Common Stock, Wellington Management Group LLP (formerly known as Wellington Management Company, LLP prior to January 1, 2015) reports that it has sole voting power with respect to no shares, shared voting power with respect to 5,040,783 shares and shared dispositive power with respect to all 18,257,550 shares.

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I. ELECTION OF DIRECTORS

Beneficial Ownership Table

The following table presents, as of March 13, 2015, the beneficial ownership of, and other interests in, shares of our Common Stock of each current Director, each Nominee, each executive officer named in the 2014 Summary

Compensation Table on page 39 and Aetna’s Directors and executive officers as a group. The information set forth in the table below and in the related footnotes has been furnished by the respective persons.

Amount and Nature of Beneficial Ownership
Name of Beneficial Owner and Position	Common Stock		Percent of Common Stock	Common Stock Equivalents(10)		Total
Fernando Aguirre	5,240		*	12,229	(11)	17,469
(current Director and Nominee)
Frank M. Clark	11,295	(1)	*	26,404	(11)	37,699
(current Director and Nominee)
Betsy Z. Cohen	43,024		*	89,427	(11)	132,451
(current Director and Nominee)
Molly J. Coye, M.D.	7,215		*	16,465	(11)	23,680
(current Director and Nominee)
Roger N. Farah	3,000		*	48,384	(11)	51,384
(current Director and Nominee)
Barbara Hackman Franklin	26,006		*	41,780	(11)	67,786
(current Director and Nominee)
Jeffrey E. Garten	31,148	(2)	*	26,820	(11)	57,968
(current Director and Nominee)
Ellen M. Hancock	46,065		*	108,127	(11)	154,192
(current Director and Nominee)
Richard J. Harrington	3,079		*	41,185	(11)	44,264
(current Director and Nominee)
Edward J. Ludwig	9,624	(3)	*	44,132	(11)	53,756
(current Director and Nominee)
Joseph P. Newhouse	2,000	(2)	*	80,846	(11)	82,846
(current Director and Nominee)
Olympia J. Snowe	0		*	0		0
(current Director and Nominee)
Mark T. Bertolini	1,989,208	(4)	*	1,515,105	(12)	3,504,313
(Chairman and Chief Executive Officer, current Director, Nominee and named executive officer)
Shawn M. Guertin	86,520	(5)	*	182,058	(13)	268,578
(named executive officer)
Margaret M. McCarthy	139,725	(6)	*	218,402	(14)	358,127
(named executive officer)
Francis S. Soistman, Jr.	22,568	(7)	*	160,618	(15)	183,186
(named executive officer)
Joseph M. Zubretsky	1,152,669	(8)	*	298,962	(16)	1,451,631
(named executive officer)
Directors and Executive	3,741,203	(9)	1.07%	3,356,698	(17)	7,097,901
Officers as a group (20 persons)
*	Less than 1%

Unless noted in the following footnotes, each person currently has sole voting and investment powers over the shares set forth in the Beneficial Ownership Table. None of the shares reported are pledged as security.

(1)

Includes 10,295 shares held in an irrevocable trust of which Mr. Clark is sole trustee; and 1,000 shares held jointly with Mr. Clark’s spouse, as to which Mr. Clark shares voting and investment powers.

(2)	All shares held jointly with the Director’s spouse with whom the Director shares voting and investment powers.

(3)	Includes 2,665 shares held in a revocable trust of which Mr. Ludwig is sole trustee; and 6,959 shares held jointly with Mr. Ludwig’s spouse, as to which Mr. Ludwig shares voting and investment powers.

(4)	Includes 1,260,014 shares that Mr. Bertolini has the right to acquire currently or within 60 days of March 13, 2015, upon the exercise of SARs.

(5)

Includes 27,417 shares that Mr. Guertin has the right to acquire currently or within 60 days of March 13, 2015, upon the exercise of SARs; 3,000 shares held jointly with Mr. Guertin’s spouse, as to which Mr. Guertin shares voting and investment powers; and 610 shares held through the Aetna 401(k) Plan by Mr. Guertin.

(6)

Includes 28,432 shares that Ms. McCarthy has the right to acquire currently or within 60 days of March 13, 2015, upon the exercise of SARs; 109,558 shares held in a revocable living trust of which Ms. McCarthy is sole trustee; and 1,735 shares held through the Aetna 401(k) Plan by Ms. McCarthy.

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I. ELECTION OF DIRECTORS

(7)

Includes 18,278 shares that Mr. Soistman has the right to acquire currently or within 60 days of March 13, 2015, upon the exercise of SARs; and 232 shares held through the Aetna 401(k) Plan by Mr. Soistman.

(8)	Includes 685,582 shares that Mr. Zubretsky has the right to acquire currently or within 60 days of March 13, 2015, upon the exercise of SARs.

(9)

Directors and executive officers as a group have sole voting and investment power over 1,621,064 shares, share voting and investment power with respect to 51,167 shares (including 7,060 shares held through the Aetna 401(k) Plan). Also includes 2,068,972 shares that executive officers have the right to acquire currently or within 60 days of March 13, 2015, upon the exercise of SARs. At March 13, 2015, there were no outstanding SARs held by nonmanagement Directors.

(10)

Common stock equivalents include unvested stock units, RSUs, Performance Stock Units (“PSUs”), Market Stock Units (“MSUs”), SARs and performance stock appreciation rights (“PSARs”) that do not earn dividend equivalents and have no voting rights. Common stock equivalents also include vested stock units that earn dividend equivalents but do not have voting rights.

(11)

Includes stock units issued under the Director Plan and plans of Aetna’s predecessors, as applicable. Certain of the stock units are not vested — see “Stock Unit and Restricted Stock Unit Awards” beginning on page 23. Stock units track the value of the Common Stock and vested stock units earn dividend equivalents that may be reinvested, but do not have voting rights. Also includes RSUs granted to each nonmanagement Director other than Senator Snowe under the Director Plan which are unvested, or vested but not yet payable, and are payable in shares of the Common Stock.

(12)

Includes 25,075 RSUs that will vest in three substantially equal annual installments beginning on March 2, 2016, 19,098 RSUs that will vest in two equal annual installments beginning on March 3, 2016, and 9,208 RSUs that will vest on February 1, 2016. The RSUs do not earn dividend equivalents and have no voting rights. Also includes 100,000 PSUs, 41,517 PSUs and 34,329 PSUs that may vest on January 5, 2016, March 3, 2017 and March 2, 2018, respectively. Also includes 129,314 MSUs that may vest on February 1, 2016, based on the average closing price of the Common Stock for the final 30 trading days of the vesting period. Also includes 700,000 PSARs that may vest in full and become exercisable on August 5, 2016, 203,084 SARs that become exercisable in two equal annual installments beginning on March 3, 2016, and 253,480 SARs that become exercisable in three substantially equal annual installments beginning on March 2, 2016.

(13)

Includes 11,210 PSUs and 10,448 PSUs that may vest on March 3, 2017 and March 2, 2018, respectively. Also includes 28,421 MSUs that may vest on February 1, 2016, based on the average closing price of the Common Stock for the final 30 trading days of the vesting period. Also includes 54,833 SARs that become exercisable in two substantially equal annual installments beginning on March 3, 2016 and 77,146 SARs that become exercisable in three substantially equal annual installments beginning on March 2, 2016.

(14)

Includes 43,261 vested deferred stock units that earn dividend equivalents that are reinvested in stock units. Stock units do not have voting rights. Also includes 11,625 PSUs and 8,060 PSUs that may vest on March 3, 2017 and March 2, 2018, respectively. Also includes 39,079 MSUs that may vest on February 1, 2016, based on the average closing price of the Common Stock for the final 30 trading days of the vesting period. Also includes 56,864 SARs that become exercisable in two equal annual installments beginning on March 3, 2016 and 59,513 SARs that become exercisable in three substantially equal annual installments beginning on March 2, 2016.

(15)

Includes 18,251 RSUs that will vest in two substantially equal installments beginning on December 10, 2016. The RSUs do not earn dividend equivalents and have no voting rights. Also includes 4,285 PSUs that will vest on August 12, 2015, and 7,474 PSUs and 8,956 PSUs that may vest on March 3, 2017 and March 2, 2018, respectively. Also includes 11,369 MSUs and 7,602 MSUs that may vest on February 1, 2016 and August 12, 2016, respectively, based on the average closing price of the Common Stock for the final 30 trading days of the applicable vesting period. Also includes 36,555 SARs that become exercisable in two substantially equal annual installments beginning on March 3, 2016 and 66,126 SARs that become exercisable in three equal annual installments beginning on March 2, 2016.

(16)

Includes 21,174 PSUs and 11,941 PSUs that may vest on March 3, 2017 and March 2, 2018, respectively. Also includes 74,107 MSUs that may vest on February 1, 2016, based on the average closing price of the Common Stock for the final 30 trading days of the vesting period. Also includes 103,573 SARs that become exercisable in two substantially equal annual installments beginning on March 3, 2016 and 88,167 SARs that become exercisable in three equal annual installments beginning on March 2, 2016.

(17)

Includes 513,095 stock units issued to Directors; 11,352 unvested RSUs issued to Directors; 11,352 RSUs that are vested but not yet payable issued to Directors; 43,261 vested deferred stock units issued to Ms. McCarthy; and 2,777,638 unvested PSARs, SARs, RSUs, MSUs and PSUs issued to executive officers as a group

AETNA INC. - 2015 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

I.	2014 — A Year of Strong Operating Performance and Effective Execution of Our Strategy

A.	2014 Company Financial Performance At-a-Glance

Total shareholder return: 31%	Operating earnings per share: $6.70 7% increase over 2013	Dividend increase of 11% to: $1.00 per share (annualized) Fifth increase to dividend since 2011	Medical Membership increased to approximately 23.5 million 6% increase over 2013

B.	2014 Company Performance and Related Impact on Compensation Decisions

The Company’s financial performance in 2014 was strong and continued to reflect the Company’s attention to capital deployment, a balanced business mix and effective execution of our strategy. During 2014, the Company delivered:

•

Strong Shareholder Returns. During 2014, our stock price increased 30% from $68.59 on December 31, 2013 to $88.83 on December 31, 2014. On March 13, 2015, our stock closed at $104.09. Our total shareholder return for 2014 was just over 31%, and our three-year cumulative total shareholder return was 119.75%.

Competitors include: Cigna Corporation, Humana Inc., UnitedHealth Group Incorporated and Anthem, Inc. (formerly WellPoint, Inc.)

•

Solid Operating Earnings. For 2014, we reported operating earnings per share of $6.70, a 7% increase over 2013. This brings our 5-year operating earnings per share compound annual growth rate to 15%, well ahead of our managed health care peers.

28	AETNA INC. - 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

•

Increase to Dividend. On November 21, 2014, the Company announced an 11% increase to its quarterly cash dividend from $0.225 per share ($0.90 annualized) to $0.25 per share ($1.00 annualized), reflecting continued confidence in our strategy and our commitment to enhancing total return for our shareholders. This is the fifth increase to our dividend since February 2011 and reflects a five year dividend growth rate of approximately 67%.

* Projected. Declaration and payment of future dividends are at the discretion of the Board and may be adjusted as business needs or market conditions change.

•	Strong Growth in Medical Membership. In 2014, we grew our medical membership by approximately 1.4 million members to 23.5 million, a 6% increase over 2013.

•	Pre-tax Operating Margin in High Single Digits. Aetna reported a 2014 pre-tax operating margin of 7.6%, consistent with our high single digit target.

•

Excellent Progress on Strategic Initiatives. In 2014, Aetna reported excellent progress on several strategic initiatives. Through acquisitions and developing technologies, Aetna has created a unique set of capabilities that permit the Company to capitalize on exciting new consumer and provider opportunities in the marketplace. During 2014, we were able to accelerate the financial synergies from the Coventry Health Care, Inc. (“Coventry”) acquisition, price or solve for nearly $1 billion in new fees and taxes related to health care reform and close a meaningful funding gap for 2014 Medicare Advantage rates. In addition, we enrolled nearly 600,000 public exchange members, while exceeding our initial profitability projections. Further, we bolstered our consumer platform through the acquisition of bSwift LLC and continued to advance our efforts to shift the fee-for-service-based health care model toward patient-centric population health management. Our Accountable Care Solutions business, which differentiates us in the marketplace, reduces medical costs and drives membership growth through integrated solutions using our technology assets. This business doubled the membership covered by value-based contracts (“VBCs”) to more than 3 million members and increased the percent of our medical costs that run through VBC’s to 28% of our total medical spending.

Operating earnings per share and pre-tax operating margin are non-GAAP financial measures. Refer to Annex A to this Proxy Statement for a reconciliation of these and other non-GAAP financial measures to the most directly comparable GAAP measures.

The Company’s executive pay decisions reflect the alignment between executive compensation and Company performance:

•	Annual Bonus Payments Above Target. Our annual bonus program (the “ABP”), which for 2014 was weighted 80% on annual financial metrics, was funded at 133.4% of target.

•

Long-Term Incentive Equity Programs Vested Above Target. The 2013 PSU program vested at 129.35% in the aggregate based on performance during 2013 and 2014. The 36-month portion of the 2012 MSU program vested at 150% based on exceeding the two-year earnings and revenue goals and three-year stock price growth surpassing 50%.

C.	2014 “Say on Pay” Vote/Compensation Plan Design Changes

At our 2014 annual meeting, 88.41% of the votes cast at the meeting voted to approve, on a non-binding advisory basis, the Company’s 2013 Named Executive Officer (“NEO”) compensation, reflecting strong concurrence with the Company’s executive compensation program. Despite this solid shareholder vote in favor of our executive compensation programs, the Compensation Committee continues to refine the Company’s programs to improve their alignment with the interests of our shareholders and to respond to shareholder feedback. During 2014, with the assistance of its independent compensation consultant, Meridian, the Compensation Committee reviewed the Company’s executive compensation programs. As a result of this review and reflecting conversations the Company has had with certain of its largest shareholders, the Company adopted the following compensation program changes for 2014 and 2015:

2014 Changes

•

Lengthened the vesting period and modified the performance period for PSUs. The Compensation Committee lengthened the vesting period for PSUs from 24 months to 36 months and used a two-year adjusted operating earnings per share compound annual growth goal established at the start of the performance period

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COMPENSATION DISCUSSION AND ANALYSIS

(changed from two one-year goals). This change responded to shareholder requests for a longer-term program.

•

Replaced MSUs with SARs for senior executives. For the Company’s most senior executives, the Compensation Committee replaced the MSU portion of the long-term incentive equity program (previously 70% of the value of the long-term award) with SARs. Because SARs have a 10-year term and only have value if the stock price rises after the grant date, this change supports the Company’s long-term strategic focus to drive change in the health care industry and to create long-term shareholder value. These awards vest in three substantially equal annual installments.

•	Updated the Health Care Comparison Group. For 2014 pay decisions, the Compensation Committee replaced the 2013 Health Care Comparison Group with the 2014 Health Care Comparison Group described on page 38 (the “2014 Health Care Comparison Group”). This revision to the Health Care Comparison Group was prompted by the acquisition of Coventry and includes health care companies with revenues ranging from .5x to 2x our projected 2014 revenue.

2015 Changes

•

Lengthened PSU performance goal. The Compensation Committee further lengthened the performance period for PSUs granted in 2015 from 24 months to 36 months. The performance period for the PSUs now aligns with the vesting period and completes the transition of the long-term incentive program from one that supported shorter-term goals during the uncertainty facing the Company at the outset of health care reform, to a longer-term program supporting the Company’s longer-term strategy and implementation of our long-term strategic plan.

II.	Objectives of Our Executive Compensation Program

An understanding of our executive compensation program begins with the program objectives. Although we have made changes to our program in recent years, our objectives remain the same. These include:

•

Aligning the interests of our executives and shareholders. We align the interests of our executives with those of our shareholders through equity-based compensation that is settled in shares of Common Stock and executive share ownership and share retention requirements.

•

Linking rewards to performance. We implement a pay-for-performance philosophy by tying a significant portion of our executives’ compensation to the achievement of financial and other goals that are linked to the Company’s business strategy and each executive’s contributions towards the achievement of those goals.

•

Offering competitive compensation. We offer an executive compensation program that is competitive and that helps us attract, motivate and retain top performing executives in the highly competitive global market for health care talent.

We continue to believe that a significant portion of executive compensation should be variable and based on stock price change and meeting or exceeding defined performance goals (i.e., “at risk”). Our program meets this goal by delivering compensation in the form of equity and other performance-based awards.

The chart below shows the 2014 mix of target compensation opportunity for Mr. Bertolini and for the other NEOs as a group.

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COMPENSATION DISCUSSION AND ANALYSIS

III.	Summary of 2014 Chief Executive Officer Compensation Decisions

MR. BERTOLINI’S COMPENSATION

	2013		2014
Salary	$1,000,000			$1,000,000
Annual Bonus(1)
Target = 300% of Salary	115% of target			140% of target
Cash Delivered	$1,380,800			$1,680,000
Equity Delivered	$2,070,032			$2,520,038
Long-term Incentive Opportunity	$9,106,479	(2)		$9,908,936	(3)
Special One-time Performance-based Retention Award	$17,607,320	(4)	$	N/A

(1)

Bonus amount was paid 40% in cash and 60% in RSUs. The RSUs for performance year 2014 were granted on March 2, 2015 and will vest over a 36-month period (one-third per year). Due to Securities and Exchange Commission reporting rules for equity awards, the RSUs granted in 2014 for performance year 2013 are reported in the 2014 Summary Compensation Table on page 39, and the RSUs granted in 2015 for performance year 2014 will be reported in Aetna’s 2016 Proxy Statement.

(2)	Reflects the grant date fair value of MSUs ($6,376,473) and PSUs ($2,730,006) granted February 1, 2013.
(3)	Reflects the grant date fair value of SARs ($6,908,918) and PSUs ($3,000,018) granted on March 3, 2014.
(4)	Reflects the grant date fair value of a one-time special grant of performance-based SARs ($11,182,320) and performance stock units ($6,425,000) granted August 5, 2013.

Below is a summary of the Compensation Committee’s compensation decisions for Mr. Bertolini:

•	2014 Compensation Opportunity

–

Mr. Bertolini’s 2014 total direct compensation opportunity ($13.9 million at target) was just over the 50th percentile of the average of the comparison groups we use to assess our compensation. (The 2014 Health Care Comparison Group and the 2014 Cross-Industry Comparison Group are listed on page 38. Together, these groups are referred to as the “Comparison Groups”). Within the total direct compensation opportunity, Mr. Bertolini’s 2014 annual bonus target was set at 300% of his annual base salary. Of this amount, 60% is paid in RSUs which are tied directly to the value of Aetna shares and which vest over three years. The Compensation Committee recognizes that Mr. Bertolini’s annual bonus opportunity is high compared to the annual bonus target of his peers in the Comparison Groups when viewed in isolation. However, when this bonus opportunity was first established on his appointment as CEO, there was a corresponding reduction to Mr. Bertolini’s annual long-term incentive equity grant value to keep his total compensation levels at an appropriate market level. This change in mix of pay opportunity, coupled with the additional vesting required for the equity portion of the award, was made to more directly align Mr. Bertolini’s total direct compensation opportunity with the Company’s annual financial performance, while continuing the focus on creation of long-term shareholder value and retention.

–

Mr. Bertolini’s 2014 long-term incentive opportunity was set at $9.9 million. This grant was delivered 70% in SARs ($6.9 million) and 30% in PSUs ($3.0 million). The SARs and PSUs granted in 2014 are described on page 34. The SARs vest in three equal annual installments beginning March 3, 2015, and the PSUs will vest in 2017, in each case, subject to Mr. Bertolini’s continued employment and, with respect to PSUs, Company performance.

•	Compensation Decisions for 2014

–

Base Salary. Mr. Bertolini’s salary has not been adjusted since his appointment as CEO in November 2010. The Compensation Committee has not made a change to Mr. Bertolini’s base salary due to the Company’s compensation philosophy of focusing on variable pay that rewards performance and long term success. Mr. Bertolini’s annual base salary is the lowest of the CEOs in the 2014 Health Care Comparison Group.

–

Annual Bonus. Mr. Bertolini’s annual bonus for 2014 was determined primarily on the basis of the Company’s strong financial performance against the ABP goals described in detail beginning on page 33 and paid out at 140% of target. In addition, the Compensation Committee and the Board considered that in 2014 the Company’s total return to shareholders was 31% and that the Company’s three-year cumulative total return to shareholders was nearly 120%. The Compensation Committee and the Board also conducted a review of Mr. Bertolini’s qualitative performance. The individual qualitative performance factors considered consisted primarily of execution of strategy (including continuing the transformation of the Company’s business model, and refinement of the Company’s long-term strategic vision), business results (including strong growth of the Company’s Government businesses) and leadership. Mr. Bertolini continues to be a recognized thought leader who serves as a positive and constructive influence on not only the implementation of health care reform and the related transformation of the health care system, but also on important social policy issues affecting the Company and our nation (including “fix-the-debt” and employee wages). Mr. Bertolini has built effective relationships with investors, thought leaders and other constituents across the health care industry. In 2014, he was again recognized as one of the top 10 most influential persons in health care. Mr. Bertolini has built a strong leadership

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COMPENSATION DISCUSSION AND ANALYSIS

team which, under his direction, is driving the business and executing the Company’s strategy, while focusing on the Company’s long-term success. The annual bonus for 2014 was paid 40% in cash and 60% in a grant of RSUs that will vest over a 36-month period.

•

Long-Term Incentive Awards. The Compensation Committee determined that the performance target set for the second performance period of the PSUs granted in 2013 had been met. In addition, the Committee determined that the Company exceeded both the revenue and operating income measures for the MSUs granted in 2012.

IV.	2014 Compensation Policies

What are the elements of the Company’s executive compensation program?

The 2014 compensation program for our Named Executive Officers consisted of the following components:

Component	Description	Purpose
Base Salary	Fixed cash compensation based on the executive’s past and potential future performance, scope of responsibilities, experience and competitive market pay practices.	Provide a fixed, baseline level of compensation that is not contingent upon Company performance.
Performance-Based Annual Bonus	Cash payment tied to meeting annual performance goals set for the fiscal year that are tied to the Company’s annual business plan and individual performance.	Motivate executives to achieve superior annual financial and operational performance.
Long-Term Equity Incentives:(1)
PSUs	Performance-based stock units which pay out, if at all, based on the Company’s performance against a two-year adjusted operating earnings per share compound annual growth financial goal. If the goal is met, the PSUs granted in 2014 will vest in a single installment at the end of a 36-month vesting period as described on page 34.	Align achievement of specific multi-year internal financial performance objective with the creation of shareholder value, increase executive stock ownership and provide retention incentives.
RSUs	Time-vested stock units that vest over the time period set at grant, typically 36 months.	Align compensation with changes in Company stock price and the creation of shareholder value, and strengthen retention.
SARs	Stock appreciation rights that vest in substantially equal annual installments over 36 months.	Align compensation with changes in Company stock price and creation of shareholder value.
(1)	All awards are settled in stock and are subject to stock ownership requirements.

The Company also provides health, welfare and retirement benefits to its executives and other employees generally.

How are the total cash and equity compensation amounts determined?

Our compensation program is generally designed to set total cash and equity compensation opportunity (considered as base salary, performance-based annual bonus and long-term incentive equity awards) for senior executives at an amount that is competitively reasonable and appropriate for our business needs and circumstances. For the Named Executive Officers, the Compensation Committee reviews the cash and equity compensation opportunities available to similarly positioned executives of companies in the Comparison Groups. The Compensation Committee also reviews third-party compensation surveys. The companies that make up each Comparison Group and the reasons they were selected are listed on page 38. The third-party compensation surveys are purchased from outside compensation vendors selected by our human resources department, and the data provided by the vendors is reviewed by the Compensation Committee’s independent compensation consultant. The data presented to the Compensation Committee includes a regression analysis (market compensation data adjusted to account for company size based on revenue) where available. The compensation of our Named Executive Officers is compared across the Named Executive Officer group and with the compensation of other senior executives of the Company for internal pay relativity purposes. The Compensation Committee, however, has not established a specific pay relativity percentage.

Our compensation program is generally designed to deliver above-median total compensation for above-median performance and below-median total compensation for below-median performance. For executives with compensation opportunities that are more highly variable, including the Named Executive Officers, total cash and equity compensation opportunity may be above the

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COMPENSATION DISCUSSION AND ANALYSIS

median, but “at risk” amounts are paid only if performance goals are achieved or exceeded. In addition, the value of the equity awards is directly subject to stock price change. In setting total compensation opportunity, the Compensation Committee does not, on a formulaic basis, set target compensation opportunity at the precise median of the Comparison Groups. Instead, the Compensation Committee uses Comparison Group information as a reference point to make what is ultimately a subjective decision that balances (i) a competitive level of compensation for a position; (ii) executive experience and scope of responsibility; (iii) individual performance; (iv) percent of pay “at risk”; and (v) retention. There is no pre-defined formula that determines which of these factors is more or less important, and the emphasis placed on a specific factor may vary among executive officers and will reflect market conditions and business needs at the time the pay decision is made.

How are base salaries for executive officers determined?

In making annual base salary determinations, the Compensation Committee considers:

•	the terms of any employment agreement with the executive;

•	the recommendations of our CEO (as to executives other than himself);

•	the salary paid to persons in comparable positions in the Comparison Groups;

•	the executive’s experience and scope of responsibility; and

•	a subjective assessment of the executive’s individual past and potential future contribution to Company results.

Base salary, as a percent of total compensation, also differs based on the executive’s position and function. Although the Compensation Committee has not established a specific ratio of base salary to total compensation, in general, executives with the highest level and broadest scope of responsibility have the lowest percentage of their compensation fixed as salary and have the highest percentage of their compensation subject to performance-based standards (performance-based annual bonus and long-term incentives). None of the Named Executive Officers received a base salary increase for 2014 as their base salary levels were deemed appropriate in the context of their total direct compensation.

How are annual performance-based bonuses determined?

Except for a portion of Mr. Bertolini’s bonus (described on page 32), the 2014 annual bonuses were paid in cash. All executive officers and managers are eligible to participate in the ABP. The Compensation Committee, after consulting with the Board, establishes specific financial and operational goals at the beginning of each performance year. Annual bonus funding is linked directly to the achievement of these annual goals. Following the completion of the performance year, the Compensation Committee assesses performance against the pre-established performance goals to determine bonus funding for the year. The ABP goals, described in more detail below, are directly derived from our strategic and business operating plan approved by the Board. These goals, which measure annual results, were selected to balance the delivery of financial results with the achievement of internal and external constituent goals. The Company believes it is important to consider these non-financial constituent goals, which for 2014 have a 20% ABP weighting, because they help keep a focus on our longer-term success and the quality of our brand and reputation, rather than purely annual financial results.

Under the ABP, if all of the goals are met at the target level in the aggregate, then up to 100% of the target bonus pool is funded. If the goals are exceeded in the aggregate, by a sufficient margin, then up to a maximum of 200% of the target bonus pool is funded. At the threshold performance level, 25% of the target bonus pool is funded.

For 2014, bonus pool funding under the ABP was determined as set forth below:

Weight	Measure	Threshold	Target	Maximum	Actual Performance	Performance Level	Weighted Points
80%	Financial Performance	25%	100%	200%
60%	Adjusted operating earnings per share(1)	$ 6.00	$ 6.38	$ 6.86	$ 6.55	>target	76.2
10%	Adjusted Revenue(2)	$52,254	$53,754	$54,754	$56,977	>target	20.0
10%	G&A as a % of Revenue(3)	16.2%	15.2%	14.2%	14.9%	>target	11.5
20%	Constituent Index Performance
10%	Consumer Satisfaction(4)	86%	100%	117%	115%	>target	17.1
10%	Transformation of Talent and Culture(5)	91%	100%	109%	98%	<target	8.6
Total							133.4
(1)

Adjusted operating earnings per share is a non-GAAP financial measure used in connection with the ABP. Refer to Annex A to this Proxy Statement for a reconciliation of adjusted operating earnings per share to the most directly comparable GAAP measure. Adjusted operating earnings per share excludes from net income attributable to Aetna (a) net realized capital gains; (b) amortization of other acquired intangible assets; (c) other items, if any, that neither relate to the ordinary course of our business nor reflect our underlying business performance; and (d) the financing component of our pension and other postretirement employee benefit plan expense. These adjustments are established when the target is set at the start of the year.

(2)

Adjusted revenue is a non-GAAP financial measure used in connection with the ABP. Refer to Annex A to this Proxy Statement for a reconciliation of adjusted revenue to the most directly comparable GAAP measure. Adjusted revenue excludes from total revenue (a) net realized capital gains; (b) net investment income; and (c) other items, if any, that neither relate to the ordinary course of our business nor reflect our underlying business performance. These adjustments are established when the target is set at the start of the year.

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COMPENSATION DISCUSSION AND ANALYSIS

(3)

General and administrative expenses (“G&A”) as a percentage of revenue is a non-GAAP financial measure used in connection with the ABP. Refer to Annex A to this Proxy Statement for a reconciliation of G&A as a percentage of revenue to the most directly comparable GAAP measure. G&A as a percentage of revenue is calculated by dividing operating expenses, excluding incentive compensation expense, selling expense and other items, if any, that neither relate to the ordinary course of our business nor reflect our underlying business performance, by operating revenue. These adjustments are established when the target is set at the start of the year.

(4)	This goal measures consumer satisfaction and includes Medicare Star Ratings and member health quality (measured through HEDIS results).

(5)

This goal measures employee engagement and culture determined through responses to the Company’s all-employee survey as well as performance against diversity initiatives for employees and supplier groups.

After applying the weightings noted above, the Compensation Committee set the Company-wide 2014 ABP bonus pool funding at 133.4% of target. Within this pool funding, the Compensation Committee set actual bonus amounts after conducting a subjective review of each Named Executive Officer’s individual performance for the year against the business unit and qualitative performance goals established at the start of the year and considering Mr. Bertolini’s recommendations (as to executives other than himself). In determining the annual bonus for Mr. Bertolini, the Compensation Committee consulted with the non-management members of the Board. The factors considered in determining individual bonus amounts for the Named Executive Officers are set forth below.

Named Executive Officer	2014 Annual Bonus Target as a Percent of Base Salary		2014 Actual Bonus as a Percent of Target	Individual Discretionary Factors
Mr. Bertolini	300%	(1)	140%	• Described on pages 31-32.
Mr. Guertin	100%		130%	• Exceeding operating plan metrics
				• Achieving margin expansion for certain products
				• Progress on long-term strategic initiatives
				• Leadership (recognized as #1 Healthcare CFO by Institutional Investor)
Ms. McCarthy	90%		130%	• Business Unit operating results substantially ahead of projections
				• Successful delivery of technology initiatives
				• Strategic initiatives to strengthen cyber security, positioning the Company as an industry leader
Mr. Soistman	100%		141%	• Business unit operating results substantially above projections
				• Membership growth in business units managed substantially above projections
				• Leadership in compliance initiatives
Mr. Zubretsky	110%		133%	• Business unit operating results substantially above projections
				• Execution of long-term strategy for National Businesses, including care delivery transformation
				• Developed and deployed new provider-enablement technologies to support value-based contracts
(1)	Bonus was paid 40% in cash and 60% in RSUs that vest over 36 months as described on page 32.

How are long-term incentive equity awards (SARs and PSUs) determined?

The Company’s 2014 long-term incentive equity award program was delivered in the form of SARs (70%) and PSUs (30%). The objective of the SAR and PSU awards is to advance the longer-term interests of the Company and our shareholders by directly aligning executive compensation with increases in our stock price and providing incentives for executives to meet the specified PSU performance goal. These awards complement cash incentives tied to annual performance as they motivate executives to increase earnings and shareholder value over time.

The 70% allocation to SARs aligns the majority of the long-term incentive value directly with shareholder interest in increasing our stock price; the award has no value if the stock price declines after the award is granted. The remaining 30% of the long-term incentive value is also tied to the value of our stock and the attainment of specific financial operating goals. The SARs granted in 2014 to the Named Executive Officers vest in substantially equal annual installments over a 36-month period. The PSUs granted in 2014 vest in a single installment at the end of a 36-month period based on the Company’s attainment of the two-year performance goal. The SAR and PSU awards are settled in Common Stock, net of applicable withholding taxes, in order to reduce shareholder dilution resulting from the awards. The Company currently does not pay dividend equivalents on unvested equity awards.

What is the PSU performance goal?

The PSUs granted in 2014 were designed to vest at 100% if the Company attains a two-year adjusted operating earnings per share compound annual growth rate of 7%. This goal was selected because, at the time it was established, it represented the Company’s adjusted operating earnings per share goal over the performance period. If the performance goal is met, the PSUs will vest at the end of the 36-month vesting period. At maximum performance, the PSUs vest at 200% of the units granted.

Does the Compensation Committee consider prior equity grants when making compensation decisions?

In making individual long-term incentive equity award decisions, the Compensation Committee does not specifically take into account prior equity grants or amounts realized on the exercise or vesting of prior equity grants in determining the equity value to be granted. The Company’s philosophy is to pay an annualized market value for the executive’s position, sized according to the performance level of the individual in the position. The Compensation Committee does, however, consider prior equity grants to

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COMPENSATION DISCUSSION AND ANALYSIS

executives in evaluating the overall design, timing and size of the long-term incentive equity program. In addition, in assessing the recruitment/retention risk for executives, the Compensation Committee considers the value of unvested equity awards.

Did the Company make special equity grants to Named Executive Officers in 2014?

In December 2014, the Company made a special RSU grant to Mr. Soistman. This RSU grant will vest in two substantially equal annual installments on the second and third anniversary of the grant date. This RSU was designed to recognize the leadership of Mr. Soistman and act as a retention vehicle for Mr. Soistman in connection with other management changes at the Company.

What is the Company’s policy on the grant date of equity awards?

The effective date of the annual long-term incentive equity grant in 2014 was the stock market trading day after the February Board of Directors and Compensation Committee meetings which followed the release of our annual earnings. The grant price of any annual award is the closing price of our Common Stock on that day. The Compensation Committee selected this timing so that the award value reflected our most recent full-year earnings information and outlook. The Compensation Committee also makes grants during the year, primarily in connection with hiring and promotions. Under our policy, off-cycle grants made in connection with hiring are effective on the date of hire or the 10th day of the month following the date of hire.

What are the health, welfare and pension benefits offered?

To attract and retain employees at all levels, we offer a subsidized health and welfare benefits program that includes medical, dental, life, accident, disability, vacation and severance benefits. Our subsidy for employee health benefits is graduated so that executives pay a higher contribution than more moderately paid employees.

The Company makes a tax-qualified 401(k) plan available to substantially all of our U.S.-based employees, including the Named Executive Officers. We also offer a Supplemental 401(k) Plan (the “Supplemental 401(k) Plan”) to provide benefits above Code contribution limits. There is no Aetna matching contribution under the Supplemental 401(k) Plan. The Company’s Pension Plan (the “Pension Plan”) was frozen as of December 31, 2010, and the Company’s Supplemental Pension Plan (the “Supplemental Pension Plan”) was frozen in January 2007. Interest continues to accrue on outstanding pension cash balance accruals.

Does the Company have an Employee Stock Purchase Plan?

Our tax-qualified employee stock purchase plan is available to substantially all employees, including the Named Executive Officers. This program allows our employees to buy our

Common Stock at a 5% discount to the market price on the purchase date (up to a maximum of $25,000 per year). We offer this program because we believe it is important for all employees to focus on increasing the value of our Common Stock and to have an opportunity to share in our success.

Does the Company provide other compensation to the Named Executive Officers?

The Company provides only limited other compensation to the Named Executive Officers (see the All Other Compensation table in footnote 8 to the 2014 Summary Compensation Table on page 40). In the interest of security, with certain exceptions, the Company requires that the CEO use corporate aircraft for personal travel whenever use of the aircraft is not required for a business purpose. Other Named Executive Officers are also permitted to use corporate aircraft for personal travel at the discretion of the CEO. The Compensation Committee believes this practice is reasonable and appropriate given security concerns, efficiency of travel and the demands put on our Named Executive Officers’ time. A financial planning reimbursement, not to exceed $10,000, is provided to Named Executive Officers to assure sound financial planning and tax compliance and to provide more time for the executive to focus on the needs of our business. The Company does not provide any tax gross-ups related to other compensation, including perquisites (other than in connection with relocation benefits provided in connection with an executive’s relocation of residence on behalf of the Company).

What is the Company’s policy on Internal Revenue Code Section 162(m)?

Prior to 2013, Section 162(m) of the Code limited the tax deductibility of compensation in excess of $1 million paid to certain executive officers, unless the payments were made under plans that satisfy the technical requirements of the Code. It has been Company policy to maximize the tax-deductibility of payments as “performance-based compensation” under Section 162(m) to the extent practicable. Annual bonuses, MSUs and PSUs were designed so that the compensation paid would be tax deductible by the Company. As part of the federal health care reform legislation enacted in 2010, Section 162(m) was revised with respect to compensation paid by health insurance companies, including the Company. Starting in 2013, an annual deduction limit of $500,000 per person applies to the compensation we pay to any of our employees and certain service providers. This tax deduction limitation applies to compensation earned after 2009, if paid after 2012. The tax deduction limitation applies whether or not the compensation is performance-based or is provided pursuant to a shareholder-approved plan. As a result, in connection with the administration of the ABP and other programs, the Company has suspended the application of the technical requirements needed to qualify compensation as performance-based under Section 162(m), although annual bonus and other programs continue to have performance-based elements.

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COMPENSATION DISCUSSION AND ANALYSIS

Do executives have to meet stock ownership requirements?

The CEO and other senior executives are subject to minimum stock ownership requirements. The ownership requirements are based on the executive’s pay opportunity and position within the Company. The ownership levels (which include shares owned and vested stock units but not stock options, SARs, PSARs or unvested MSUs or PSUs) are as follows:

STOCK OWNERSHIP AS A MULTIPLE OF BASE SALARY

Position	Multiple of Salary
Chief Executive Officer	5x
President	4x
Other Named Executive Officers	3x
Other Executives	.5x to 3x

Executives who do not meet their individual ownership requirement at the time an equity award vests or is exercised are required to retain 35% of the after-tax equity payout in shares of Common Stock. These shares are required to be held until the executive terminates employment with the Company. This policy applies to equity awards granted in 2010 and later and is intended to further align the interests of our executives with the interests of our shareholders. Beginning with equity awards granted in 2015, executive officers who do not meet their ownership requirement at the time of vesting or exercise are required to retain 50% of the after-tax equity payout in shares of Common Stock until the earlier of termination of employment with the Company or the date the executive satisfies his or her stock ownership requirements. All NEOs are in compliance with the Company’s stock ownership/retention policy. (Mr. Soistman, who joined the Company in 2013, does not yet meet the Company’s required ownership level, but is subject to the stock retention policy.)

Does the Company have a policy on hedging or pledging Company stock?

The Company’s Code of Conduct prohibits all employees (including executives) and Directors from engaging in hedging strategies using puts, calls or other types of derivative securities based upon the value of our Common Stock. No Directors or Named Executive Officers entered into a pledge of Common Stock in 2014.

Why do the amounts of severance paid following termination of employment differ among the Named Executive Officers?

The narrative and tables beginning on page 47 outline the potential payments that would be made to the Named Executive Officers following their termination of employment under various scenarios. The difference in treatment among the Named Executive Officers is due to the dynamics of negotiation at the time the executive was hired (or promoted), the executive’s position in the Company, market practices and Company policies in effect at the time of entry into an executive’s agreement with the Company.

V.	Governance Policies

GOVERNANCE HIGHLIGHTS The Company seeks to maintain best practice standards with respect to the oversight of executive compensation. The following policies and practices were in effect during 2014:

✓	Compensation Committee composed solely of independent Directors;
✓	use of an independent compensation consultant retained directly by the Compensation Committee who performs no consulting or other services for management of the Company;

✓	annual review and approval of our executive compensation strategy by the Compensation Committee, including a review of our compensation-related risk;

✓	robust stock ownership requirements for our executive officers and related stock retention policy;
✓	a policy prohibiting all employees, including the Named Executive Officers, from engaging in hedging transactions with respect to equity securities of the Company;

✓	a compensation “claw back” policy that permits the Company to recoup performance-based compensation if the Board determines that a senior executive has engaged in fraud or misconduct;

✓	no tax gross-up benefits upon a change-in-control in new employment contracts and elimination of that provision from our Chairman and CEO’s employment agreement; and

✓

limited perquisites and other personal benefits (and no tax gross-ups on perquisites and personal benefits, other than in connection with relocation benefits provided in connection with an executive’s relocation of residence on behalf of the Company).

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COMPENSATION DISCUSSION AND ANALYSIS

Many of these policies are described more fully below.

Does the Compensation Committee use an independent compensation consultant?

During 2014, the Compensation Committee engaged Meridian to provide independent compensation consulting services to the Compensation Committee. The role of the independent compensation consultant is to ensure that the Compensation Committee has objective information needed to make informed decisions in the best interests of shareholders based on compensation trends and practices in public companies. During the past year, the Compensation Committee requested Meridian to: (i) assist in the development of agendas and materials for Compensation Committee meetings; (ii) provide market data and alternatives to consider for making compensation decisions for the CEO and other executive officers; (iii) assist in the design of the Company’s long-term compensation program; and (iv) keep the Compensation Committee and the Board abreast of changes in the executive compensation environment. Meridian also advised the Nominating Committee regarding Director compensation. In accordance with Compensation Committee policy, the Company does not engage its independent compensation consultant for any services other than in support of these two Committees. Meridian had no relationships with any member of the Compensation Committee or any executive officer of the Company. The Compensation Committee has the sole authority to determine the compensation for and to terminate the services of the independent compensation consultant. The Compensation Committee has reviewed the independence of the independent compensation consultant pursuant to applicable independence rules and determined that its work does not raise any conflicts of interest.

What is the role of the CEO and the Board of Directors in determining compensation?

The CEO personally reviews and reports to the Compensation Committee on the performance of select senior executives (including all of the Named Executive Officers other than himself) and provides specific compensation recommendations to the Compensation Committee. The Compensation Committee considers this information in making compensation decisions for these executives, but the Compensation Committee does not delegate its decision-making authority to the CEO. The CEO also provides to the Compensation Committee a self-evaluation. The CEO does not, however, present a recommendation for his own compensation. Prior to making any decisions regarding CEO compensation, the Compensation Committee consults with the non-management Directors and receives input from its independent compensation consultant. After discussing proposed compensation decisions for the CEO with the non-management Directors, the Compensation Committee determines the CEO’s compensation. The CEO is not present when his performance or compensation is evaluated and determined, unless invited by the Compensation Committee.

Does the Compensation Committee review tally sheets?

In setting executive officer compensation, the Compensation Committee reviews tally sheets prepared for each executive officer. The tally sheets provide information that is in addition to the information shown in the 2014 Summary Compensation Table. The tally sheets show not only current year compensation, but also historical equity gains and the in-the-money value of outstanding equity awards (vested and unvested). The tally sheets also show amounts that would be paid under various termination of employment scenarios. While compensation decisions are based on competitive market pay data and individual performance, the Compensation Committee uses the tally sheets as a reference point and as a basis for comparing program participation across the executive group. In particular, the Compensation Committee uses the tally sheets to understand the effect compensation decisions have on various possible termination of employment scenarios. During 2014, the information in the tally sheets was consistent with the Compensation Committee’s expectations and, therefore, the tally sheets did not have an effect on individual compensation decisions.

Does the Compensation Committee review risk associated with the Company’s compensation policies and practices?

Annually, as part of its compensation review process, the Compensation Committee requests the Company’s chief enterprise risk officer to oversee a review of the Company’s compensation policies for executives and other employees to determine whether those programs create risks that, individually or in the aggregate, are reasonably likely to have a material adverse effect on the Company. As part of this risk review process in 2014, the chief enterprise risk officer, assisted by human resources personnel, inventoried Company compensation programs and established a financial framework, consistent with other enterprise risk management protocols, to identify compensation policies or practices that could have a material adverse effect on the Company. This review included the structure and material features of each program, the behaviors the programs are intended to reward, as well as program features or Company policies that operate to mitigate risk. After conducting the review and assessing potential risks, the Company determined, and the Compensation Committee concurred, that the design of each incentive program contains sufficient design features, controls, limits and/or financial requirements so that the program does not create risks that are reasonably likely to have a material adverse effect on the Company.

Although a significant portion of the Company’s executive compensation is performance-based, we do not believe that our programs encourage excessive or unnecessary

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COMPENSATION DISCUSSION AND ANALYSIS

risk-taking. Overall, our compensation mix, including the use of equity and other long-term incentives, is generally consistent with competitive market practice. While risk is a necessary part of growing a business, our executive compensation program attempts to mitigate risk and align the Company’s compensation policies with the long-term interests of the Company by selecting performance goals that are directly aligned with the Company’s strategic plan, balancing annual and longer-term incentives, using multiple performance measures (including financial and non-financial measures) and applying program caps. Other risk mitigation features include the Company’s executive stock ownership requirement and the Company’s “claw back” policy which are described on page 36 and below, respectively.

Does the Company have a claw back/recoupment policy?

Several years ago, the Company adopted a policy regarding the recoupment of performance-based incentive compensation. Under the policy, if the Board determines that a senior executive of the Company has engaged in fraud or intentional misconduct that has caused a material restatement of the Company’s financial statements, the Board will review the performance-based compensation earned by that senior executive on the basis of the Company’s performance during the periods materially affected by the restatement. If, in the Board’s view, the performance-based compensation would have been lower if it had been based on the restated results, the Board may seek to recoup the portion of the performance-based compensation that would not have been awarded to that senior executive. This policy applies to the Company’s executive officers as well as the Chief Accounting Officer and Head of Internal Audit. In addition, equity awards issued to employees include a provision that allows the Company to recoup gains if the employee violates covenants that prohibit terminated employees from soliciting our customers and employees, disclosing confidential information and, for some employees, providing services to certain competitors of the Company.

VI.	Comparison Group Company Lists

The companies in each of the compensation Comparison Groups are listed below. The companies in the 2014 Health Care Comparison Group were selected because they represent some of our closest competitors. The companies in the 2014 Cross-Industry Comparison Group were selected from the FORTUNE 200 and are companies that we compete against for talent and capital, without regard to industry. The selected companies represent companies with revenues ranging from .5 to 2x our projected 2014 revenue. The pay information for each group was developed using market pay survey data purchased from third-party compensation vendors.

2014	Health Care Comparison Group:

AmerisourceBergen Corporation	Cigna Corporation	UnitedHealth Group Incorporated
Anthem, Inc.	Covidien Public Limited Company
Cardinal Health, Inc.	Humana Inc.

2014	Cross-Industry Comparison Group:(1)

3M Company	HCA Holdings, Inc.	Northrop Grumman Corporation
The Allstate Corporation	The Hartford Financial Services Group, Inc.	PepsiCo, Inc.
Caterpillar Inc.	Honeywell International Inc.	The Procter & Gamble Company
The Coca-Cola Company	International Paper Company	The Travelers Companies, Inc.
Comcast Corporation	Johnson & Johnson	United Technologies Corporation
FedEx Corporation	Lockheed Martin Corporation	The Walt Disney Company
General Dynamics Corporation	Metropolitan Life Insurance Company

(1)	If pay data for a comparable position is not available from a company on this list, the company is not included in the 2014 Cross-Industry Comparison Group for that position.

Third Party Compensation Surveys:

•	Frederic W. Cook & Co., Inc. Long-Term Incentive Survey;

•	Pearl Meyer Executive and Senior Management Total Compensation Survey;

•	Mercer’s Integrated Health Network Survey;

•	Aon Hewitt Total Compensation Measurement Survey; and

•	Radford Global Technology Survey.

38	AETNA INC. - 2015 Proxy Statement

EXECUTIVE COMPENSATION

The 2014 Summary Compensation Table summarizes the total compensation paid or earned for the fiscal year ended December 31, 2014 and applicable comparative data for 2013 and 2012 by our Chairman and Chief Executive Officer, any person who served as our Chief Financial Officer during 2014 and our three other most highly paid executive officers (collectively, the “NEOs” or “Named Executive Officers”). When setting compensation for each of the Named Executive Officers, the Compensation Committee reviews tally sheets which show the executive’s current compensation, including equity and non-equity based compensation.

The cash ABP award amounts for 2014 are disclosed in the 2014 Summary Compensation Table as “Non-Equity

Incentive Plan Compensation” and are not categorized as a “Bonus” payment under SEC rules. The amounts listed under “Non-Equity Incentive Plan Compensation” were approved by the Compensation Committee in February 2015. Please refer to the 2014 Grants of Plan-Based Awards table and related footnotes on page 41 for information about the number of RSUs, PSUs, and SARs, as applicable, awarded to each of the Named Executive Officers in the fiscal year ended December 31, 2014.

The Company has entered into employment arrangements with certain of the Named Executive Officers. Refer to “Agreements with Named Executive Officers” beginning on page 52 for a discussion of those employment arrangements.

2014 Summary Compensation Table

The following table shows the compensation provided by Aetna to each of the Named Executive Officers in 2014 and applicable comparative data for 2013 and 2012.

Name and Principal Position(1)	Year	Salary	Stock Awards(2)		Option Awards(5)	Non-Equity Incentive Plan Compen- sation(6)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(7)	All Other Compen- sation(8)	Total
Mark T. Bertolini Chairman and Chief Executive Officer	2014	$996,169	$5,070,050	(3)(4)	$6,908,918	$1,680,000	$23,386	$388,799	$15,067,322
	2013	996,169	16,870,691		11,182,320	1,380,000	12,844	283,385	30,725,409
	2012	977,159	11,125,421		0	892,800	33,584	256,971	13,285,935
Shawn M. Guertin Executive Vice President, CFO and Chief Enterprise Risk Officer	2014	697,318	810,035	(3)	1,865,430	913,920	0	165,804	4,452,507
	2013	661,877	2,001,525		0	1,000,000	0	82,534	3,745,936

Margaret M. McCarthy Executive Vice President, Operations and Technology	2014	627,960	840,023	(3)	1,934,513	737,880	22,478	101,711	4,264,565
	2013	627,960	2,752,018		0	601,548	5,835	167,750	4,155,111
	2012	611,556	2,753,567		0	413,079	11,670	212,232	4,002,104
Francis S. Soistman, Jr., Executive Vice President, Government Services	2014	597,701	2,140,136	(3)(4)	1,243,612	845,940	0	32,750	4,860,139

Joseph M. Zubretsky Senior Executive Vice President, Healthagen	2014	846,743	1,530,033	(3)	3,523,565	1,245,701	3,102	79,952	7,229,096
	2013	837,548	5,218,763		0	1,250,000	1,097	91,395	7,398,803
	2012	795,520	4,505,866		0	750,179	2,268	148,349	6,202,182

(1)

Principal position at April 3, 2015. Effective January 1, 2015, Mr. Bertolini was succeeded as President by Karen S. Rohan. Also in January 2015, Mr. Zubretsky became Senior Executive Vice President, Healthagen. Mr. Guertin was not an NEO in 2012, and Mr. Soistman was not an NEO in 2013 or 2012. At December 31, 2014, Mr. Zubretsky was Senior Executive Vice President, National Businesses.

(2)

The amounts reported in this column represent the aggregate grant date fair value of the stock awards granted in the relevant year computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates. Refer to pages 117-121 of Aetna’s 2014 Annual Report, Financial Report to Shareholders for all relevant valuation assumptions used to determine the grant date fair value of the stock awards included in this column. Amounts shown in this column for 2014 include the grant date fair value of PSUs and RSUs granted to the Named Executive Officers in 2014. The PSU grant date fair values are based upon the probable outcome of the performance conditions associated with these PSUs as of the date of grant.

(3)

The grant date fair value of the PSUs granted to the NEOs in March 2014 assuming the highest level of performance conditions associated with these PSUs occurs is as follows: Mr. Bertolini $6,000,037; Mr. Guertin $1,620,069; Ms. McCarthy $1,680,045; Mr. Soistman $1,080,142 and Mr. Zubretsky $3,060,066. The PSUs granted in March 2014 will vest, if at all, based on achievement of a compound annual growth rate goal of 2015 adjusted operating earnings per share over 2013 adjusted operating earnings per share set by the Compensation Committee at the time of the grant. The Compensation Committee will determine the Company’s achievement of this performance goal following December 31, 2015. Vesting of all the PSUs granted in March 2014 to the NEOs will occur, if at all, on March 3, 2017 and is subject to continued employment of the applicable NEO on March 3, 2017. Each vested PSU represents one share of Common Stock and will be paid in shares of Common Stock, net of taxes.

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EXECUTIVE COMPENSATION

(4)

Includes $2,070,032 grant date fair value of RSUs granted to Mr. Bertolini in March 2014 as part of his 2014 ABP award and $1,600,065 grant date fair value of RSUs granted to Mr. Soistman in December 2014 in recognition of Mr. Soistman`s leadership and as a retention vehicle.

(5)

Grant date fair value of the SARs granted to the NEOs on March 3, 2014. These SARs have an exercise price of $72.26 (the closing price of the Common Stock on March 3, 2014) and will vest in three substantially equal installments on March 3, 2015, March 3, 2016 and March 3, 2017. The SAR values are calculated using a modified Black-Scholes Model for pricing options. Refer to page 118 of Aetna’s 2014 Annual Report, Financial Report to Shareholders for all relevant valuation assumptions used to determine the grant date fair value of these SARs.

(6)

Amounts shown in this column represent cash bonus awards for the relevant calendar year under the ABP. For 2014, bonus pool funding under the ABP depended upon Aetna’s performance against certain measures discussed under “How are annual performance-based bonuses determined?” beginning on page 33. Mr. Bertolini’ s 2014 ABP award was paid 40% ($1,680,000) in cash and 60% ($2,520,038) in RSUs with a grant date of March 2, 2015 that vest over three years (one-third per year). These RSUs will be included in the 2015 Grants of Plan-Based Awards Table in Aetna’s 2016 Proxy Statement.

(7)

Amounts in this column only reflect pension values and do not include earnings on deferred compensation amounts because such earnings are neither above-market nor preferential. Refer to the 2014 Nonqualified Deferred Compensation table and “Deferred Compensation Narrative” beginning on page 46 for a discussion of deferred compensation. The following table presents the change in present value of accumulated benefits under the Pension Plan and Supplemental Pension Plan from December 31, 2013 through December 31, 2014. See “Pension Plan Narrative” on page 45 for a discussion of pension benefits and the economic assumptions behind the figures in this table.

Named Executive Officer	Pension Plan	Supplemental Pension Plan
Mark T. Bertolini	$14,189	$9,197
Shawn M. Guertin**	0	0
Margaret M. McCarthy	13,401	9,077
Francis S. Soistman, Jr.**	0	0
Joseph M. Zubretsky	3,102	0

**

Messrs. Guertin and Soistman are not eligible to participate in the Pension Plan because they joined the Company after the Pension Plan was frozen on December 31, 2010. Messrs. Guertin and Soistman are not eligible to participate in the Supplemental Pension Plan.

(8)	All Other Compensation consists of the following for 2014:

	Mark T. Bertolini	Shawn M. Guertin	Margaret M. McCarthy	Francis S. Soistman, Jr.	Joseph M. Zubretsky
Personal Use of Corporate Aircraft(a)	$335,293	$ 8,251	$ 85,631	$ 7,150	$24,509
Personal Use of Corporate Vehicles(b)	20,653	59	0	0	35,943
Professional Organization/Club Dues(c)	951	1,245	0	0	0
Financial Planning	10,000	10,000	480	10,000	3,900
Relocation Expenses(d)	0	130,649	0	0	0
Company Matching Contributions Under Aetna 401(k) Plan(e)	15,600	15,600	15,600	15,600	15,600
Security System(f)	6,302	0	0	0	0
TOTAL	$388,799	$165,804	$101,711	$32,750	$79,952
(a)

The calculation of incremental cost for personal use of Company aircraft includes only those variable costs incurred as a result of personal use, such as fuel and allocated maintenance costs, and excludes non-variable costs which the Company would have incurred regardless of whether there was any personal use of the aircraft.

(b)	Represents the aggregate incremental cost to the Company of personal use of a Company driver and vehicle.

(c)	Represents annual membership dues to professional organizations and clubs.

(d)	Represents certain of Mr. Guertin’s relocation expenses paid by the Company, including $111,000 for broker commissions; $17,993 for closing costs; and other related expenses.

(e)	Represents actual match received under the Aetna 401(k) Plan attributable to the 2014 plan year.

(f)	Represents the cost of upgrading Mr. Bertolini’s home security system in light of continuing concerns regarding the safety of Mr. Bertolini and his family.

40	AETNA INC. - 2015 Proxy Statement

EXECUTIVE COMPENSATION

2014 Grants of Plan-Based Awards

The following table sets forth information concerning plan-based equity and non-equity awards granted by Aetna during 2014 to the Named Executive Officers.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(5)				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Stock Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(8)
Name	Grant Date		Approval Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)(7)	Target (#)	Maximum (#)
Mark T. Bertolini	3/3/2014	(1)	2/27/2014	—	—		—	10,380	41,517	83,034				3,000,018
	3/3/2014	(2)	2/27/2014	—	—		—	—	—	—		304,626	$72.26	6,908,918
	3/3/2014	(3)	2/27/2014	—	—		—	—	—	—	28,647			2,070,032
				0	1,200,000	(6)	3,000,000
Shawn M. Guertin	3/3/2014	(1)	2/27/2014	—	—		—	2,803	11,210	22,420				810,035
	3/3/2014	(2)	2/27/2014	—	—		—	—	—	—		82,250	$72.26	1,865,430
				0	700,000		3,000,000
Margaret M. McCarthy	3/3/2014	(1)	2/27/2014	—	—		—	2,907	11,625	23,250				840,023
	3/3/2014	(2)	2/27/2014	—	—		—	—	—	—		85,296	$72.26	1,934,513
				0	567,338		3,000,000
Francis S. Soistman, Jr.	3/3/2014	(1)	2/27/2014	—	—		—	1,869	7,474	14,948				540,071
	3/3/2014	(2)	2/27/2014	—	—		—	—	—	—		54,833	$72.26	1,243,612
	12/10/2014	(4)	11/20/2014	—	—		—	—	—	—	18,251			1,600,065
				0	600,000		3,000,000
Joseph M. Zubretsky	3/3/2014	(1)	2/27/2014	—	—		—	5,294	21,174	42,348				1,530,033
	3/3/2014	(2)	2/27/2014	—	—		—	—	—	—		155,360	$72.26	3,523,565
				0	935,000		3,000,000
(1)

Represents PSUs granted in 2014 under the Amended Aetna Inc. 2010 Stock Incentive Plan (the “2010 Stock Plan”) in the respective amounts listed. The Compensation Committee approved the grant of these PSUs at a meeting on February 27, 2014, with an effective grant date of March 3, 2014. The PSUs do not earn dividend equivalents and have no voting rights. See the discussion of long-term incentive equity awards in “How are long-term incentive equity awards (SARs and PSUs) determined?” on page 34 for a discussion of the vesting of these awards based on the Compensation Committee’s determination that the Company has attained the applicable performance metrics. Refer to footnote 3 on page 39 for a discussion of how the number of vested PSUs will be determined. Each vested PSU represents one share of Common Stock and will be paid in shares of Common Stock, net of taxes, as a result of a determination by the Compensation Committee.

(2)

Represents SARs granted in 2014 under the 2010 Stock Plan. The Compensation Committee approved the grant of these SARs at a meeting on February 27, 2014, with an effective grant date of March 3, 2014. These SARs vest in three substantially equal annual installments beginning on March 3, 2015 and will be settled in shares of Common Stock, net of taxes, when exercised. Each SAR represents a stock appreciation right with an exercise price of $72.26, the closing price of the Common Stock on the grant date.

(3)	Represents 60% of Mr. Bertolini’s 2013 ABP award which was awarded in RSUs with a grant date of March 3, 2014 that vest over three years (one-third per year).

(4)

Represents RSUs granted under the 2010 Stock Plan. The Compensation Committee approved the grant of these RSUs at a meeting on November 20, 2014, with an effective grant date of December 10, 2014 in recognition of Mr. Soistman’s leadership and as a retention vehicle. Half of these RSUs vest on December 10, 2016, and the remainder vest on December 10, 2017.

(5)

Represents the range of possible cash bonus amounts available for 2014 under the ABP. See “How are annual performance-based bonuses determined?” beginning on page 33 for a discussion of bonus metrics and payouts.

(6)

Mr. Bertolini’s 2014 annual bonus opportunity at target was set at 300% of his base salary. Mr. Bertolini’s 2014 ABP award was paid 40% ($1,680,000) in cash and 60% ($2,520,038) in RSUs with a grant date of March 2, 2015 that vest over three years (one-third per year).

(7)	Results that do not meet the threshold performance level will result in zero vesting and forfeiture of the award.

(8)	Refer to pages 117-121 of Aetna’s 2014 Annual Report, Financial Report to Shareholders for all relevant valuation assumptions.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table sets forth information concerning outstanding SARS, PSARs, RSUs, PSUs and MSUs as of December 31, 2014 held by the Named Executive Officers. Based on full year 2014 earnings which were available on February 3, 2015, the Compensation Committee determined that: the PSUs granted in 2013 met the one-year performance goal for Period Two set at the respective times of the grants at the above target vesting level and will vest twenty-four months from the respective grant effective dates, in each case subject to continued employment of the NEO through the vesting date. Unvested PSUs granted in 2013 are shown at above target performance at 127.08% for performance Period One and at above target performance at 131.62% for performance Period Two. Unvested MSUs granted in 2012 and 2013 are shown assuming that the applicable performance goal that was set at the time of the grant was met and that the average closing price of the Common Stock for the applicable measurement period is $88.83, the closing price of the Common Stock on December 31, 2014. Unearned PSUs granted in 2014 are shown at maximum performance.

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EXECUTIVE COMPENSATION

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercisable Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Number of Unearned Units of Shares or Units of Stock (#)		Market Value of Unearned Units of Shares or Units of Stock ($)(10)
Mark T. Bertolini	97,474				50.205	2/09/2016	427,313	(2)	37,958,214	233,034	(8)	20,700,410
	106,570				39.93	6/29/2016
	148,138				42.57	2/08/2017
	308,642				48.65	7/26/2017
	197,897				50.70	2/07/2018
	299,751				32.11	2/12/2019
			700,000	(1)	64.25	8/4/2023
		304,626			72.26	3/2/2024
Shawn M. Guertin							78,073	(3)	6,935,225	22,420	(9)	1,991,569
		82,250			72.26	3/2/2024
Margaret M. McCarthy							111,509	(4)	9,905,344	23,250	(9)	2,065,298
		85,296			72.26	3/2/2024
Francis S. Soistman, Jr.							56,641	(5)	5,031,420	14,948	(9)	1,327,831
		54,833			72.26	3/2/2024
Joseph M. Zubretsky	84,890				44.22	2/27/2017	203,431	(6)	18,070,776	42,348	(9)	3,761,773
	203,736				44.22	2/27/2017
	138,068				50.70	2/07/2018
	207,101				32.11	2/12/2019
		155,360			72.26	3/2/2024
(1)	Consists of 700,000 PSARs that may vest in one installment on August 5, 2016.

(2)

Consists of 22,327 RSUs that vest in one installment on February 2, 2015; 18,416 RSUs that vest in two equal installments on February 1 2015 and February 1, 2016; 28,647 RSUs that vest in three equal installments on March 3, 2015, March 3, 2016 and March 3, 2017; 28,156 PSUs granted on February 1, 2013, that are subject to performance Period One and will vest on February 1, 2015, and performed above target level at 127.08%; 28,156 PSUs granted on February 1, 2013 that are subject to performance Period Two and will vest on February 1, 2015, and performed above target level at 131.62%; 60,741 MSUs granted on February 2, 2012, which will vest on February 2, 2015, based on the average closing price of the Common Stock for the final 30 trading day period ending on the vesting date; and 129,314 MSUs granted on February 1, 2013, which will vest on February 1, 2016, based on the average closing price of the Common Stock for the final 30 trading period ending on the vesting date. Refer to footnote 3 on page 39 for a description of how the number of vested PSUs will be determined for PSUs granted in 2014.

(3)

Consists of 6,189 PSUs granted on February 1, 2013 that are subject to performance Period One and will vest on February 1, 2015, and performed above target level at 127.08%; 6,189 PSUs granted on February 1, 2013 that are subject to performance Period Two and will vest on February 1, 2015, and performed above target level at 131.62%; 7,486 MSUs granted on February 2, 2012, which will vest on February 2, 2015, based on the average closing price of the Common Stock for the final 30 trading day period ending on the vesting date; 5,467 MSUs granted on March 12, 2012, which will vest on March 12, 2015, based on the average closing price of the Common Stock for the final 30 trading day period ending on the vesting date; and 28,421 MSUs granted on February 1, 2013, which will vest on February 1, 2016 based on the average closing price of the Common Stock for the final 30 trading day period ending on the vesting date. Refer to footnote 3 on page 39 for a description of how the number of vested PSUs will be determined for PSUs granted in 2014.

(4)

Consists of 8,509 PSUs granted on February 1, 2013 that are subject to performance Period One and will vest on February 1, 2015, and performed above target level at 127.08%; 8,509 PSUs granted on February 1, 2013 that are subject to performance Period Two and will vest on February 1, 2015, and performed above target level at 131.62%; 20,584 MSUs granted on February 2, 2012, which will vest on February 2, 2015, based on the average closing price of the Common Stock for the final 30 trading day period ending on the vesting date; and 39,079 MSUs granted on February 1, 2013, which will vest on February 1, 2016, based on the average closing price of the Common Stock for the final 30 trading day period ending on the vesting date. Refer to footnote 3 on page 39 for a description of how the number of vested PSUs will be determined for PSUs granted in 2014.

(5)

Consists of 18,251 RSUs that vest in two substantially equal installments on December 10, 2016 and December 10, 2017; 2,476 PSUs granted on February 1, 2013 that are subject to performance Period One and will vest on February 1, 2015, and performed above target level at 127.08%; 2,476 PSUs granted on February 1, 2013 that are subject to performance Period Two and will vest on February 1, 2015, and performed above target level at 131.62%; 1,656 PSUs granted on August 12, 2013 that are subject to performance Period One and will vest on August 12, 2015, and performed above target level at 127.08%; 1,656 PSUs granted on August 12, 2013 that are subject to performance Period Two and will vest on August 12, 2015, and performed above target level at 131.62%; 11,369 MSUs granted on February 1, 2013, which will vest on February 1, 2016, based on the average closing price of the Common Stock for the final 30 trading day period ending on the vesting date; and 7,602 MSUs granted on August 12, 2013, which will vest on August 12, 2016, based on the average closing price of the Common Stock for the final 30 trading day period ending on the vesting date. Refer to footnote 3 on page 39 for a description of how the number of vested PSUs will be determined for PSUs granted in 2014.

(6)

Consists of 16,136 PSUs granted on February 1, 2013 that are subject to performance Period One and will vest on February 1, 2015, and performed above target level at 127.08%; 16,136 PSUs granted on February 1, 2013 that are subject to performance Period Two and will vest on February 1, 2015, and performed above target level at 131.62%; 33,683 MSUs granted on February 2, 2012, which will vest on February 2, 2015, based on the average closing price of the Common Stock for the final 30 trading day period ending on the vesting date; and 74,107 MSUs granted on February 1, 2013, which will vest on February 1, 2016, based on the average closing price of the Common Stock for the final 30 trading day period ending on the vesting date. Refer to footnote 3 on page 39 for a description of how the number of vested PSUs will be determined for PSUs granted in 2014.

(7)

Market value calculated using the December 31, 2014 closing price of the Common Stock of $88.83. For purposes of calculating the market value of unvested MSUs, the average closing price of the Common Stock for the final 30 trading days of the applicable vesting period also was assumed to be $88.83.

(8)

Consists of 100,000 PSUs granted on August 5, 2013 that may vest on January 5, 2016; and 41,517 PSUs granted on March 3, 2014 that may vest on March 3, 2017, based on achievement of a compound annual growth rate goal of 2015 adjusted operating earnings per share over 2013 adjusted operating earnings per share set by the Compensation Committee at the time of the grant. Refer to footnote 3 on page 39 for a description of how the number of vested PSUs will be determined for PSUs granted in 2014. There is one performance period for the PSUs granted on August 5, 2013. That performance period runs from January 1, 2013 through December 31, 2015. Following the completion of the

42	AETNA INC. - 2015 Proxy Statement

EXECUTIVE COMPENSATION

performance period, the Compensation Committee will determine the Company’s achievement of the three-year pre-tax operating income performance goal that excludes net investment income and was set by the Compensation Committee at the time of the grant. Vesting of all the PSUs granted on August 5, 2013 is subject to the continued employment of Mr. Bertolini on December 31, 2015. The payment, if any, on the PSUs granted on August 5, 2013 will be deferred to an unfunded deferred stock unit account which will not be paid to Mr. Bertolini until six months following his termination of employment with the Company. Each vested PSU represents one share of Common Stock and will be paid in shares of Common Stock, net of taxes.

(9)

Consists of PSUs granted on March 3, 2014 that may vest on March 3, 2017, based on achievement of a compound annual growth rate goal of 2015 adjusted operating earnings per share over 2013 adjusted operating earnings per share set by the Compensation Committee at the time of the grant. The number PSUs granted is as follows: Mr. Guertin 11,210; Ms. McCarthy 11,625; Mr. Soistman 7,474 and Mr. Zubretsky 21,174. Refer to footnote 3 on page 39 for a description of how the number of vested PSUs will be determined for PSUs granted in 2014. Each vested PSU represents one share of Common Stock and will be paid in shares of Common Stock, net of taxes.

(10)

Market value calculated using the December 31, 2014 closing price of the Common Stock of $88.83. For purposes of calculating the market value of unearned MSUs, the average closing price of the Common Stock for the final 30 trading days of the applicable vesting period also was assumed to be $88.83.

2014 Option Exercises and Stock Vested

The following table sets forth information concerning the gross number of stock options and/or SARs exercised and RSUs, PSUs and MSUs vested during 2014 for the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized On Vesting(5) ($)
Mark T. Bertolini	0	0	178,180	(1)	11,948,751
Shawn M. Guertin	0	0	31,272	(2)	2,180,116
Margaret M. McCarthy	0	0	49,696	(3)	3,332,614
Francis S. Soistman, Jr.	0	0	0		0
Joseph M. Zubretsky	0	0	81,322	(4)	5,453,453
(1)

Consists of 92,076 shares acquired upon the vesting of MSUs granted February 2, 2012; 54,570 shares acquired upon the vesting of PSUs granted February 2, 2012; 22,326 shares acquired upon the vesting of RSUs granted February 2, 2012; and 9,208 shares acquired upon the vesting of RSUs granted February 1, 2013.

(2)

Consists of 11,348 shares acquired upon the vesting of MSUs granted February 2, 2012; 8,286 shares acquired upon the vesting of MSUs granted March 12, 2012; 6,726 shares acquired upon the vesting of PSUs granted February 2, 2012; and 4,912 shares acquired upon the vesting of PSUs granted March 12, 2012.

(3)	Consists of 31,203 shares acquired upon the vesting of MSUs granted February 2, 2012; and 18,493 shares acquired upon the vesting of PSUs granted February 2, 2012.

(4)	Consists of 51,060 shares acquired upon the vesting of MSUs granted February 2, 2012; and 30,262 shares acquired upon the vesting of PSUs granted February 2, 2012.

(5)

Calculated by multiplying the number of shares of Common Stock acquired on vesting by the closing price of the Common Stock on the vesting date or the first business day after the vesting date when the vesting date is not a business day.

AETNA INC. - 2015 Proxy Statement	43

EXECUTIVE COMPENSATION

2014 Pension Benefits

The following table sets forth information concerning the present value of the Named Executive Officers’ respective accumulated benefits under the Pension Plan and Supplemental Pension Plan. The present value shown below was determined for each participant based on their accrued benefit as of December 31, 2014, and the discount rates that Aetna used for its 2014 year-end pension disclosures and assumes continued employment to age 65 for Ms. McCarthy and Messrs. Bertolini and Zubretsky. Pursuant to SEC rules, the valuations shown below do not take into account any assumed future pay increases. Messrs. Guertin and Soistman are not eligible to participate in the Pension Plan because they joined the Company after the Pension Plan was frozen on December 31, 2010. Messrs. Guertin and Soistman are not eligible to participate in the Supplemental Pension Plan.

Name	Plan Name(1)	Number of Years Credited Service	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Mark T. Bertolini	Pension Plan	11.08	$143,773	$0
	Supplemental Pension Plan	7.08	226,115	0
Shawn M. Guertin	Pension Plan	0	0	0
	Supplemental Pension Plan	0	0	0
Margaret M. McCarthy	Pension Plan	6.75	97,537	0
	Supplemental Pension Plan	2.75	83,010	0
Francis S. Soistman, Jr.	Pension Plan	0	0	0
	Supplemental Pension Plan	0	0	0
Joseph M. Zubretsky	Pension Plan	2.83	31,251	0
	Supplemental Pension Plan	0	0	0
(1)

As of January 1, 2007, the Supplemental Pension Plan is no longer used to accrue benefits that exceed the Code limits, but interest continues to accrue on the outstanding cash balance accruals. In addition, the Supplemental Pension Plan may continue to be used to credit benefits for special pension agreements. Refer to “Pension Plan Narrative” on page 45.

(2)

Refer to pages 109-116 of Aetna’s 2014 Annual Report, Financial Report to Shareholders for a discussion of the valuation methods used to calculate the amounts in this column. In calculating the present value of the accumulated benefit under the Pension Plan and the Supplemental Pension Plan, the following economic assumptions were used:

	Pension Plan	Supplemental Pension Plan
Discount Rate	4.13%	3.88%
Future Cash Balance Interest Rate	3.04%	3.04%
5-Year Average Cost of Living Adjustment	2.30%	2.30%

44	AETNA INC. - 2015 Proxy Statement

EXECUTIVE COMPENSATION

Pension Plan Narrative

Prior to January 1, 2011, the Company provided the Pension Plan, a noncontributory, defined benefit pension plan, for most of its employees. In 1999, the Pension Plan was amended to convert the Pension Plan’s final average pay benefit formula to a cash balance design. Under this design, the pension benefit is expressed as a cash balance account. Each year through December 31, 2010, a participant’s cash balance account was credited with (i) a pension credit based on the participant’s age, years of service and eligible pay for that year, and (ii) an interest credit based on the participant’s account balance as of the beginning of the year and an interest rate that equals the average 30-year U.S. Treasury bond rate for October of the prior calendar year. For 2014, the interest rate was 3.68%. For purposes of the Pension Plan, eligible pay was generally base pay and certain other forms of cash compensation, including annual performance bonuses, but excluding long-term incentive compensation and proceeds from stock option and SAR exercises and other equity grants. The maximum eligible pay under the Pension Plan was set annually by the Internal Revenue Service. Effective December 31, 2010, the Pension Plan was frozen. No further pension service credits will be earned after this date. However, participants’ cash balance accounts will continue to be credited with the interest credit. Under the Pension Plan, benefits are paid over the lifetime of the employee (or the joint lives of the employee and his or her beneficiary) except that the employee may elect to take up to 100% of his or her benefits in a lump sum payment following termination of employment.

The Code limits the maximum annual benefit that may be accrued under and paid from a tax-qualified plan such as the Pension Plan. As a result, Aetna established the Supplemental Pension Plan, an unfunded, non-tax qualified supplemental pension plan that provides benefits (included in the amounts listed in the 2014 Pension Benefits table on page 44), that exceed the Code limit. Supplemental Pension Plan benefits are paid out in five equal annual installments commencing six months following termination of employment. As of January 1, 2007, the Supplemental Pension Plan is no longer used to accrue benefits that exceed the Code limits, but interest continues to accrue on the outstanding cash balance accruals.

AETNA INC. - 2015 Proxy Statement	45

EXECUTIVE COMPENSATION

2014 Nonqualified Deferred Compensation

The following table sets forth information concerning compensation deferrals during 2014 by the Named Executive Officers.

Name	Executive Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
Mark T. Bertolini	0	5,160	(356,245)	235,285
Shawn M. Guertin	0	0	0	0
Margaret M. McCarthy	302,056	905,195	0	4,022,019
Francis S. Soistman, Jr.	29,885	309	0	30,194
Joseph M. Zubretsky	0	70,064	0	3,562,260
(1)

The following table provides additional information about contributions by Named Executive Officers to their nonqualified deferred compensation accounts during 2014. The contributions during 2014 came from the base salary and/or annual bonus that are reported for the Named Executive Officer in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the 2014 Summary Compensation Table on page 39. All amounts contributed by a Named Executive Officer and by the Company in prior years have been reported in the Summary Compensation Tables in Aetna’s previously filed proxy statements in the year earned to the extent such person was a named executive officer for purposes of the SEC’s executive compensation disclosure.

Name	2014 Contributions into Stock Unit Account ($)		2014 Cash Contributions into Supplemental 401(k) Plan ($)	Total 2014 Contributions ($)
Mark T. Bertolini	0		0	0
Shawn M. Guertin	0		0	0
Margaret M. McCarthy	302,056	(a)	0	302,056
Francis S. Soistman, Jr.	0		29,885	29,885
Joseph M. Zubretsky	0		0	0
(a)

On October 17, 2007, the Compensation Committee granted Ms. McCarthy a cash award of $450,000. Fifty percent of the award vested in a stock unit account in increments of 10% per year, on each of October 17, 2008, 2009, 2010, 2011 and 2012. The remaining 50% vested on October 17, 2014. The vested amount of each of these grants will be paid to Ms. McCarthy six months following her termination of employment with the Company.

(2)	The following table details the aggregate earnings on nonqualified deferred compensation accrued to each Named Executive Officer during 2014.

Name	Appreciation (Depreciation) on Stock Unit Account ($)	Earnings on Interest Account ($)	Dividend Equivalents on Stock Unit Account ($)	Interest on Supplemental 401(k) Plan ($)	Total ($)
Mark T. Bertolini	0	574	0	4,586	5,160
Shawn M. Guertin	0	0	0	0	0
Margaret M. McCarthy	864,710	0	34,973	5,512	905,195
Francis S. Soistman, Jr.	0	0	0	309	309
Joseph M. Zubretsky	0	70,064	0	0	70,064

(3)	The aggregate nonqualified deferred compensation account balances of each Named Executive Officer at December 31, 2014 consist of the following:

Name	Stock Unit Account ($)	Interest Account ($)	Supplemental 401(k) Plan Account ($)	Total ($)
Mark T. Bertolini	0	0	235,285	235,285
Shawn M. Guertin	0	0	0	0
Margaret M. McCarthy	3,739,229	0	282,790	4,022,019
Francis S. Soistman, Jr.	0	0	30,194	30,194
Joseph M. Zubretsky	0	3,562,260	0	3,562,260

46	AETNA INC. - 2015 Proxy Statement

EXECUTIVE COMPENSATION

Deferred Compensation Narrative

The “Salary” and “Non-Equity Incentive Plan Compensation” columns in the 2014 Summary Compensation Table include cash compensation that was deferred by the Named Executive Officers during 2014. The Company permits executives to defer up to 40% of eligible pay (which includes base salary and annual bonus) into the Aetna 401(k) Plan (subject to deferral limits established by the Code — in 2014, $17,500 ($23,000 for individuals age 50 and older)). The Aetna 401(k) Plan, which is available to all eligible employees of the Company, is a funded arrangement that provides nineteen investment options, as well as a self-directed brokerage option. Aetna matches 100% of the amount deferred by employees, including the Named Executive Officers, under the Aetna 401(k) Plan up to 6% of eligible pay. Under the Aetna 401(k) Plan, benefits are paid to the employee (including NEOs) after termination of employment on the date selected by the employee.

Aetna established the Supplemental 401(k) Plan to provide the deferral that would have been credited to the Aetna 401(k) Plan but for limits imposed by the Employee Retirement Income Security Act of 1974, as amended, and the Code. The Supplemental 401(k) Plan allows eligible employees, including the Named Executive Officers, to defer up to an additional 10% of base salary. Aetna does not match employees’ contributions to the Supplemental 401(k) Plan. The Supplemental 401(k) Plan is an unfunded plan that credits interest at a fixed rate pursuant to a formula equal to the rate of interest paid from time to time under the fixed interest rate fund option of the Aetna 401(k) Plan. The Aetna 401(k) Plan interest rate is set quarterly to better align the credited rates with the underlying fixed income investment earning rates achieved in the fund. In 2014, this fixed interest rate was 1.90% from January to March, 1.95% from April to June and 2.05% from July to September and from October to December. In 2015, this fixed interest rate is 2.20% from January to March. Under the Supplemental 401(k) Plan, benefits are paid to the executive on the later of six months or January 1 following termination of employment.

The Company also permits executives to defer up to 100% of their annual bonus. The deferral arrangement for annual bonuses is also unfunded and permits investment in either an interest account or a stock unit account. The interest account credits interest at the same rate as the Supplemental 401(k) Plan. The stock unit account tracks the value of the Common Stock. The stock unit account earns dividend equivalents, paid in the manner of the individual’s selection. This arrangement pays out on a date selected by the executive at the time of deferral. The Compensation Committee may also require or permit other compensation to be deferred.

Potential Post-Employment Payments

Regardless of the manner in which a Named Executive Officer’s employment terminates, he or she is entitled to receive certain amounts earned during his or her term of employment, including the following: (a) deferred compensation amounts; (b) amounts accrued and vested through the Aetna 401(k) Plan and Supplemental 401(k) Plan; and (c) amounts accrued and vested through the Pension Plan and Supplemental Pension Plan. In addition, except as provided in the tables below, each Named Executive Officer is eligible to receive vested equity awards upon a termination of employment for any reason (other than for cause). Equity awards (other than PSUs and MSUs) continue to vest for all employees during any period of severance or salary continuation. The actual amounts paid to any Named Executive Officer can only be determined at the time of the executive’s separation from the Company. Section 409A of the Code may require the Company to delay the payment of certain payments for six months following termination of employment. Refer to the 2014 Nonqualified Deferred Compensation table and “Deferred Compensation Narrative” beginning on page 46 for a discussion of the deferred compensation plan, Aetna 401(k) Plan and Supplemental 401(k) Plan. Refer to the 2014 Pension Benefits table and “Pension Plan Narrative”

beginning on page 44 for a discussion of the Pension Plan and Supplemental Pension Plan. Refer to the Outstanding Equity Awards at 2014 Fiscal Year-End table beginning on page 41 for a discussion of outstanding equity awards at December 31, 2014.

Our agreement with Mr. Zubretsky provides that the Company will make him whole for certain excise taxes that may apply under Sections 280G and 4999 of the Code for payments made in connection with a change in control. SEC regulations require an estimate of these amounts, for purposes of the following tables, assuming that the change in control and termination of employment occurred on December 31, 2014, and using the market price of the Common Stock on that day. Using these assumed facts, these provisions produce no hypothetical payment to Mr. Zubretsky. Any payments that may actually be owed to Mr. Zubretsky under these provisions will be highly dependent upon the actual facts applicable to the change in control transaction and termination of employment, and can be accurately estimated only when such facts are known.

Unless otherwise indicated, each of the tables for the Named Executive Officers below assumes a termination of employment (or change in control and termination of

AETNA INC. - 2015 Proxy Statement	47

EXECUTIVE COMPENSATION

employment without Cause and/or for Good Reason, as defined below, as applicable) as of December 31, 2014, and assumes a Common Stock price of $88.83 per share (the closing price of the Common Stock on December 31, 2014) and, for illustrative purposes, an immediate sale of equity awards upon termination of employment at $88.83 per share. Change in control severance benefits (base salary and bonus payments) to each Named Executive Officer are paid pursuant to a “double-trigger,” which means that to receive such benefits employment must terminate both: (1) as a result of a qualifying termination of employment, and (2) after a change in control as detailed in the agreements described below and under “Agreements with Named Executive Officers” beginning on page 52. Unless otherwise indicated, the amounts set forth in the tables that follow under “PSUs” were calculated based upon the Compensation Committee’s determination that the Company achieved above target performance of 127.08% for performance Period One for the applicable PSUs granted in 2013 and above target performance of 131.62% for performance Period Two for those PSUs. For “Termination after Change-in-Control,” PSUs granted in 2013 are assumed to vest at actual performance for both performance Period One and performance Period Two. The PSUs granted in 2014 are assumed to vest at target performance both in the case of a change in control and in the case of certain qualified terminations (pro-rated for the number of months employed during the vesting period). The performance metric for these PSUs is a compound annual growth rate goal of 2015 adjusted operating earnings per share over 2013 adjusted operating earnings per share. If performance were calculated at December 31, 2014, these PSUs would perform below target. Actual performance of and payouts of these PSUs may change significantly by December 31, 2015. Refer to footnote 3 to the 2014 Summary Compensation Table for information on the grant date fair value of the PSUs granted in 2014 at maximum performance.

The NEOs’ equity award agreements define “Change in Control” as the occurrence of any of the following events: (a) a person or group acquires 20% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board cease for any reason (other than death) to constitute a majority of the Board, unless any such new Director was elected, recommended or approved by at least two-thirds of the other Directors then in office; or (c) a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through the purchase of assets, or by merger, or otherwise.

As of December 31, 2014, Messrs. Bertolini and Zubretsky and Ms. McCarthy were considered retirement eligible for purposes of equity vesting.

Mark T. Bertolini

The following table reflects additional payments that would be made to Mr. Bertolini upon termination of his employment on December 31, 2014, under various scenarios. Mr. Bertolini’s employment agreement defines “Cause” as the occurrence of one or more of the following: (a) a willful and continued failure to attempt in good faith to perform duties, which failure is not remedied within fifteen business days following written notice of such failure; (b) material gross negligence or willful malfeasance in performance of duties; (c) with respect to the Company, commission of an act constituting fraud, embezzlement or any other act constituting a felony; or (d) commission of any act constituting a felony which has or is likely to have a material adverse economic or reputational impact on the Company. Mr. Bertolini’s employment agreement defines “Good Reason” as the occurrence of one or more of the following without Mr. Bertolini’s consent : (a) a reduction by the Company of base salary or target cash bonus opportunity (except in the event of a ratable reduction prior to a change in control affecting all senior officers of the Company); (b) within 24 months following a change of control, a reduction in the level of the long-term incentive plan opportunity from that afforded him immediately prior to the change in control; (c) any failure of a successor of the Company to assume and agree to perform the Company’s entire obligations under the employment agreement; (d) reporting to any person other than the Company’s Board of Directors; (e) any action or inaction by the Company that constitutes a material breach of the employment agreement; (f) removal of Mr. Bertolini as President, Chief Executive Officer or Director; or (g) the appointment of any person to the position of executive Chairman. Mr. Bertolini’s employment agreement contains a change in control cutback policy which, under certain circumstances, would reduce the amount due to Mr. Bertolini following a change in control to an amount that maximizes the net after tax amount retained by him to the extent permitted under Section 409A of the Code.

48	AETNA INC. - 2015 Proxy Statement

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Payment Type	Retirement or Voluntary Termination by Mr. Bertolini		Termination by Aetna without Cause or by Mr. Bertolini for Good Reason		Termination after Change- in-Control		Termination by Aetna for Cause		Death or Disability
Base Salary	$ 0		$ 2,000,000	(1)	$ 2,000,000	(1)	$0		$0
Bonus	0		3,600,000	(1)	3,600,000	(1)	0		0
Long-term Incentive
PSARs	0	(2)	6,554,675	(7)	14,748,000	(12)	0	(14)	14,748,000	(15)
RSUs	2,970,653	(3)	5,951,876	(8)	6,163,914	(13)	0	(14)	6,163,914	(16)
MSUs	18,173,641	(4)	25,323,923	(9)	25,323,923	(13)	0	(14)	25,323,923	(17)
PSUs	7,392,433	(5)	15,526,329	(10)	19,041,332	(13)	0	(14)	19,041,332	(18)
SARs	1,682,551	(6)	5,047,653	(11)	5,047,653	(13)	0	(14)	5,047,653	(19)
TOTAL	$30,219,278		$64,004,456		$75,924,822		$0		$70,324,822
(1)

Represents 24 months of cash compensation (calculated as annual base salary and target cash bonus opportunity) plus a pro rata portion of Mr. Bertolini’s target cash bonus opportunity for the year in which termination of employment occurs. Amounts would be paid bi-weekly during the severance period.

(2)	PSAR grant awarded August 5, 2013 is subject to forfeiture upon retirement or voluntary termination.

(3)	Represents pro-rated vesting of RSU grants awarded February 2, 2012, February 1, 2013, and March 3, 2014.

(4)

Represents pro-rated vesting of MSU grants awarded February 2, 2012 and February 1, 2013. Actual payment for MSUs granted February 2, 2012 would occur following February 2, 2015. Actual payment for MSUs granted February 1, 2013 would occur following February 1, 2016. Payment would occur in shares of Common Stock, net of taxes, based on the average closing price of the Common Stock for the respective final 30 trading day periods ending on the February 2, 2015 and February 1, 2016 vesting dates, each of which is assumed to be $88.83.

(5)

Represents full vesting of PSU grants awarded February 1, 2013 subject to performance Period One and performance Period Two and pro-rated vesting of PSU grant awarded March 3, 2014. Actual payment would occur following February 1, 2015 and March 3, 2017, respectively, in shares of Common Stock, net of taxes. PSU grant awarded August 5, 2013 is forfeited. PSU grant awarded March 3, 2014 is assumed to perform at target. Actual payout may differ from target.

(6)	Represents partial vesting of SAR grant awarded March 3, 2014. These SARs have an exercise price of $72.26, the closing price of the Common Stock on the grant date.

(7)

Represents continued pro-rated vesting of PSAR grant awarded August 5, 2013. Award is assumed to vest at target. Actual payment would occur following August 5, 2016 based on actual Company performance. These PSARs have an exercise price of $64.25, the closing price of the Common Stock on the grant date.

(8)	Represents full vesting of RSU grants awarded February 2, 2012 and February 1, 2013; and pro-rated vesting of RSU grant awarded March 3, 2014.

(9)

Represents full vesting of MSU grants awarded February 2, 2012 and February 1, 2013. Actual payment for MSUs granted February 2, 2012 would occur following February 2, 2015. Actual payment for MSUs granted February 1, 2013 would occur following February 1, 2016. Payment would occur in shares of Common Stock, net of taxes, based on the average closing price of the Common Stock for the respective final 30 trading day periods ending on the February 2, 2015 and February 1, 2016 vesting dates, each of which is assumed to be $88.83.

(10)

Represents full vesting of PSU grants awarded February 1, 2013 subject to performance Period One and performance Period Two and pro-rated vesting of PSU grants awarded August 5, 2013 and March 3, 2014. Actual payment would occur following February 1, 2015 and March 3, 2017, respectively, in shares of Common Stock, net of taxes, in the case of the February 2013 and March 2014 grants. Actual payment of the August 2013 PSU grant would occur following January 5, 2016 in stock units, net of taxes, into an unfunded deferred stock unit account which will not be paid to Mr. Bertolini until 6 months following his termination of employment with the Company. PSU grants awarded March 3, 2014 and August 5, 2013 are assumed to perform at target. Actual payouts for PSU grants may differ from target.

(11)	Represents full vesting of SAR grant awarded March 3, 2014. These SARs have an exercise price of $72.26, the closing price of the Common Stock on the grant date.

(12)

Represents continued vesting of PSAR grant awarded August 5, 2013. Award is assumed to vest at target. PSARs would vest at the greater of target or actual Company performance as of the date of the Change in Control (as defined in the PSAR award agreement). Actual payment would occur following August 5, 2016.

(13)

Represents full accelerated vesting of all outstanding unvested RSU, MSU, PSU, and SAR awards, except for PSU grant awarded August 5, 2013, which represents continued vesting and actual payment would occur on January 5, 2016. PSU grant awarded August 5, 2013 is assumed to vest at target. PSUs would vest at the greater of target or actual Company performance as of the date of the Change in Control (as defined in Mr. Bertolini’s equity award agreements). MSU value assumes the average closing price of the Common Stock for the final 30 trading days of each of the applicable vesting periods is $88.83.

(14)	Unvested PSARs, RSUs, MSUs, PSUs and SARs are subject to forfeiture if there is a termination by Aetna for Cause (as defined in Mr. Bertolini’s employment agreement).

(15)	Represents full accelerated vesting at target of PSAR grant awarded August 5, 2013.

(16)	Represents full accelerated vesting of RSU grants awarded February 2, 2012, February 1, 2013, and March 3, 2014.

(17)

Represents full vesting of MSU grants awarded February 2, 2012 and February 1, 2013. Actual payment for MSUs granted February 2, 2012 would occur following February 2, 2015. Actual payment for MSUs granted February 1, 2013 would occur following February 1, 2016. Payment would occur in shares of Common Stock, net of taxes, based on the average closing price of the Common Stock for the respective final 30 trading day periods ending on the February 2, 2015 and February 1, 2016 vesting dates, each of which is assumed to be $88.83.

(18)

Represents full vesting of PSU grants awarded February 1, 2013 and March 3, 2014. Actual payment would occur following February 1, 2015 and March 3, 2017, respectively, in shares of Common Stock, net of taxes. Represents full accelerated vesting of PSU grant awarded August 5, 2013; actual payment would occur following January 5, 2016 in stock units, net of taxes, into an unfunded deferred stock unit account which will not be paid to Mr. Bertolini or his estate until 6 months following his termination of employment with the Company. PSU grant awarded August 5, 2013 would vest at target. PSU grant awarded March 3, 2014 is assumed to perform at target. Actual payout may differ from target.

(19)	Represents full accelerated vesting of SAR grant awarded March 3, 2014.

AETNA INC. - 2015 Proxy Statement	49

EXECUTIVE COMPENSATION

Shawn M. Guertin

The following table reflects additional payments that would be made to Mr. Guertin upon termination of his employment on December 31, 2014, under various scenarios.

Payment Type	Retirement or Voluntary Termination by Mr. Guertin	Termination by Aetna without Cause		Termination after Change- in-Control		Termination by Aetna for Cause		Death or Disability
Base Salary	$0	$ 700,000	(1)	$ 700,000	(1)	$0		$ 0
Bonus	0	0		0		0		0
Long-term Incentive
MSUs	0	3,924,243	(2)	5,512,967	(5)	0	(6)	3,924,243	(2)
PSUs	0	1,671,248	(3)	2,418,041	(5)	0	(6)	1,671,248	(3)
SARs	0	454,300	(4)	1,362,883	(5)	0	(6)	1,362,883	(7)
TOTAL	$0	$6,749,791		$9,993,891		$0		$6,958,374
(1)	Represents 52 weeks of base salary continuation. Amounts would be paid bi-weekly during the severance period.

(2)

Represents pro-rated vesting of MSU grants awarded February 2, 2012, March 12, 2012 and February 1, 2013. Actual payment for MSUs granted February 2, 2012 would occur following February 2, 2015. Actual payment for MSUs granted March 12, 2012 would occur following March 12, 2015. Actual payment for MSUs granted February 1, 2013 would occur following February 1, 2016. Payment would occur in shares of Common Stock, net of taxes, based on the average closing price of the Common Stock for the respective final 30 trading day periods ending on the February 2, 2015, March 12, 2015 and February 1, 2016 vesting dates, each of which is assumed to be $88.83.

(3)

Represents full vesting of PSU grants awarded February 1, 2013 subject to performance Period One and performance Period Two and pro-rated vesting of PSU grant awarded March 3, 2014. Actual payment would occur following February 1, 2015 and March 3, 2017, respectively, in shares of Common Stock, net of taxes. PSU grant awarded March 3, 2014 is assumed to perform at target. Actual payout may differ from target.

(4)	Represents partial vesting of SAR grant awarded March 3, 2014. These SARs have an exercise price of $72.26, the closing price of the Common Stock on the grant date.

(5)

Represents full accelerated vesting of all outstanding unvested equity awards. PSUs would vest at the greater of target or actual Company performance as of the date of the Change in Control (as defined in Mr. Guertin’s equity award agreements). MSU value assumes the average closing price of the Common Stock for the final 30 trading days of each of the applicable vesting periods is $88.83.

(6)	Unvested MSUs, PSUs, and SARs are subject to forfeiture if there is a termination by Aetna for cause.

(7)	Represents full accelerated vesting of SAR grant awarded March 3, 2014.

Margaret M. McCarthy

The following table reflects additional payments that would be made to Ms. McCarthy upon termination of her employment on December 31, 2014, under various scenarios.

Payment Type	Retirement or Voluntary Termination by Ms. McCarthy		Termination by Aetna without Cause		Termination after Change- in-Control		Termination by Aetna for Cause		Death or Disability
Base Salary	$ 0		$ 509,149	(1)	$ 509,149	(1)	$0		$ 0
Bonus	0		0		0		0		0
Long-term Incentive
MSUs	5,772,529	(2)	5,772,529	(2)	7,949,841	(5)	0	(6)	5,772,529	(2)
PSUs	2,213,732	(3)	2,213,732	(3)	2,988,152	(5)	0	(6)	2,213,732	(3)
SARs	471,118	(4)	942,236	(4)	1,413,355	(5)	0	(6)	1,413,355	(7)
TOTAL	$8,457,379		$9,437,646		$12,860,497		$0		$9,399,616
(1)	Represents 42 weeks of base salary continuation. Amounts would be paid bi-weekly during the severance period.

(2)

Represents pro-rated vesting of MSU grants awarded February 2, 2012 and February 1, 2013. Actual payment for MSUs granted February 2, 2012 would occur following February 2, 2015. Actual payment for MSUs granted February 1, 2013 would occur following February 1, 2016. Payment would occur in shares of Common Stock, net of taxes, based on the average closing price of the Common Stock for the respective final 30 trading day periods ending on the February 2, 2015 and February 1, 2016 vesting dates, each of which is assumed to be $88.83.

(3)

Represents full vesting of PSU grants awarded February 1, 2013 subject to performance Period One and performance Period Two and pro-rated vesting of PSU grant awarded March 3, 2014. Actual payment would occur following February 1, 2015 and March 3, 2017, respectively, in shares of Common Stock, net of taxes. PSU grant awarded March 3, 2014 is assumed to perform at target. Actual payout may differ from target.

(4)	Represents partial vesting of SAR grant awarded March 3, 2014. These SARs have an exercise price of $72.26, the closing price of the Common Stock on the grant date.

(5)

Represents full accelerated vesting of all outstanding unvested equity awards. PSUs would vest at the greater of target or actual Company performance as of the date of the Change in Control (as defined in Ms. McCarthy’s equity award agreements). MSU value assumes the average closing price of the Common Stock for the final 30 trading days of each of the applicable vesting periods is $88.83.

(6)	Unvested MSUs, PSUs, and SARs are subject to forfeiture if there is a termination by Aetna for cause.

(7)	Represents full accelerated vesting of SAR grant awarded March 3, 2014.

50	AETNA INC. - 2015 Proxy Statement

EXECUTIVE COMPENSATION

Francis S. Soistman, Jr.

The following table reflects additional payments that would be made to Mr. Soistman upon termination of his employment on December 31, 2014, under various scenarios.

Payment Type	Retirement or Voluntary Termination by Mr. Soistman	Termination by Aetna without Cause		Termination after Change- in-Control		Termination by Aetna for Cause		Death or Disability
Base Salary	$0	$ 300,000	(1)	$ 300,000	(1)	$0		$ 0
Bonus	0	0		0		0		0
Long-term Incentive
RSUs	0	0		1,621,236	(5)	0	(6)	1,621,236	(7)
MSUs	0	1,346,130	(2)	2,460,502	(5)	0	(6)	1,346,130	(2)
PSUs	0	1,076,975	(3)	1,613,597	(5)	0	(6)	1,076,975	(3)
SARs	0	302,866	(4)	908,583	(5)	0	(6)	908,583	(8)
TOTAL	$0	$3,025,971		$6,903,918		$0		$4,952,924
(1)	Represents 26 weeks of base salary continuation. Amounts would be paid bi-weekly during the severance period.

(2)

Represents pro-rated vesting of MSU grants awarded February 1, 2013 and August 12, 2013. Actual payment for MSUs granted February 1, 2013 would occur following February 1, 2016. Actual payment for MSUs granted August 12, 2013 would occur following August 12, 2016. Payment would occur in shares of Common Stock, net of taxes, based on the average closing price of the Common Stock for the respective final 30 trading day periods ending on the February 1, 2016 and August 12, 2016 vesting dates, each of which is assumed to be $88.83.

(3)

Represents pro-rated vesting of PSU grant awarded February 1, 2013 subject to performance Period One, full vesting of PSU grant awarded February 1, 2013 subject performance Period Two, pro-rated vesting of PSU grant awarded August 12, 2013 subject to performance Period One, full vesting of PSU grant awarded August 12, 2013 subject performance Period Two and pro-rated vesting of PSU grant awarded March 3, 2014. Actual payment would occur following February 1, 2015, August 12, 2015 and March 3, 2017, respectively, in shares of Common Stock, net of taxes. PSU grant awarded March 3, 2014 is assumed to perform at target. Actual payout may differ from target.

(4)	Represents partial vesting of SAR grant awarded March 3, 2014. These SARs have an exercise price of $72.26, the closing price of the Common Stock on the grant date.

(5)

Represents full accelerated vesting of all outstanding unvested equity awards. PSUs would vest at the greater of target or actual Company performance as of the date of the Change in Control (as defined in Mr. Soistman’s equity award agreements). MSU value assumes the average closing price of the Common Stock for the final 30 trading days of each of the applicable vesting periods is $88.83.

(6)	Unvested RSUs, MSUs, PSUs, and SARs are subject to forfeiture if there is a termination by Aetna for cause.

(7)	Represents full accelerated vesting or continued vesting of RSU grant awarded December 10, 2014, upon death or disability, respectively.

(8)	Represents full accelerated vesting of SAR grant awarded March 3, 2014.

Joseph M. Zubretsky

The following table reflects additional payments that would be made to Mr. Zubretsky upon termination of his employment on December 31, 2014, under various scenarios. Mr. Zubretsky’s agreement defines “Cause” as the occurrence of one or more of the following: (a) a willful and continued failure to attempt in good faith to perform duties, which failure is not remedied within 15 business days following notice of such failure; (b) material gross negligence or willful malfeasance in performance of duties; (c) with respect to the Company, a conviction for fraud, embezzlement or any other felony; or (d) a conviction of a felony which has or is likely to have a material adverse economic or reputational impact on the Company. Under Mr. Zubretsky’s agreement, “Change in Control” means the occurrence or the expected occurrence of a change in “the ownership or effective control” of Aetna or “the ownership of a substantial portion of the assets” of Aetna within the meaning of Section 280G of the Code.

Payment Type	Retirement or Voluntary Termination by Mr. Zubretsky		Termination by Aetna without Cause		Termination after Change- in-Control		Termination by Aetna for Cause		Death or Disability
Base Salary	$ 0		$ 850,000	(1)	$ 850,000	(1)	$0		$ 0
Bonus	0		935,000	(1)	935,000	(1)	0		0
Payment Related to Tax Regulation	0		0		0		0		0
Long-term Incentive
MSUs	10,273,278	(2)	10,273,278	(2)	14,362,567	(5)	0	(6)	10,273,278	(2)
PSUs	4,178,474	(3)	4,178,474	(3)	5,589,095	(5)	0	(6)	4,178,474	(3)
SARs	858,111	(4)	1,716,205	(4)	2,574,315	(5)	0	(6)	2,574,315	(7)
TOTAL	$15,309,863		$17,952,957		$24,310,977		$0		$17,026,067
(1)	Represents 52 weeks of base salary and annual bonus at 110% of base salary. Amounts would be paid bi-weekly during the severance period.

(2)

Represents pro-rated vesting of MSU grants awarded February 2, 2012 and February 1, 2013. Actual payment for MSUs granted February 2, 2012 would occur following February 2, 2015. Actual payment for MSUs granted February 1, 2013 would occur following February 1, 2016. Payment would occur in shares of Common Stock, net of taxes, based on the average closing price of the Common Stock for the respective final 30 trading day periods ending on the February 2, 2015 and February 1, 2016 vesting dates, each of which is assumed to be $88.83.

AETNA INC. - 2015 Proxy Statement	51

EXECUTIVE COMPENSATION

(3)

Represents full vesting of PSU grants awarded February 1, 2013 subject to performance Period One and performance Period Two and pro-rated vesting of PSU grant awarded March 3, 2014. Actual payment would occur following February 1, 2015 and March 3, 2017, respectively, in shares of Common Stock, net of taxes. PSU grant awarded March 3, 2014 is assumed to perform at target. Actual payout may differ from target.

(4)	Represents partial vesting of SAR grant awarded March 3, 2014.These SARs have an exercise price of $72.26, the closing price of the Common Stock on the grant date.

(5)

Represents full accelerated vesting of all outstanding unvested equity awards. PSUs would vest at the greater of target or actual Company performance as of the date of the Change in Control (as defined in Mr. Zubretsky’s equity award agreements). MSU value assumes the average closing price of the Common Stock for the final 30 trading days of each of the applicable vesting periods is $88.83.

(6)	Unvested MSUs, PSUs, and SARs are subject to forfeiture if there is a termination by Aetna for cause (as defined in Mr. Zubretsky’s agreement).

(7)	Represents full accelerated vesting of SAR grant awarded March 3, 2014.

Agreements with Named Executive Officers

Aetna and Mr. Bertolini amended his amended and restated employment agreement effective August 4, 2013. The amendment extended the remaining term of the agreement to December 31, 2016, with automatic one-year extensions. Under his agreement, Mr. Bertolini is entitled to an annual salary of $1,000,000, and a full year target bonus opportunity of at least 300% of his base salary. Not greater than 40% of his bonus opportunity is payable in cash, and the noncash amount is payable through equity-based compensation vehicles. If Aetna terminates Mr. Bertolini’s employment other than for “Cause” (as defined in the agreement), death or disability, or Mr. Bertolini terminates his employment for “Good Reason” (as defined in the agreement), he will be entitled to 24 months of cash compensation (calculated as annual base salary and target cash bonus opportunity) plus a pro rata portion of his target cash bonus opportunity for the year of termination. Under certain circumstances the amounts payable to Mr. Bertolini following a change in control will be reduced to an amount that maximizes the net after tax amount retained by him to the extent permitted under Section 409A of the Code. Under the non-competition agreement entered into in July 2007 between Aetna and Mr. Bertolini, Mr. Bertolini agreed not to compete against the Company for a period of one year following termination of his employment. The applicable table above under “Potential Post-Employment Payments” reflects the provisions of Mr. Bertolini’s agreements with the Company.

Under his letter agreement with the Company, Mr. Guertin was hired with an annual base salary of $500,000 and a target bonus opportunity of 80% of his base salary. Mr. Guertin’s base salary was increased to $700,000 and his target bonus opportunity was increased to 100% of his base salary upon his promotion to Chief Financial Officer. If Mr. Guertin’s employment is involuntarily terminated under circumstances that would call for severance pay benefits and/or salary continuation benefits under the Company’s severance and salary continuation plan then in effect, Mr. Guertin will receive payment for 52 weeks of salary continuation in lieu of amounts payable under such severance and salary continuation benefits plan. Under his agreement, Mr. Guertin is eligible for Aetna’s Key Executive relocation assistance. Under the non-competition agreement entered into in March 2011 between Aetna and Mr. Guertin, Mr. Guertin agreed not to compete against the Company for a period of one year following termination of his employment. The applicable table above under “Potential Post-Employment Payments” reflects the provisions of Mr. Guertin’s agreements with the Company.

In connection with her 2010 retention RSU award, Ms. McCarthy has agreed not to compete against the Company for a period of one year following termination of her employment. The applicable table above under “Potential Post-Employment Payments” reflects the provisions of Ms. McCarthy’s agreements with the Company.

Under his letter agreement with the Company, Mr. Soistman was hired with an annual base salary of $500,000 and a target bonus opportunity of 80% of his base salary. Mr. Soistman’s base salary was increased to $600,000 and his target bonus opportunity was increased to 100% of his base salary upon his promotion to Executive Vice President, Government Services. Under the non-competition agreement entered into in December 2012 between Aetna and Mr. Soistman, Mr. Soistman agreed not to compete against the Company for a period of one year following termination of his employment. The applicable table above under “Potential Post-Employment Payments” reflects the provisions of Mr. Soistman’s agreements with the Company.

Aetna entered into an agreement with Mr. Zubretsky at the time of his hire in February of 2007, which was last amended effective December 17, 2008. The agreement provided for an annual salary of $700,000 and a full year target bonus opportunity of 100% of base salary. Mr. Zubretsky’s base salary was increased to $850,000 effective as of April 8, 2013, and his target bonus opportunity was increased to 110% of base salary effective for performance year 2011. If Mr. Zubretsky’s employment is involuntarily terminated by the Company other than for “Cause” (as defined in the agreement), his severance payment would be 12 months of base salary plus bonus at target. Aetna has agreed generally to make Mr. Zubretsky whole for certain excise taxes incurred as a result of payments made under his agreement or otherwise, although under certain circumstances Mr. Zubretsky has agreed to reduce the amounts payable to him to an amount that does not trigger any such excise taxes. Under the non-competition agreement entered into in February 2007 between Aetna and Mr. Zubretsky, Mr. Zubretsky has agreed not to compete against the Company for a period of

52	AETNA INC. - 2015 Proxy Statement

EXECUTIVE COMPENSATION

one year following termination of his employment. The applicable table above under “Potential Post-Employment

Payments” reflects the provisions of Mr. Zubretsky’s agreements with the Company.

Job Elimination Benefits Plan

Aetna administers a Job Elimination Benefits Plan under which eligible employees, including Aetna’s executive officers, terminated by Aetna due to re-engineering, reorganization or staff reduction efforts may receive a maximum of 52 weeks of continuing salary depending on years of service and pay level. Under certain circumstances, determined on a case-by-case basis, additional severance pay benefits may be granted for the purpose of inducing employment of senior officers or rewarding past service. The tables above under “Potential Post-Employment Payments” reflect any benefits payable under the Job Elimination Benefits Plan to the extent NEOs are not entitled to severance under individual agreements. Certain health and other employee benefits continue for part of the severance period.

The Board has approved provisions for certain benefits of eligible Company employees upon a change in control of Aetna (as defined). The provisions provide that the Job

Elimination Benefits Plan shall provide an enhanced benefit and shall become noncancelable for a period of two years following a change in control. Upon a change in control, stock options and other equity-based awards granted prior to January 1, 2010 and PSUs and MSUs granted on or after January 1, 2010 that have not yet vested will become vested and immediately exercisable, PSARs granted after January 1, 2013 that have not yet vested will continue to vest in accordance with the original terms of the grant, and bonuses payable under the Annual Incentive Plan will become payable based on the target award for participants. Upon a change in control, stock options, SARs and RSUs granted on or after January 1, 2010 vest upon a termination of employment by the Company other than for cause within 24 months after the change in control. Provision also has been made to maintain the aggregate value of specified benefits for one year following a change in control.

Equity Compensation Plans

The following table gives information about Common Stock that may be issued upon the exercise of options, SARs, PSARs, warrants and rights and any other outstanding awards under all of our equity compensation plans as of December 31, 2014. In 2014, our most senior executives’ annual equity-based incentive compensation value was granted 50% in SARs and 50% in PSUs; all other executives’ equity-based incentive compensation value was granted 50% in PSUs and 50% in MSUs. PSUs and MSUs are delivered in shares, net of taxes, after final performance is reviewed and approved and the awards have vested. SARs are settled in shares of Common Stock, net of taxes, when exercised.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(3) (a)	Weighted-average exercise price of outstanding options, warrants and rights(4) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(5) (c)
Equity compensation plans approved by security holders(1)	15,137,150	$49.79	20,210,211
Equity compensation plans not approved by security holders(2)	572,684	$33.38	0
TOTAL	15,709,834	N/A	20,210,211
(1)

Consists of the Aetna Inc. 2000 Stock Incentive Plan (the “2000 Stock Plan”), the 2010 Stock Plan, the Aetna Inc. 2010 Non-Employee Director Compensation Plan (the “2010 Director Plan”) and the 2011 Employee Stock Purchase Plan (the “2011 ESPP”).

(2)	Consists of the Aetna Inc. 2002 Stock Incentive Plan and the Aetna Inc. 2000 Non-Employee Director Compensation Plan. No shares of Common Stock are available for future awards under either Plan.

(3)

Consists of all outstanding awards under the applicable plans, including stock options, SARs, PSARs, RSUs, PSUs, MSUs and other stock-based awards. Amount shown assumes maximum performance for all outstanding awards.

(4)	Amounts in this column do not take into account outstanding MSUs, PSUs or RSUs.

(5)

Consists of 15,509,955 shares of Common Stock available for future issuance under the 2010 Stock Plan; 243,593 shares of Common Stock available for future issuance under the 2010 Director Plan; and 4,456,663 shares of Common Stock available for future issuance under the 2011 ESPP. Shares available under the 2010 Stock Plan and the 2010 Director Plan may become the subject of future awards in the form of stock options, SARs, PSARs, restricted stock, RSUs, PSUs, MSUs and other stock-based awards. Only shares of Common Stock are issuable under the 2011 ESPP. As of December 31, 2014, employees had committed an aggregate of approximately $15.7 million to purchase Common Stock under the 2011 ESPP. This purchase will occur on June 5, 2015, at a purchase price equal to 95% of the fair market value of the Common Stock on the purchase date.

AETNA INC. - 2015 Proxy Statement	53

EXECUTIVE COMPENSATION

2002 Stock Incentive Plan

The Aetna Inc. 2002 Stock Incentive Plan (the “Prior Stock Plan”) was replaced by the 2010 Stock Plan. The Prior Stock Plan was designed to promote our interests and those of our shareholders and to further align the interests of shareholders and employees by tying awards to total return to shareholders, enabling plan participants to acquire additional equity interests in Aetna and providing compensation opportunities dependent upon our performance. The Prior Stock Plan expired on January 25, 2012, and was not submitted to shareholders for approval. No shares of Common Stock remain available for future awards under the Prior Stock Plan.

Under the Prior Stock Plan, eligible participants formerly could be granted stock options to purchase shares of Common Stock, SARs, time vesting and/or performance vesting incentive stock or incentive units and other stock-based awards. At December 31, 2014, the maximum number of shares of Common Stock that may be issued under the awards outstanding under the Prior Stock Plan was 207,938 shares, subject to adjustment for corporate transactions, and no shares remained available for future awards. If an award under the Prior Stock Plan is paid solely in cash, no shares are deducted from the number of shares available for issuance.

2000 Non-Employee Director Compensation Plan

The Aetna Inc. 2000 Non-Employee Director Plan (the “Prior Director Plan”) was replaced by the Aetna Inc. 2010 Director Plan. The Prior Director Plan permitted Aetna’s eligible Directors to receive shares of Common Stock, deferred stock units, RSUs and other stock-based awards in recognition of their contributions. The Prior Director Plan expired on April 30, 2010, and was not submitted to shareholders for approval. No shares of Common Stock remain available for future awards under the Prior Director Plan. At December 31, 2014, the maximum number of shares of Common Stock that may be issued under the awards outstanding under the Prior Director Plan was 364,746 shares, subject to adjustment for corporate transactions, and no shares remained available for future awards.

54	AETNA INC. - 2015 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Board has determined in its business judgment that all members of the Compensation Committee meet the independence requirements set forth in the NYSE listing standards and in Aetna’s Director Independence Standards.

The Committee operates pursuant to a Charter that was last reviewed by the Committee on November 20, 2014. The Compensation Committee Charter can be found at www.aetna.com/investors-aetna/governance/committees.html.

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Committee on Compensation and Talent Management

Roger N. Farah, Chair

Frank M. Clark

Barbara Hackman Franklin

Jeffrey E. Garten

Edward J. Ludwig

REPORT OF THE AUDIT COMMITTEE

The Board has determined in its business judgment that all members of the Audit Committee meet the independence, financial literacy and expertise requirements for audit committee members set forth in the NYSE listing standards. Additionally, the Board has determined in its business judgment that Messrs. Aguirre, Harrington and Newhouse and Ms. Hancock, based on his or her background and experience (including that described in this Proxy Statement), has the requisite attributes of an “audit committee financial expert” as defined by the SEC.

The Committee assists the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the qualifications and independence of the Company’s independent registered public accounting firm (the “Independent Accountants”), (3) the performance of the Company’s internal audit function and the Independent Accountants, and (4) the compliance by the Company with legal and regulatory requirements. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Accountants and any other accounting firm engaged to perform audit, review or attest services (including the resolution of any disagreements between management and any auditor regarding financial reporting). The Independent Accountants and any other such accounting firm report directly to the Committee.

The Committee operates pursuant to a Charter that was last amended and restated by the Board on January 18, 2013 and last reviewed by the Committee on November 20, 2014. The Audit Committee Charter can be found at www.aetna.com/investors-aetna/governance/ committees.html.

As set forth in the Audit Committee Charter, Aetna’s management is responsible for the preparation, presentation and integrity of Aetna’s financial statements and management’s annual assessment of Aetna’s internal control over financial reporting. Aetna’s management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Independent Accountants are responsible for planning and carrying out proper annual audits and quarterly reviews of Aetna’s financial statements. In conjunction with the Company’s annual report, the Independent Accountants express an opinion as to the conformity of the Company’s financial statements with U.S. generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting. The Independent Accountants also provide review reports regarding the Company’s quarterly financial statements.

In the performance of its oversight function, the Committee has reviewed and discussed the Company’s audited financial statements for 2014 with management and the Independent Accountants. The Committee has also discussed with the Independent Accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (United States) and Rule 3200T and/or Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (United States). The Committee has also received the written disclosures and the letter from the Independent Accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Accountants’ communications with the Committee concerning independence, and has discussed with the Independent Accountants their independence.

AETNA INC. - 2015 Proxy Statement	55

II. APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Members of the Committee are not employees of Aetna and, as such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Committee rely on information, opinions, reports and statements, including financial statements and other financial data, prepared or presented by officers or employees of Aetna, legal counsel, the Independent Accountants or other persons with professional or expert competence. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies, or internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements by the Independent Accountants has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United

States), that the Company’s financial statements are presented in accordance with U.S. generally accepted accounting principles, that the Company’s internal control over financial reporting is effective or that the Independent Accountants are in fact “independent.”

Based upon the reports, review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee, certain of which are referred to above and in its Charter, the Committee recommended to the Board that the audited financial statements be included in Aetna’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

The Audit Committee

Richard J. Harrington, Chair

Fernando Aguirre

Ellen M. Hancock

Joseph P. Newhouse

Olympia J. Snowe

II.	APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP to audit the Company’s consolidated financial statements for 2015. The Audit Committee and the Board believe that the retention of KPMG LLP as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. The Audit Committee and the Board recommend that shareholders approve KPMG LLP as the Company’s independent registered public accounting firm (the “Independent Accountants”) for 2015. Representatives of the firm are expected to be available at the Annual Meeting to make a statement if the firm desires and to respond to appropriate questions.

Nonaudit Services and Other Relationships Between the Company and the Independent Registered Public Accounting Firm

The Company’s practice is not to have its Independent Accountants provide financial information systems design and implementation consulting services. Instead, these services are provided by other accounting or consulting firms. Other types of permissible consulting services have been provided by the Independent Accountants or other accounting and consulting firms from time to time. All new services provided by the Independent Accountants must be approved in advance by the Audit Committee regardless of the size of the engagement. The Chair of the Audit Committee may approve any proposed engagements that arise between Committee meetings, provided that any such decision is presented to the full Committee at its next scheduled meeting.

In addition, management may not hire as an employee a person who within the last three years was an employee of the Independent Accountants and participated in the audit engagement of the Company’s financial statements if the hiring is prohibited by SEC rules or if the Audit Committee determines that the hiring of such person would impair the independence of the Independent Accountants.

The independence of the Independent Accountants is considered annually by the Audit Committee and Board. In order to assure continuing auditor independence, the Audit Committee periodically considers whether to rotate the independent registered public accounting firm. In conjunction with the mandated rotation of the Independent Accountants’ lead engagement partner, the Audit Committee is directly involved in the selection of the Independent Accountants’ new lead engagement partner.

56	AETNA INC. - 2015 Proxy Statement

III. APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION ON A NON-BINDING ADVISORY BASIS

Fees Incurred for 2014 and 2013 Services Performed by the Independent Registered Public Accounting Firm

The Audit Committee oversees the fee negotiations for all services rendered to the Company by the Independent Accountants. The table below provides details of the fees paid to KPMG LLP by the Company for services rendered in

2014 and 2013. All such services were approved in advance by the Audit Committee or the Chair of the Audit Committee. As shown in the table below, audit and audit-related fees totaled approximately 98% of the aggregate fees paid to KPMG LLP for 2014 and 2013; and tax fees made up the remainder. There were no other fees paid to KPMG LLP in 2014 or 2013.

	2014	2013
Audit Fees(1)	$14,891,500	$13,393,640
Audit-Related Fees(2)
Servicing Reports/Internal Controls	1,178,500	861,000
Employee Benefit Plan Audits	207,000	254,000
Audit/Attest Services Not Required by Statute or Regulation	60,000	52,000
	$16,337,000	$14,560,640
Tax Fees(3)	254,500	284,600
All Other Fees	0	0
Total Fees	$16,591,500	$14,845,240
(1)

Audit Fees include all services performed to comply with generally accepted auditing standards and services that generally only the Independent Accountants can provide, such as comfort letters, statutory audits, attest services, consents and assistance with, and review of, documents filed with the SEC. For the Company, these fees include the integrated audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting, quarterly reviews, statutory audits of the Company’s subsidiaries required by statute or regulation, attest services required by applicable law, comfort letters in connection with debt issuances, consents and assistance with, and review of, documents filed with the SEC.

(2)

Audit-Related Fees are for audit and related attest services that traditionally are performed by the Independent Accountants, and include servicing reports, employee benefit plan audits, and audits or agreed-upon procedures that are not required by applicable law. Servicing reports represent reviews of the Company’s claim administration and certain health data processing functions that are provided to customers.

(3)

Tax Fees include all services performed by professional staff in the Independent Accountants’ tax division for tax return and related compliance services, except for those tax services related to the audit.

The affirmative vote of a majority of the votes cast is required for approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015. The Audit Committee and the Board recommend a vote FOR the approval of KPMG LLP as the Company’s independent registered public accounting firm for 2015. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015.

III.	APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION ON A NON-BINDING ADVISORY BASIS

In accordance with Section 14A of the Exchange Act (15 U.S.C. 78n-l) (“Section 14A”), Aetna is providing shareholders with the opportunity to cast a non-binding advisory vote on the fiscal 2014 compensation of our NEOs (sometimes referred to as “say-on-pay”). This vote is not intended to address any specific item of compensation, but rather the overall compensation for our NEOs and our compensation philosophy, policies and practices as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement. Accordingly, you may vote on the following resolution at the Annual Meeting:

“Resolved, that the shareholders of Aetna Inc. (“Aetna”) hereby approve, on an advisory basis, the compensation paid to Aetna’s Named Executive Officers, as disclosed in Aetna’s Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion.”

As described in detail under “Compensation Discussion and Analysis” and “Executive Compensation” our compensation programs are designed to motivate our executives to manage and grow a successful company. If fully earned based on the achievement of performance goals, equity compensation in the form of PSARs and PSUs that are subject to performance-based vesting and SARs and MSUs, the number and/or value of which is determined by

AETNA INC. - 2015 Proxy Statement	57

III. APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION ON A NON-BINDING ADVISORY BASIS

our stock price performance, are the largest component of executive compensation. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards) and long-term incentives (including SARs and PSUs) and share ownership guidelines, rewards sustained performance that is aligned with long-term shareholder interests. Shareholders are encouraged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement, the accompanying compensation tables, and the related narrative disclosure.

This advisory vote is non-binding. The Compensation Committee, which is comprised solely of independent Directors, and the Board value the opinions of all of our shareholders and expect to take into account the outcome of this vote when considering future executive compensation decisions for our NEOs.

The affirmative vote of a majority of the votes cast is required for the non-binding advisory vote on executive compensation to be considered approved. The Board recommends a vote FOR the approval, on an advisory basis, of the proposed resolution on the compensation of Aetna’s Named Executive Officers. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR approval, on an advisory basis, of such compensation.

58	AETNA INC. - 2015 Proxy Statement

IV.	SHAREHOLDER PROPOSALS

Proposal A  Political Contribution Disclosure

The Comptroller of the State of New York, Thomas P. DiNapoli, trustee of the New York State Common Retirement Fund and the administrative head of the New York State and Local Retirement System, 59 Maiden Lane-30th Floor, New York, NY 10038 (owner of Common Stock valued in excess of $2,000), has advised Aetna that he plans to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the rules of the SEC.

RESOLVED, that shareholders of Aetna, Inc. (“Aetna”) request that the Board of Directors amend Aetna’s Political Contributions Policy (the “Policy”) to provide that Aetna will disclose annually all payments it made in the previous calendar year to tax-exempt organizations (other than charitable organizations not permitted to engage in lobbying as a substantial part of their activities) that were used, or that Aetna had reasonable grounds to believe were used, for a political purpose, including the recipient and amount of the payment.

A “political purpose” is (a) lobbying at the federal, state or local level; (b) participation or intervention in any political campaign on behalf of or in opposition to any candidate, or efforts to influence the general public, or any segment thereof, with respect to an election or referendum; (c) directing a communication to the public that refers to, reflects a view on and encourages the recipient to take action with respect to legislation or regulation; or (d) drafting and endorsing model legislation.

Supporting Statement

As long-term Aetna shareholders, we believe it is important that Aetna publicly disclose all direct and indirect political expenditures. Lack of transparency prevents shareholders from evaluating whether funds are used to promote value creation, or to pursue private managerial preferences or activities that are misaligned with Aetna’s strategy or values.

Payments to politically active tax-exempt organizations create special risks for companies. Aetna’s Policy does not commit the company to disclosing any payments publicly, including payments to tax-exempt organizations used for political purposes. (See http://www.aetna.com/about-aetna-insurance/
initiatives/political-action-committee.html) The Policy incorporates by reference Aetna’s Political Contributions and Related Activity Report (the “Report”), which is written by members of Aetna’s management team. We believe this has it backwards: Aetna’s board should decide which payments are disclosed, not members of management.

Aetna’s 2011 Report did disclose a $4,000,000 payment to the US Chamber of Commerce for “voter education.” The Chamber has described its voter education initiative as informing voters about the positions taken by a number of specific Democratic candidates. (http://www.uschamber.com/press/releases/2012/july/
us-chamber-launches-new-voter-education-campaign-five-senate-battleground-r; (last visited Nov. 15, 2012)) There is no assurance, however, that Aetna will continue making such disclosure in the absence of a board-level commitment to doing so.

In addition, the 2011 Report did not disclose a $3,000,000 payment Aetna made to the American Action Network (“AAN”), a tax-exempt organization that, in the 2011-2012 election cycle, conducted high profile public advocacy campaigns in support of, and in opposition to, candidates for political office.(Aetna inadvertently disclosed the payment in a state insurance filing in mid-2012). (http://www.opensecrets.org/outsidespending/
detail.php?cmte=Amercan+Action+Network)

In our view, funding partisan organizations like the Chamber and AAN may not be in the best interests of Aetna and its shareholders. We are concerned that in committing substantial corporate resources to influence the political process, Aetna may have given insufficient attention to maximizing value in the current regulatory environment. Disclosure of payments to such organizations would enable shareholders to assess the risks they pose.

We urge shareholders to vote for this proposal.

The affirmative vote of a majority of the votes cast is required for approval of the foregoing proposal.

Company Response

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 2015 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Company is an active participant in the political process at all levels of government and seeks to promote political interests that are aligned with the business interests of the Company, its shareholders and its members. We agree that transparency and accountability with respect to political expenditures are important. That is why the Company publishes annually its Political Contributions and Related Activity Report. Our 2013 report is available on our website

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IV. SHAREHOLDER PROPOSALS

www.aetna.com/about-aetna-insurance/document-library/pac/2013PoliticalContributionsRelatedActivity
Report.pdf. The 2014 report will become available after it has been reviewed by the Audit Committee.

The Company complies fully with all state and federal laws concerning the disclosure of its political and lobbying activity. In addition, it makes available additional information beyond that required by current laws and regulations. With respect to oversight, the Company’s Audit Committee reviews the Company’s Political Contributions Report prior to publication. In addition, management regularly discusses public policy issues and political activities with our full Board. Given the importance of public policy to the health care industry and our business, our Board will continue to exercise oversight with respect to public policy matters.

We believe that the information currently available to shareholders is easily accessible and understandable and, coupled with the oversight of the Company’s political activities by the Board, is in the best interest of the Company. As a result, we do not believe additional disclosure is warranted at this time.

This identical shareholder proposal was presented to shareholders at our 2014 annual meeting and a similar proposal related to political contribution disclosure practices was presented to our shareholders at our 2012 annual meeting. 72.84% and 89.98% of the votes cast at the respective meetings were voted against the proposal, reflecting our shareholders’ agreement that our current disclosure practices meet or exceed their expectations.

For these reasons, the Board opposes this proposal and recommends a vote against the proposal.

If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted AGAINST the foregoing proposal.

Proposal B  Executives To Retain Significant Stock

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278 (owner of Common Stock valued in excess of $2,000), has advised Aetna that he plans to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the rules of the SEC.

Proposal B — Executives To Retain Significant Stock

Resolved: Shareholders urge that our executive pay committee adopt a policy requiring senior executives to retain a significant percentage of stock acquired through equity pay programs until reaching normal retirement age and to report to shareholders regarding the policy before our Company’s next annual meeting. For the purpose of this policy, normal retirement age would be an age of at least·60 and be determined by our executive pay committee. Shareholders recommend a share retention percentage requirement of 75% of net after-tax shares.

This single unified policy shall prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. Otherwise our directors might be able to avoid the impact of this proposal. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented without violating current company contractual obligations or the terms of any current pay or benefit plan.

Requiring senior executives to hold a significant portion of stock obtained through executive pay plans would focus our executives on our company’s long-term success. A Conference Board Task Force report stated that hold-to-

retirement requirements give executives “an ever-growing incentive to focus on long-term stock price performance.”

Our clearly improvable corporate governance (as reported in 2014) is an added incentive to vote for this proposal:

Mark Bertolini was given $30 million in 2013 Total Summary Pay. Meanwhile unvested equity pay partially or fully accelerates upon CEO termination.

Five directors had long-tenure of 13 to 21-years: Joseph Newhouse, Jeffrey Garten, Ellen Hancock, Betsy Cohen and Barbara Franklin. Director independence suffers after long-tenure. Long-tenured directors controlled 60% of the votes on our 3 most important board committees.

Jeffrey Garten was negatively flagged by GMI for his involvement with the Calpine Corporation bankruptcy. Yet Mr. Garten was still on our executive pay committee.

GMI Ratings, an independent investment research firm, said Aetna was incorporated in Pennsylvania which favors management rights and provides shareholders with a poor level of control. Additionally, Pennsylvania law contains multiple provisions which protect management from hostile takeovers, further diminishing shareholder interests.

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IV. SHAREHOLDER PROPOSALS

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Executives To Retain Significant Stock — Proposal B

The affirmative vote of a majority of the votes cast is required for approval of the foregoing proposal.

Company Response

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 2015 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

While the Board agrees with the Proponent that executive officers should own a significant amount of Company Stock to align their interests with those of shareholders, the Board believes that the Proposal is unnecessary because the Company already has in place policies that are designed to achieve the objectives articulated in the Proposal. As described in more detail in the Compensation Discussion and Analysis (“CD&A”) beginning on page 28, the Company’s compensation program is designed to align pay with Company performance, and Company executive officers are subject to robust stock ownership, retention and claw back policies. Further, under our Code of Conduct, all employees are prohibited from engaging in any hedging or other derivative transactions on the Company’s Common Stock.

Stock Ownership and Retention Requirements. Consistent with our belief in the value and importance of aligning the interests of our senior executives with those of our shareholders and to ensure a longer-term perspective, the Compensation Committee (the “Committee”) has adopted robust minimum stock ownership requirements that encourage our executives to hold significant shares. This policy, which is reviewed and modified from time to time, has been in place for more than ten years. Compliance with the policy is reviewed annually. At December 31, 2014, Mr. Bertolini owned in excess of 11 times his ownership requirement. The applicable stock ownership requirement and related stock ownership for each of our Named Executive Officers is set forth on pages 36 and 26, respectively.

The Committee has also adopted a stock retention policy for our executive officers. This policy applies a Company stock sale restriction to any executive not meeting his or her stock ownership requirement. As a result of this sale restriction, a Named Executive Officer is required to retain

50% of the net shares (after payment of the exercise price and taxes) acquired upon the exercise of stock options or stock appreciation rights or the payment or vesting of other equity awards. An executive officer is required to hold these shares until the earlier of termination of employment or the date the executive satisfies his or her stock ownership requirement.

Claw Back Policy. As described on page 38, the Committee has adopted a claw back policy that allows the Company to recoup performance-based incentive compensation if the Board determines that a senior executive of the Company has engaged in fraud or intentional misconduct that has caused a material restatement of the Company’s financial statements. This policy continues to apply following retirement or termination of employment.

Prohibition Against Hedging Transactions. The Company’s Code of Conduct prohibits all employees, including the Named Executive Officers and other executives, from engaging in any hedging transactions using puts, calls or other types of derivative securities based on the value of our Common Stock.

Compensation Program Design. As described in the CD&A on page 34, in order to motivate senior executives to deliver sustained long-term performance and to promote alignment with shareholders, a significant portion of the Company’s compensation program is variable and based on stock price performance and/or attainment of performance goals. The long-term incentive award, which is delivered in equity based vehicles, delivers value based on attainment of specific performance goals and/or an increase in stock price. As noted in the chart on page 30, the long-term incentive award is the most heavily weighted component of compensation for our Named Executive Officers.

For these reasons, we believe the Proposal is not necessary. Our current compensation program and policies on stock ownership, retention and hedging effectively balance the goals of providing executive officers with a focus on long-term shareholder value and creating meaningful retention incentives, while at the same time allowing executives the flexibility to prudently manage their personal financial affairs.

For these reasons, the Board opposes this proposal and recommends a vote against the proposal.

If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted AGAINST the foregoing proposal.

AETNA INC. - 2015 Proxy Statement	61

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why Am I Receiving This Proxy Statement?

The Board is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at Aetna’s Annual Meeting of Shareholders that will take place at 9:30 a.m. Eastern time on May 15, 2015, and any adjournments or postponements of the Meeting. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. A notice of the Internet availability of proxy materials or the proxy materials and an enclosed proxy card are being mailed to shareholders beginning on or about April 3, 2015.

Why Did I Receive in the Mail a Notice of the Internet Availability of Proxy Materials?

You received in the mail either a notice of the Internet availability of proxy materials or a printed Proxy Statement and 2014 Annual Report, Financial Report to Shareholders because you owned Aetna common shares at the close of business on March 13, 2015, the RECORD DATE, and that entitles you to vote at the Annual Meeting. The Board is soliciting your proxy to vote at the Annual Meeting or at any later meeting if the Annual Meeting is adjourned or postponed for any reason. Your proxy will authorize specified people (proxies) to vote on your behalf at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the meeting.

This Proxy Statement describes the matters on which Aetna would like you to vote, provides information on those matters, and provides information about Aetna that we must disclose when we solicit your proxy.

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet to many shareholders. We believe that Internet delivery of our proxy materials allows us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which we refer to as the “Notice”, to many of our shareholders (including beneficial owners) as of the Record Date. Our shareholders who receive the Notice will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet or to request a printed copy. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by calling Broadridge Financial Solutions, Inc. (“Broadridge”) at 1-800-579-1639. Please note that you may not vote using the Notice. The Notice identifies the items to be voted on at the Annual Meeting and describes how to vote, but you cannot vote by marking the Notice and returning it.

Are the Proxy Materials Available Online?

Yes. As described in more detail in response to the prior question, most shareholders will receive the Proxy Statement online. If you received a paper copy, you can also view these documents on the Internet by accessing our website at www.aetna.com/proxymaterials.

What Information Is Contained in These Materials?

This Proxy Statement provides you with information about Aetna’s governance structure, our Director nominating process, the proposals to be voted on at the Annual

Meeting, the voting process, the compensation of our Directors and our named executive officers, and certain other required information.

62	AETNA INC. - 2015 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

What Proposals Will Be Voted on at the Annual Meeting?

There are five items scheduled to be voted on at the Annual Meeting:

•	Election of the 13 nominees named in this Proxy Statement as Directors of Aetna for the coming year.

•	Approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2015.

•	Approval of the Company’s executive compensation on a non-binding advisory basis.
•	Consideration of a shareholder proposal relating to amending Aetna’s political contributions policy to include certain provisions regarding disclosure, if properly presented at the Annual Meeting.

•	Consideration of a shareholder proposal relating to requiring executives to retain significant stock, if properly presented at the Annual Meeting.

What Are Aetna’s Voting Recommendations?

The Board recommends that you vote your shares as follows:

•	FOR each of Aetna’s nominees to the Board;

•	FOR the approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2015;
•	FOR the approval of the Company’s executive compensation on a non-binding advisory basis; and

•	AGAINST each of the two shareholder proposals.

Which of My Shares Can I Vote?

You may vote all Common Stock that you owned as of the close of business on March 13, 2015, the RECORD DATE. These shares include those (1) held directly in your name as the SHAREHOLDER OF RECORD, including shares purchased through Aetna’s Computershare Investment Plan, and (2) held for you as the BENEFICIAL OWNER through a stockbroker, bank or other holder of record.

What Is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?

Many Aetna shareholders hold their shares through a stockbroker, bank or other holder of record rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•

SHAREHOLDER OF RECORD — If your shares are registered directly in your name with Aetna’s transfer agent, Computershare Trust Company, N.A. (the “Transfer Agent”), you are considered the shareholder of record with respect to those shares, and Aetna is sending these proxy materials or the Notice directly to you. As the shareholder of record, you have the right to grant your voting proxy to the persons appointed by Aetna, to vote in person at the Annual Meeting or to grant your voting proxy to your representative. Aetna has enclosed a proxy card for you to use. Any shares held for you under Aetna’s Computershare Investment Plan are included on the enclosed proxy card.

•

BENEFICIAL OWNER — If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name,” and these proxy materials or the Notice are being forwarded to you by your broker or other nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares, and you also are invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you to the Annual Meeting a proxy, executed in your favor, from the shareholder of record. Your broker or other nominee also is obligated to provide you with a voting instruction card for you to use to direct them as to how to vote your shares.

AETNA INC. - 2015 Proxy Statement	63

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

How Can I Vote My Shares Before the Annual Meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may vote before the Annual Meeting by granting a proxy to each of Barbara Hackman Franklin, Ellen M. Hancock and Edward J. Ludwig or, for shares you beneficially own, by submitting voting instructions to your broker or other nominee. Shareholders have a choice of voting by using the Internet, by calling a toll-free telephone number within the United States or Puerto Rico, or by completing a proxy or voting instruction card and mailing it in the postage-paid envelope provided. Please refer to the summary instructions below and carefully follow the instructions included on your Notice, your proxy card or, for shares you beneficially own, the voting instruction card provided by your broker or other nominee. Please note that you may not vote using the Notice. The Notice identifies the items to be voted on at the Annual Meeting and describes how to vote, but you cannot vote by marking the Notice and returning it.

VIA THE INTERNET* Go to www.proxyvote.com and follow the instructions

BY MAIL**

Mark, sign, date and return your proxy card, or, for shares held in street name, the voting instruction card provided by your broker or other nominee and mail it back to your broker or other nominee in accordance with their instructions

BY TELEPHONE* Call toll-free on a touchtone telephone 1-800-690-6903 inside the United States or Puerto Rico and follow the instructions	IN PERSON Attend the Annual Meeting in Miami, FL

*You will need to have your proxy card (or the Notice or the e-mail message you receive with instructions on how to vote) in hand when you access the website or call.

The Internet and telephone voting procedures are designed to authenticate shareholders and to allow shareholders to confirm that their instructions have been properly recorded. In order to provide shareholders of record with additional time to vote their shares while still permitting an orderly tabulation of votes, Internet and telephone voting for these shareholders will be available until 11:59 p.m. Eastern time on May 14, 2015.

**If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and date your proxy or voting instruction card but do not provide instructions, your shares will be voted as described under “What If I Return My Proxy Card or Voting Instruction Card But Do Not Provide Voting Instructions?” on page 65.

How Can I Vote the Shares I Hold Through the 401(k) Plans?

We maintain two 401(k) plans for our employees. Participants in the Aetna 401(k) Plan and the Aetna Affiliate 401(k) Plan (collectively, the “401(k) Plans”) who receive this Proxy Statement in their capacity as participants in one or more of the 401(k) Plans will receive voting instruction cards instead of proxy cards. The voting instruction card directs the trustee of the applicable 401(k) Plan to vote the shares shown on the card as indicated on the card. Shares held through the 401(k) Plans may be voted by using the Internet, by calling a toll-free telephone number or by marking, signing and dating the voting instruction card and mailing it to the trustee of the applicable 401(k) Plan in accordance with the trustee’s instructions. Internet and telephone voting of shares held through the 401(k) Plans will be available until 11:59 p.m. Eastern time on May 12, 2015. Shares held through the 401(k) Plans for which no instructions are received will be voted by the trustee of the applicable 401(k) Plan in the same percentage as the shares held through that 401(k) Plan for which the trustee receives voting instructions.

How Can I Vote the Shares I Acquired Through an Aetna Employee Stock Purchase Plan?

You hold the Common Stock you acquired through any of Aetna’s employee stock purchase plans as the beneficial owner of shares held in street name. You can vote these shares as described above under “How Can I Vote My Shares Before the Annual Meeting?”

64	AETNA INC. - 2015 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Can I Change My Vote?

Yes. For shares you hold directly in your name, you may change your vote by (1) signing another proxy card with a later date and delivering it to us before the date of the Annual Meeting, (2) submitting revised votes over the Internet or by telephone before 11:59 p.m. Eastern time on May 14, 2015, or (3) attending the Annual Meeting in person and voting your shares at the Annual Meeting. The last-dated proxy card or Internet or telephone vote will be the only one that counts. Attendance at the Annual Meeting will not cause your previously granted proxy or Internet or telephone vote to be revoked unless you specifically so request. You may revoke your proxy by providing written notice to Aetna’s Corporate Secretary at 151 Farmington Avenue, RW61, Hartford, CT 06156. For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or other nominee in accordance with the instructions you receive from your broker or other nominee and in a manner that allows your broker or other nominee sufficient time to process your new instructions and vote your shares.

Can I Vote at the Annual Meeting?

You may vote your shares at the Annual Meeting if you attend in person. You may vote the shares you hold directly in your name by completing a ballot at the Annual Meeting. You may only vote the shares you hold in street name at the

Annual Meeting if you bring with you to the Annual Meeting a proxy, executed in your favor, from the shareholder of record. You may not vote shares you hold through any of the 401(k) Plans at the Annual Meeting.

How Can I Vote on Each Proposal?

In the election of Directors, you may vote FOR or AGAINST or ABSTAIN with respect to each of the Director nominees. For all other proposals, you may vote FOR or AGAINST or ABSTAIN. For a discussion of the votes needed to approve each proposal, see “What Is the Voting Requirement to Approve Each of the Proposals, and How Will Votes Be Counted?” on page 67.

What If I Return My Proxy Card or Voting Instruction Card But Do Not Provide Voting Instructions?

If you sign and date your proxy card with no further instructions, your shares will be voted:

•	FOR the election as Directors of each of the nominees named on pages 12 through 20 of this Proxy Statement;

•	FOR the approval of the appointment KPMG LLP as the Company’s independent registered public accounting firm for the year 2015;

•	FOR the approval of the Company’s executive compensation on a non-binding advisory basis; and

•	AGAINST each of the two shareholder proposals.

If you sign and date your broker voting instruction card with no further instructions, your shares will be voted as described on your broker voting instruction card.

If you sign and date your 401(k) Plan voting instruction card with no further instructions, all shares you hold through the applicable 401(k) Plan will be voted by the trustee of that 401(k) Plan in the same percentage as the shares held through that 401(k) Plan for which the trustee receives voting instructions.

What If I Don’t Return My Proxy Card or Voting Instruction Card and Don’t Vote By Internet or Phone?

If you do not return your proxy card and do not vote by Internet or phone, shares that you hold directly in your name (i.e., shares for which you are the shareholder of record) will not be voted at the Annual Meeting. If you do not return your voting instruction card and do not vote by Internet or phone, shares that you beneficially own that are held in the name of a brokerage firm or other nominee may be voted in certain circumstances even if you do not provide the brokerage firm with voting instructions. Under NYSE rules, brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2015 is considered a routine matter for which brokerage firms may vote uninstructed shares. The election of Directors; the approval of the Company’s executive compensation on a non-binding advisory basis; and each of the shareholder proposals to be

AETNA INC. - 2015 Proxy Statement	65

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

voted on at the Annual Meeting are not considered routine under the applicable rules, and therefore brokerage firms may not vote uninstructed shares on any of those proposals. Any uninstructed shares you hold through any of the 401(k) Plans will be voted by the trustee of the applicable 401(k) Plan in the same percentage as the shares held through that 401(k) Plan for which the trustee receives voting instructions.

What Does It Mean If I Receive More Than One Set of Proxy Materials?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all of the Notices and proxy and voting instruction cards you receive.

What Should I Do If I Want to Attend the Annual Meeting?

The Annual Meeting will be held at the JW Marriott Miami, in Miami, Florida. Directions to the JW Marriott are on page B-1. The Annual Meeting is open to all shareholders as of the RECORD DATE (the close of business on March 13, 2015) or their authorized representatives. Anyone who attends the Annual Meeting must have an admission ticket. Follow the instructions below under “How Can I Obtain an Admission Ticket for the Annual Meeting?” to obtain an admission ticket.

How Can I Obtain an Admission Ticket For the Annual Meeting?

In accordance with Aetna’s security procedures, anyone wishing to attend the Annual Meeting must have an admission ticket issued in his or her name. Admission is limited to:

•	Shareholders at the close of business on March 13, 2015;

•	An authorized proxy holder of a shareholder of record at the close of business on March 13, 2015; or

•	An authorized representative of a shareholder of record who has been designated to present a shareholder proposal.

You must provide evidence of your ownership of shares with your ticket request and follow the requirements for obtaining an admission ticket specified in the “ADMISSION

AND TICKET REQUEST PROCEDURE” on page 71. Aetna’s Corporate Secretary must receive your request for an admission ticket on or before May 8, 2015.

No weapons, cameras, audio or video recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting. Please note that, for security reasons, all bags may be searched, and all persons who attend the Annual Meeting may be required to pass through a metal detector. We will be unable to admit anyone to the Annual Meeting who does not comply with these security procedures. No one will be admitted to the Annual Meeting once the meeting has commenced.

Can I Listen to the Annual Meeting If I Don’t Attend in Person?

Yes. You can listen to the live audio webcast of the Annual Meeting by going to Aetna’s Internet website at www.aetna.com/investor and then clicking on the link to the webcast.

Where Can I Find the Voting Results of the Annual Meeting?

We will publish the voting results of the Annual Meeting in a Current Report on Form 8-K within four business days after the Annual Meeting, and you will be able to find this report on Aetna’s Internet website at www.aetna.com/investor.

What Class of Shares Is Entitled to Be Voted?

Each share of Common Stock outstanding as of the RECORD DATE (the close of business on March 13, 2015) is entitled to one vote at the Annual Meeting. At the close of business on March 13, 2015, 349,115,579 shares of Common Stock were outstanding.

66	AETNA INC. - 2015 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

How Many Shares Must Be Present to Hold the Annual Meeting?

A majority of the shares of Common Stock outstanding as of the RECORD DATE (the close of business on March 13, 2015) must be present in person or by proxy for us to hold the Annual Meeting and transact business. This is referred to as a quorum. Shares subject to broker nonvotes are counted as present for the purpose of determining the presence of a quorum if the broker votes the shares on a routine matter, such as the appointment of the Company’s independent registered public accounting firm. Generally, broker nonvotes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the proposal is not a routine matter, and the broker has not received voting instructions from the beneficial owner of the shares. If you abstain from voting on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum even if you abstain on all proposals.

What Is the Voting Requirement to Approve Each of the Proposals, and How Will Votes Be Counted?

Under Pennsylvania corporation law and Aetna’s Articles of Incorporation and By-Laws, the approval of any corporate action taken at the Annual Meeting is based on votes cast. For the proposals that will be considered at the Annual Meeting, shareholder approval occurs if the votes cast in favor of the proposal exceed the votes cast against the proposal. “Votes cast” on these proposals means votes “for” or “against” a particular proposal, whether by proxy or in person. Abstentions and broker nonvotes are not considered “votes cast” on these proposals and therefore have no effect on the outcome. In uncontested elections, Directors are elected by a majority of votes cast. As described in more detail on page 2 under “Director Elections — Majority Voting Standard,” in uncontested elections, Aetna’s Corporate Governance Guidelines require any incumbent Director nominee who receives more “against” votes than “for” votes to promptly submit his or her resignation for consideration by the Nominating Committee and the Board.

If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker nonvotes, as described under “How Many Shares Must Be Present to Hold the Annual Meeting?” above.

Who Will Bear the Cost of Soliciting Votes For the Annual Meeting?

Aetna will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and the Notice, except that you will pay for Internet access if you choose to access these proxy materials over the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our Directors, officers and employees, none of whom will receive any additional compensation for such solicitation activities. We also have hired Georgeson Inc. to assist us in the solicitation of votes for a fee of $22,000 plus reasonable out-of-pocket expenses for these services, which vary from year to year. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of Common Stock and obtaining their voting instructions.

Does Aetna Allow Shareholders to Choose to View Annual Reports to Shareholders and Proxy Statements Via the Internet?

Yes. Aetna allows shareholders of record to choose to view future annual reports to shareholders and proxy statements via the Internet instead of receiving paper copies of these documents in the mail. The 2015 Aetna Inc. Notice of Annual Meeting and Proxy Statement and 2014 Aetna Annual Report, Financial Report to Shareholders are available on Aetna’s Internet website at www.aetna.com/proxymaterials. Under Pennsylvania law, Aetna may provide shareholders who give Aetna their e-mail addresses with electronic notice of its shareholder meetings as described below.

If you are a shareholder of record, you can choose to view annual reports to shareholders and proxy statements via the Internet and save Aetna the cost of producing and mailing these documents in the future by following the instructions under “How Do I Elect to View Annual Reports to Shareholders and Proxy Statements Via the Internet?” on page 68. If you hold your shares through a stockbroker, bank or other holder of record, check the information provided by that entity for instructions on how to elect to view future notices of shareholder meetings, proxy statements and annual reports via the Internet.

AETNA INC. - 2015 Proxy Statement	67

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

If you are a shareholder of record and choose to receive future notices of shareholder meetings by e-mail and view future annual reports and proxy statements over the Internet, you must supply an e-mail address, and you will receive your notice of the meeting by e-mail when those materials are posted. The notice you receive will include instructions and contain the Internet address for those materials.

Many shareholders who hold their shares through a stockbroker, bank or other holder of record and elect electronic access will receive an e-mail containing the Internet address to access Aetna’s notices of shareholder meetings, proxy statements and annual reports when those materials are posted.

How Do I Elect to View Annual Reports to Shareholders and Proxy Statements Via the Internet?

If you are a shareholder of record and are interested in receiving future notices of shareholder meetings by e-mail and viewing future annual reports and proxy statements via the Internet instead of receiving paper copies of these documents, you may elect this option when voting by using the Internet at www.proxyvote.com and following the instructions. You will need to have your proxy card (or the Notice or the e-mail message you receive with instructions on how to vote) in hand when you access the website.

What If I Get More Than One Copy of Aetna’s Annual Report?

The 2014 Aetna Annual Report, Financial Report to Shareholders is being mailed to shareholders in advance of, or together with, this Proxy Statement. If you hold Aetna shares in your own name and received more than one copy of the 2014 Aetna Annual Report, Financial Report to Shareholders at your address and wish to reduce the number of reports you receive and save Aetna the cost of producing and mailing these reports, you should contact Aetna’s Transfer Agent at 1-800-446-2617 to discontinue the mailing of reports on the accounts you select. At least one account at your address must continue to receive an annual report, unless you elect to view future annual reports over the Internet. The mailing of dividend checks, dividend reinvestment statements, proxy materials and special notices will not be affected by your election to discontinue duplicate mailings of annual reports. Registered shareholders may resume the mailing of an annual report to an account by calling Aetna’s Transfer Agent at 1-800-446-2617. If you own shares through a stockbroker, bank or other holder of record and received more than one 2014 Aetna Annual Report, Financial Report to Shareholders, please contact the holder of record to eliminate duplicate mailings.

“Householding” occurs when a single copy of our annual report and proxy statement is sent to any household at which two or more shareholders reside if they appear to be members of the same family. This procedure reduces our printing and mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards, and householding will not affect the mailing of account statements or special notices in any way. We do not currently household for registered shareholders, but we plan to begin householding for registered shareholders in 2016. If you are a registered shareholder, please check the appropriate box on your proxy card or when you vote by Internet or phone if you would like to participate in our householding program. A number of brokerage firms have instituted householding for shares held in street name.

What If a Director Nominee Is Unwilling or Unable to Serve?

If for any reason one or more of Aetna’s nominees is not available to be a candidate for Director, the persons named as proxy holders on your proxy card may vote your shares for such other candidate or candidates as may be nominated by the Board, or the Board may reduce the number of Directors to be elected.

What Happens If Additional Proposals Are Presented at the Meeting?

Other than the election of Directors and the other proposals described in this Proxy Statement, Aetna has not received proper notice of, and is not aware of, any matters to be presented for a vote at the Annual Meeting. If you grant a proxy using your proxy card, the persons named as proxies on your proxy card, or any of them, will have discretion to, and intend to, vote your shares according to their best judgment on any additional proposals or other matters properly presented for a vote at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place.

68	AETNA INC. - 2015 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Can I Propose Actions for Consideration at Next Year’s Annual Meeting of Shareholders or Nominate Individuals to Serve as Directors?

Yes. You can submit proposals for consideration at future annual meetings, including Director nominations.

•

SHAREHOLDER PROPOSALS: In order for a shareholder proposal to be considered for inclusion in Aetna’s proxy statement for the 2016 Annual Meeting, the written proposal must be RECEIVED by Aetna’s Corporate Secretary no later than the close of business Eastern time on December 4, 2015. Such proposals must be sent to: Corporate Secretary, Aetna Inc., 151 Farmington Avenue, RW61, Hartford, CT 06156. Such proposals also will need to comply with the SEC’s rules and regulations, namely Rule 14a-8 under the Securities Exchange Act of 1934, as amended, regarding the inclusion of shareholder proposals in Aetna-sponsored proxy materials.

In order for a shareholder proposal to be raised from the floor during the 2016 Annual Meeting instead of being submitted for inclusion in Aetna’s proxy statement, the shareholder’s written notice must be RECEIVED by Aetna’s Corporate Secretary at least 90 calendar days before the date of the 2016 Annual Meeting and must contain the information required by Aetna’s By-Laws. Please note that the 90-day advance notice requirement relates only to matters a shareholder wishes to bring before the 2016 Annual Meeting from the floor. It does not apply to proposals a shareholder wishes to have included in Aetna’s proxy statement; that procedure is explained in the immediately preceding paragraph.

•

NOMINATION OF DIRECTOR CANDIDATES: You may propose Director candidates for consideration by the Nominating Committee. In addition, Aetna’s By-Laws permit shareholders to nominate Directors for consideration at a meeting of shareholders at which one or more Directors are to be elected. In order to nominate a Director candidate at the 2016 Annual Meeting, the shareholder’s written notice must be RECEIVED by Aetna’s Corporate Secretary at least 90 calendar days before the date of the 2016 Annual Meeting and must contain the information required by Aetna’s By-Laws. (Please see “Consideration of Director Nominees-Director Qualifications” on page 11 for a description of qualifications that the Board believes are required for Board nominees.)

•

COPY OF BY-LAW PROVISIONS: You may contact the Corporate Secretary at Aetna’s headquarters, 151 Farmington Avenue, RW61, Hartford, CT 06156, for a copy of the relevant provisions of Aetna’s By-Laws regarding the requirements for making shareholder proposals and nominating Director candidates. You also can visit Aetna’s website at www.aetna.com/governance to review and download a copy of Aetna’s By-Laws.

Can Shareholders Ask Questions at the Annual Meeting?

Yes. You can ask questions regarding each of the items to be voted on when those items are discussed at the Annual Meeting. Shareholders also will have an opportunity to ask questions of general interest at the end of the Annual Meeting.

Who Counts the Votes Cast at the Annual Meeting?

Votes are counted by employees of Broadridge Financial Solutions, Inc. and certified by the judge of election for the Annual Meeting who is an employee of Governance Consulting Services, LLC, an independent consultant of Broadridge Financial Solutions, Inc. The judge will determine the number of shares outstanding and the voting power of each share, determine the shares represented at the Annual Meeting, determine the existence of a quorum, determine the validity of proxies and ballots, count all votes and determine the results of the actions taken at the Annual Meeting.

Is My Vote Confidential?

Yes. The vote of each shareholder is held in confidence from Aetna’s Directors, officers and employees except (a) as necessary to meet applicable legal requirements (including stock exchange listing requirements) and to assert or defend claims for or against Aetna and/or one or more of its consolidated subsidiaries, (b) as necessary to assist in resolving any dispute about the authenticity or accuracy of a proxy card, consent, ballot, authorization or vote, (c) if there is a contested proxy solicitation, (d) if a shareholder makes a written comment on a proxy card or other means of voting or otherwise communicates to management, or (e) as necessary to obtain a quorum.

AETNA INC. - 2015 Proxy Statement	69

ADDITIONAL INFORMATION

Contact Information

If you have questions or need more information about the Annual Meeting, write to:

Office of the Corporate Secretary

Aetna Inc.

151 Farmington Avenue, RW61

Hartford, CT 06156

or email us at shareholderrelations@aetna.com.

For information about your record holdings or Computershare Investment Plan account, call Computershare Trust Company, N.A. at 1-800-446-2617 or access your account via the Internet at www.computershare.com/investor. We also invite you to visit Aetna’s website at www.aetna.com. Website addresses, hyperlinks and QR codes are included for reference only. The information contained on websites referred to and/or linked to in this Proxy Statement (other than Aetna’s website to the extent specifically referred to herein as required by the SEC’s rules) is not part of this proxy solicitation and is not incorporated by reference into this Proxy Statement or any other proxy materials. References to competitors and other companies throughout this Proxy Statement are for illustrative or comparison purposes only and do not indicate that these companies are Aetna’s only competitors or are Aetna’s closest competitors.

Financial Statements

The 2014 Aetna Annual Report, Financial Report to Shareholders (the “Annual Report”) includes the Report of Independent Registered Public Accounting Firm, which includes an opinion on the Company’s consolidated financial statements as of December 31, 2014 and 2013 and for each of the three years in the three-year period ending December 31, 2014, as well as an opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014. The Annual Report also contains Management’s Discussion and

Analysis of Financial Condition and Results of Operations together with the Consolidated Financial Statements and related Notes as of December 31, 2014 and 2013 and for each of the three years in the three-year period ending December 31, 2014. Other information provided in the Annual Report includes Management’s Report on Internal Control Over Financial Reporting, Selected Financial Data for the most recent five years, Quarterly Financial Data for 2014 and 2013 and a Corporate Performance Graph.

SEC Form 10-K

Shareholders may obtain a copy of Aetna’s 2014 Annual Report on Form 10-K filed with the SEC, including the financial statements and the financial statement schedules, without charge by calling 1-800-237-4273, by visiting Aetna’s website at www.aetna.com or by mailing a written request to Judith H. Jones, Aetna’s Corporate Secretary, at 151 Farmington Avenue, RW61, Hartford, CT 06156.

By order of the Board of Directors,

Judith H. Jones

Vice President and Corporate Secretary

April 3, 2015

70	AETNA INC. - 2015 Proxy Statement

ADMISSION AND TICKET REQUEST PROCEDURE

Admission

Admission is limited to shareholders of record at the close of business on March 13, 2015, or one individual designated as a shareholder’s authorized proxy holder or one representative designated in writing to present a shareholder proposal. In each case, the individual must have an admission ticket and valid government issued photo identification (e.g., a driver’s license or a passport) to be admitted to the Annual Meeting.

Ticket Request Deadline

Ticket requests must include all information specified in the applicable table below and be submitted in writing and received by Aetna on or before May 8, 2015. No requests will be processed after that date.

To Submit a Request

Submit ticket requests by mail to Office of the Corporate Secretary, 151 Farmington Avenue, RW61, Hartford, CT 06156 or by facsimile to 860-293-1361. Ticket requests will not be accepted by telephone or e-mail.

Authorized Proxy Representative

A shareholder may appoint a representative to attend the Annual Meeting and/or vote on his/her behalf. The admission ticket must be requested by the shareholder but will be issued in the name of the authorized representative. Individuals holding admission tickets that are not issued in their name will not be admitted to the Annual Meeting. The shareholder information specified below and a written proxy authorization must accompany the ticket request.

Proponent of a Shareholder Proposal

For each shareholder proposal included in this Proxy Statement, the shareholder sponsor should notify the Company in writing of the individual authorized to present the proposal on behalf of the shareholder at the Annual Meeting. One admission ticket will be issued for the designated representative if the advance registration instructions on this page and page 66 are followed. Shareholder sponsors and their designated representatives must have an admission ticket to be admitted to the Annual Meeting.

Registered Shareholders For ownership verification provide:	Beneficial Holders For ownership verification provide one of the following:	401(k) Holders For ownership verification provide:

Option A

•  Name(s) of shareholder;

•  Address;

•  Phone number; and

•  Shareholder account number or social security number

Option B

•  A copy of your proxy card or notice showing shareholder name and address

Also include:

•  Name of authorized proxy representative, if applicable

•  Address where ticket should be mailed

•  A copy of your March 2014 brokerage account statement showing Aetna share ownership as of the record date (3/13/15); or

•  A letter from your broker, bank or other nominee verifying your record date (3/13/15) ownership; or

•  A copy of your brokerage account voting instruction card showing shareholder name and address

Also include:

•  Name of authorized proxy representative, if applicable

•  Address where ticket should be mailed and phone number

• Name; • Address; and • Phone number Also include: • Address where ticket should be mailed

AETNA INC. - 2015 Proxy Statement	71

ANNEX A

Reconciliation of Certain Amounts to the Most Directly

Comparable GAAP Measure

Operating earnings and operating earnings per share exclude from net income attributable to Aetna amortization of other acquired intangible assets, net realized capital gains and losses and other items, if any, that neither relate to the ordinary course of our business nor reflect our underlying business performance. Although the excluded items may recur, management believes that operating earnings and operating earnings per share provide a more useful comparison of Aetna’s underlying business performance from period to period. Management uses operating earnings to assess business performance and to make decisions regarding Aetna’s operations and allocation of resources among Aetna’s businesses. Operating earnings is also the measure reported to the Chief Executive Officer for these purposes. Refer below for a reconciliation of operating earnings and operating earnings per share to the most directly comparable Generally Accepted Accounting Principles (“GAAP”) measure. Non-GAAP financial measures we disclose, such as operating earnings, operating earnings per share, operating revenue, pretax operating margin, adjusted operating earnings per share, adjusted revenue, and G&A as a % of revenue should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP.

The following is a reconciliation of operating earnings and operating earnings per share to the most directly comparable GAAP measure for the years ended December 31, 2014 through 2010:

(Millions, except per common share data)		2014	2013	2012	2011	2010
Reconciliation to Net Income Attributable to Aetna
Operating earnings	(A)	$2,404.6	$2,241.1	$1,861.9	$2,044.2	$1,617.3
Transaction, integration-related and restructuring costs, net of tax		(134.2)	(233.5)	(25.4)	—	(43.1)
Loss on early extinguishment of long-term debt, net of tax		(117.8)	—	(55.2)	—	—
Pension settlement charge, net of tax		(72.5)	—	—	—	—
Release of litigation-related reserve, net of tax		67.0	—	—	—	—
Charge for changes in life insurance claim payment practices, net of tax		—	(35.7)	—	—	—
Reduction of reserve for anticipated future losses on discontinued products, net of tax		—	55.9	—	—	—
Reversal of allowance and gain on sale of reinsurance recoverable, net of tax		—	32.1	—	—	—
Litigation-related settlement, net of tax		—	—	(78.0)	—	—
Severance and/or facilities charge, net of tax		—	—	(24.1)	—	(30.8)
Voluntary early retirement program, net of tax		—	—	—	(89.1)	—
Litigation-related insurance proceeds, net of tax		—	—	—	—	101.5
Amortization of other acquired intangible assets, net of tax		(158.2)	(139.5)	(92.3)	(78.5)	(61.9)
Net realized capital gains (losses), net of tax		51.9	(6.8)	71.0	109.1	183.8
Net income attributable to Aetna (GAAP measure)	(B)	$2,040.8	$1,913.6	$1,657.9	$1,985.7	$1,766.8

Operating Earnings Per Share
Weighted-average common shares — diluted	(C)	359.1	359.2	345.0	380.2	422.9

Operating earnings per share	(A)/(C)	$6.70	$6.24	$5.40	$5.38	$3.82

Net income per share attributable to Aetna (GAAP measure)	(B)/(C)	$5.68	$5.33	$4.81	$5.22	$4.18

In order to provide useful information regarding Aetna’s profitability on a basis comparable to others in the industry, without regard to financing decisions, income taxes or amortization of other acquired intangible assets (each of which may vary for reasons not directly related to the performance of the underlying business), Aetna’s pretax operating margin is based on operating earnings excluding interest expense and income taxes. Management also uses pretax operating margin to assess Aetna’s performance, including performance versus competitors.

AETNA INC. - 2015 Proxy Statement	A-1

ANNEX A

The following is a reconciliation of Aetna’s pretax operating margin to the most directly comparable GAAP measure for the year ended December 31, 2014:

(Millions)		2014
Reconciliation to Income Before Income Taxes
Operating earnings before income taxes, excluding interest expense	(D)	$4,382.7
Interest expense		(329.3)
Transaction and integration-related costs		(200.7)
Loss on early extinguishment of long-term debt		(181.2)
Pension settlement charge		(111.6)
Release of litigation-related reserve		103.0
Amortization of other acquired intangible assets		(243.4)
Net realized capital gains		80.4
Income before income taxes (GAAP measure)		$3,499.9

		2014
Reconciliation of Revenue
Operating revenue, excluding net investment income (“adjusted revenue”)		$56,976.9
Net investment income		945.9
Operating revenue (excludes net realized capital gains)	(E)	57,922.8
Net realized capital gains		80.4
Total revenue (GAAP measure)	(F)	$58,003.2

Operating Margin
Pretax operating margin	(D)/(E)	7.6%
After-tax net income margin (GAAP measure)	(B)/(F)	3.5%

Under our annual bonus program (the “ABP”), bonus pool funding is determined by the Committee on Compensation and Talent Management using non-GAAP metrics to measure actual performance. The following is a reconciliation of the actual performance metrics used in determining the bonus pool funding to the most directly comparable GAAP measure for the year ended December 31, 2014:

(Millions)		2014
Operating earnings per share, excluding pension expense (“adjusted operating earnings per share”)		$6.55
Financing component of pension and other postretirement employee benefit plan expense, net of tax		.15
Operating earnings per share		6.70
Transaction and integration-related costs, net of tax		(.38)
Loss on early extinguishment of long-term debt, net of tax		(.33)
Pension settlement charge, net of tax		(.20)
Release of litigation-related reserve, net of tax		.19
Amortization of other acquired intangible assets, net of tax		(.44)
Net realized capital gains, net of tax		.14
Net income attributable to Aetna (GAAP measure)		$5.68

(Millions)		2014
Operating expenses, excluding incentive compensation expense, selling expense and other items	(G)	$8,639.7
Incentive compensation expense		335.7
Selling expenses		1,653.0
Transaction and integration-related costs		200.7
Pension settlement charge		111.6
Release of litigation-related reserve		(103.0)
Total operating expenses (GAAP measure)	(H)	$10,837.7

Adjusted operating expense ratio (“G&A as a % of Revenue”)	(G)/(E)	14.9%
Total operating expense ratio (GAAP measure)	(H)/(F)	18.7%

A-2	AETNA INC. - 2015 Proxy Statement

ANNEX B

Directions to the JW Marriott Miami, in Miami, Florida

From Miami International Airport

1109 Brickell Avenue

Miami, Florida 33131 USA

Head south toward Miad Circle

Travel 0.6 miles.

Continue straight onto NW 21st St.

Take the ramp and take exit 4 toward Florida 953 S/Le Jeune Rd/Coral Cables/Florida 836.

Travel 0.4 miles and merge onto FL-953 S/NW 42nd Ave/S Le Jeune Rd via the ramp on the left to FL-836 W.

Travel 0.3 miles and merge onto FL-836 E via the ramp to Downtown (partial toll road).

Travel 3.9 miles and take the exit onto I-95 S toward Downtown.

Travel 1.2 miles and take exit 2C on the left for Miami Ave toward Downtown.

Travel 0.3 miles and merge onto Downtown Distributor (signs for US-1 N/Biscayne Blvd).

Travel 0.3 miles and turn right onto SE 2nd Ave.

Travel 0.2 miles. SE 2nd Ave turns slightly left and becomes Brickell Ave.

Travel 0.2 miles and turn left onto SE 8th St/Carlos Arboleya Blvd.

Take the 1st right onto Brickell Bay Dr.

Travel 0.3 miles and take the 2nd right onto SE 12th St.

Turn right onto Brickell Ave.

The hotel will be on the right.

AETNA INC. - 2015 Proxy Statement	B-1

The Aetna Way is an expression of why we exist,

what we are trying to achieve and what we believe in.

Everything we do at Aetna starts with our values — a clear, strongly held set of core beliefs that reflect who we are and what you can expect from us.

151 Farmington Avenue

Hartford, Connecticut 06156

Visit our Investor Relations website www.aetna.com/about-us/investor-information.html

Read our 2014 Corporate Responsibility Report www.aetna.com/about-aetna-insurance/document-library/corporate-responsibility.pdf

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THE AETNA STORY: Building healthier communities, a healthier nation and a healthier world.

Founded in 1853 in Hartford, Connecticut, Aetna is one of the nation’s leading diversified health care benefits companies. We help people achieve health and financial security by offering a broad range of traditional, voluntary and consumer-directed health insurance products and related services, including medical, pharmacy, dental, behavioral health, group life and disability plans, and medical management capabilities, Medicaid health care management services, workers’ compensation administrative services and health information technology products and services.

We currently serve approximately 46 million people with information and resources to help them make better informed decisions about their health care. Our customers include employer groups, individuals, college students, part-time and hourly workers, health plans, governmental units, government-sponsored plans, labor groups and expatriates.

We believe everyone deserves easy access to cost-effective, high-quality health care. That’s why we are working to transform the health care system. Our goal is simple we want to create healthier communities, a healthier nation and a healthier world.

AETNA INC. 151 FARMINGTON AVENUE, RW61 HARTFORD, CT 06156-3215	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 14, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

If you are calling from the United States or Puerto Rico, use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 14, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M81028-P61105             KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AETNA INC.

The Board of Directors recommends a vote FOR each of the nominees.

1.	Election of Directors		For	Against	Abstain
Nominees:

	1a.	Fernando Aguirre	☐	☐	☐

	1b.	Mark T. Bertolini	☐	☐	☐

	1c.	Frank M. Clark	☐	☐	☐

	1d.	Betsy Z. Cohen	☐	☐	☐

	1e.	Molly J. Coye, M.D.	☐	☐	☐

	1f.	Roger N. Farah	☐	☐	☐

	1g.	Barbara Hackman Franklin	☐	☐	☐

	1h.	Jeffrey E. Garten	☐	☐	☐

	1i.	Ellen M. Hancock	☐	☐	☐

	1j.	Richard J. Harrington	☐	☐	☐

	1k.	Edward J. Ludwig	☐	☐	☐

	1l.	Joseph P. Newhouse	☐	☐	☐

	1m.	Olympia J. Snowe	☐	☐	☐

The Board of Directors recommends a vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Approval of the Appointment of the Independent Registered Public Accounting Firm	☐	☐	☐

3.	Approval of the Company’s Executive Compensation on a Non-Binding Advisory Basis	☐	☐	☐

The Board of Directors recommends a vote AGAINST proposals 4A and 4B.

4A.	Shareholder Proposal on Political Contributions-Disclosure	☐	☐	☐

4B.	Shareholder Proposal on Executives to Retain Significant Stock	☐	☐	☐

NOTE: The proxies may vote in their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof.

HOUSEHOLDING CONSENT

Please indicate if you consent to receive a single copy of future notices of shareholder meetings, proxy statements and annual reports to shareholders for your household (Please note that each registered shareholder in your household will need to consent to this option.)

		☐ Yes	☐ No

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or other form of entity, please sign in the full name of the entity, by a duly authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2015 Annual Meeting of Shareholders of Aetna Inc. and any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2015 ANNUAL MEETING OF SHAREHOLDERS

OF

AETNA INC.

FRIDAY, MAY 15, 2015, 9:30 AM EASTERN TIME

JW MARRIOTT MIAMI

1109 BRICKELL AVENUE

MIAMI, FL 33131

Your vote is important to us. You may vote your proxy by Internet, telephone or mail. Please vote your proxy at your earliest convenience even if you plan to attend the Annual Meeting. Voting instructions appear on the reverse side of this card. Your vote is held in confidence by the Company’s outside tabulator, Broadridge Financial Solutions, Inc.

NOTE: If you plan to attend the meeting, you must follow the admission and ticket request procedure in the 2015 Proxy Statement. Aetna’s Corporate Secretary must receive your written request for an admission ticket on or before May 8, 2015. You must present your admission ticket along with a government-issued photo identification (e.g., a driver’s license or passport) in order to be admitted to the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL MEETING: The Aetna Inc. 2015 Notice of Annual Meeting and Proxy Statement and the Aetna Inc. 2014 Annual Report, Financial Report to Shareholders are available at www.aetna.com/proxymaterials.

M81029-P61105

Proxy – Aetna Inc.

2015 Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF AETNA’S BOARD OF DIRECTORS.

The undersigned hereby appoints Barbara Hackman Franklin, Ellen M. Hancock, and Edward J. Ludwig, and each of them, the proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned at the 2015 Annual Meeting of Shareholders of Aetna Inc. to be held on May 15, 2015 and at any adjournment or postponement thereof, and directs said proxies to vote as specified herein on the items specified in this proxy, and in their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN ITEM 1, FOR ITEMS 2 and 3 AND AGAINST ITEMS 4A and 4B.

If you vote by telephone or the Internet, please DO NOT mail back this Proxy Card.

THANK YOU FOR VOTING

(Items to be voted appear on reverse side of this Proxy Card.)

AETNA INC.

ANNUAL MEETING

FOR SHAREHOLDERS AS OF MARCH 13, 2015

TO BE HELD ON MAY 15, 2015

Your vote is important. Thank you for voting.

Read the Proxy Statement and have the voting instruction form below in hand. Please note that the telephone and Internet voting turns off at 11:59 p.m. ET on May 14, 2015.

Vote by Internet:                 www.proxyvote.com

Vote by Phone:                    1-800-454-8683

Vote by Mail:                      Use the envelope enclosed

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M81040-P60622

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL MEETING. The following materials are available at www.proxyvote.com:

The Aetna Inc. 2015 Notice of Annual Meeting and Proxy Statement and Aetna Inc. 2014 Annual Report, Financial Report to Shareholders.

The Board of Directors recommends a vote FOR each of the nominees.

1.	Election of Directors		For	Against	Abstain
Nominees:

	1a.	Fernando Aguirre	☐	☐	☐

	1b.	Mark T. Bertolini	☐	☐	☐

	1c.	Frank M. Clark	☐	☐	☐

	1d.	Betsy Z. Cohen	☐	☐	☐

	1e.	Molly J. Coye, M.D.	☐	☐	☐

	1f.	Roger N. Farah	☐	☐	☐

	1g.	Barbara Hackman Franklin	☐	☐	☐

	1h.	Jeffrey E. Garten	☐	☐	☐

	1i.	Ellen M. Hancock	☐	☐	☐

	1j.	Richard J. Harrington	☐	☐	☐

	1k.	Edward J. Ludwig	☐	☐	☐

	1l.	Joseph P. Newhouse	☐	☐	☐

	1m.	Olympia J. Snowe	☐	☐	☐

PLEASE “X” HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON		☐

The Board of Directors recommends a vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Approval of the Appointment of the Independent Registered Public Accounting Firm	☐	☐	☐

3.	Approval of the Company’s Executive Compensation on a Non-Binding Advisory Basis	☐	☐	☐

The Board of Directors recommends a vote AGAINST proposal 4A and 4B.

4A.	Shareholder Proposal on Political Contributions-Disclosure	☐	☐	☐

4B.	Shareholder Proposal on Executives to Retain Significant Stock	☐	☐	☐

NOTE: The proxies may vote in their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

AETNA INC. 151 FARMINGTON AVENUE, RW61 HARTFORD, CT 06156-3215	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 12, 2015. Have your Voting Instruction Card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Aetna in mailing proxy materials, you can consent to receiving all future proxy statements, Voting Instruction Cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

If you are calling from the United States or Puerto Rico, use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 12, 2015. Have your Voting Instruction Card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your Voting Instruction Card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M81030-Z64932            KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

AETNA INC.

The Board of Directors recommends a vote FOR each of the nominees.

1.	Election of Directors		For	Against	Abstain
Nominees:

	1a.	Fernando Aguirre	☐	☐	☐

	1b.	Mark T. Bertolini	☐	☐	☐

	1c.	Frank M. Clark	☐	☐	☐

	1d.	Betsy Z. Cohen	☐	☐	☐

	1e.	Molly J. Coye, M.D.	☐	☐	☐

	1f.	Roger N. Farah	☐	☐	☐

	1g.	Barbara Hackman Franklin	☐	☐	☐

	1h.	Jeffrey E. Garten	☐	☐	☐

	1i.	Ellen M. Hancock	☐	☐	☐

	1j.	Richard J. Harrington	☐	☐	☐

	1k.	Edward J. Ludwig	☐	☐	☐

	1l.	Joseph P. Newhouse	☐	☐	☐

	1m.	Olympia J. Snowe	☐	☐	☐

The Board of Directors recommends a vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Approval of the Appointment of the Independent Registered Public Accounting Firm	☐	☐	☐

3.	Approval of the Company’s Executive Compensation on a Non-Binding Advisory Basis	☐	☐	☐

The Board of Directors recommends a vote AGAINST proposals 4A and 4B.

4A.	Shareholder Proposal on Political Contributions-Disclosure	☐	☐	☐

4B.	Shareholder Proposal on Executives to Retain Significant Stock	☐	☐	☐

NOTE: The trustee may vote in its discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or other form of entity, please sign in the full name of the entity, by a duly authorized officer. The signer hereby revokes all voting instructions heretofore given by the signer with respect to the shares represented hereby to be voted at the 2015 Annual Meeting of Shareholders of Aetna Inc. and any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2015 ANNUAL MEETING OF SHAREHOLDERS

OF

AETNA INC.

FRIDAY, MAY 15, 2015, 9:30 AM EASTERN TIME

JW MARRIOTT MIAMI

1109 BRICKELL AVENUE

MIAMI, FL 33131

Your vote is important to us. You may provide voting instructions by Internet, telephone or mail. Please provide your voting instructions at your earliest convenience even if you plan to attend the Annual Meeting. Voting instructions appear on the reverse side of this card. Your individual voting instructions are held in confidence.

NOTE: If you plan to attend the meeting, you must follow the admission and ticket request procedure in the 2015 Proxy Statement. Aetna’s Corporate Secretary must receive your written request for an admission ticket on or before May 8, 2015. You must present your admission ticket along with a government-issued photo identification (e.g., a driver’s license or passport) in order to be admitted to the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL MEETING: The Aetna Inc. 2015 Notice of Annual Meeting and Proxy Statement and the Aetna Inc. 2014 Annual Report, Financial Report to Shareholders and Letter to the 401(k) Plan Participants are available at www.aetna.com/proxymaterials.

M81031-Z64932

Voting Instructions – Aetna Inc.

2015 Annual Meeting of Shareholders

THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF STATE STREET BANK AND TRUST COMPANY

TO: Participants in the Aetna 401(k) Plan and/or Aetna Affiliate 401(k) Plan:

This Voting Instruction Card constitutes the confidential voting instructions of the participants in the Aetna 401(k) Plan (“Aetna Plan”) and Aetna Affiliate 401(k) Plan (“Affiliate Plan”) (each a “Plan”, and collectively, the “Plans”), who have the right to instruct the trustee under each Plan to vote the shares of common stock of Aetna Inc. held under the respective Plans on their behalf, in accordance with the terms of the respective Plans and to vote those shares in accordance with your instructions at the Annual Meeting of Shareholders of Aetna Inc. to be held on May 15, 2015, and at any adjournment or postponement thereof. State Street Bank and Trust Company is the trustee under the Aetna Plan and the Affiliate Plan. Please indicate by checking the appropriate box how you want these shares to be voted by the trustee and return this card to the trustee in the envelope provided. We would like to remind you that your individual voting instructions are held in the strictest confidence and will not be disclosed to Aetna. If you fail to provide voting instructions to the applicable trustee by 11:59 p.m. Eastern Time on May 12, 2015, by telephone, by Internet, or by completing, signing and returning this card, the applicable trustee will vote the shares held on your behalf in the same manner and proportion as those shares for which that trustee receives proper and timely instructions.

If you vote by telephone or the Internet, please DO NOT mail back this Voting Instruction Card.

THANK YOU FOR VOTING

(Items to be voted appear on reverse side.)